                                       As filed pursuant to Rule 424(b)(2)
                                       Registration No. 033-84894


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 13, 1996)

                           $276,159,000 (APPROXIMATE)
                   MLCC MORTGAGE INVESTORS, INC., TRANSFEROR
            ML REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES,
                                 SERIES 1996-2
   PRINCIPAL AND INTEREST PAYABLE ON THE 25TH DAY OF EACH MONTH, BEGINNING IN
                                 DECEMBER 1996
                   MERRILL LYNCH CREDIT CORPORATION, SERVICER
                            ------------------------

    The ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2 (the "CERTIFICATES") will represent undivided interests in the ML Revolving Home Equity Loan Trust 1996-2 (the "TRUST"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "AGREEMENT") among MLCC Mortgage Investors, Inc. (the "TRANSFEROR"), Merrill Lynch Credit Corporation (referred to as "MLCC" or the "SERVICER"), an affiliate of the Transferor, and Bankers Trust Company of California, N.A., as trustee (the "TRUSTEE"). The property of the Trust (the "TRUST FUND") will consist primarily of a pool (the "MORTGAGE POOL") of certain balances assigned to the Trust ("TRUST BALANCES") of home equity revolving credit line loans (the "MORTGAGE LOANS") made under home equity revolving credit line loan agreements (the "CREDIT LINE AGREEMENTS"). The Mortgage Loans are secured by mortgages on one- to four-family residential properties. As of November 1, 1996 (the "CUT-OFF DATE"), approximately 40.49% of the Mortgage Loans by principal balance are first mortgages and substantially all of the remainder are second mortgages. The Mortgage Loans were originated by or for MLCC in the ordinary course of its real estate lending activities. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated November 13, 1996 attached hereto (the "PROSPECTUS").

    The aggregate undivided interest in the Trust Fund represented by the Certificates will, as of the Closing Date, represent approximately 98% of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust Fund not represented by the Certificates (the "TRANSFEROR INTEREST") will be initially equal to approximately $5,636,208, which as of the Closing Date is approximately 2% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.

                                     (LOGO)

    On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Certificate Account, distributions with respect to interest and principal calculated as set forth herein. The Certificates will not be insured or guaranteed by the Transferor, the Servicer, the Trustee or any affiliate thereof. However, on or before the issuance of the Certificates, the Transferor will obtain from AMBAC Indemnity Corporation (the "CERTIFICATE INSURER") a certificate guaranty insurance policy (the "CERTIFICATE INSURANCE POLICY"), relating to the Certificates, in favor of the Trustee. The Certificate Insurance Policy will protect holders of the Certificates against certain shortfalls in amounts due to be distributed at the times and to the extent described herein. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

    Interest on the Certificates will accrue from the Closing Date. Distributions of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "DISTRIBUTION DATE"), beginning in December 1996. On each Distribution Date, distributions with respect to interest will be payable on the aggregate outstanding principal balance of the Certificates at the Certificate Rate described herein which will adjust monthly, beginning with the first Distribution Date, to a rate per annum 0.17% in excess of the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR"), calculated and subject to the maximum rate described herein.
                                                  (Cover continued on next page)
                            ------------------------

    THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, THE SERVICER, THE TRUSTEE OR ANY AFFILIATE THEREOF. THE CERTIFICATES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY ANY OTHER PERSON OR ENTITY (OTHER THAN THE CERTIFICATE INSURER), INCLUDING THE TRANSFEROR, THE SERVICER, THE TRUSTEE OR ANY AFFILIATE THEREOF. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF THE HOLDERS OF THE CERTIFICATES.

     FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE CERTIFICATES, SEE "SPECIAL CONSIDERATIONS AND RISK FACTORS" ON PAGE S-20 HEREIN.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

    The Certificates are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

    The aggregate proceeds to the Transferor from the sale of the Certificates will be approximately $275,192,444, before deducting expenses payable by the Transferor, estimated to be $500,000 in the aggregate. The Underwriter will reimburse the Transferor for approximately $100,000 of such expenses.

    The Underwriter expects to enter into market making transactions in the Certificates and may act as principal or agent in any such transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This Prospectus Supplement and the Prospectus may be used by the Underwriter in connection with such transactions.

    The Certificates offered hereby are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank S.A. and Euroclear on or about November 25, 1996 (the "CLOSING DATE").

                            ------------------------

                              MERRILL LYNCH & CO.
                            ------------------------

          The date of this Prospectus Supplement is November 13, 1996.

(Cover continued from previous page)

     The Transferor Interest will be subordinated to the rights of the Certificateholders to the limited extent of the Transferor Subordinated Amount as described herein.

     The interests of the owners of the Certificates (the "CERTIFICATE OWNERS") will be represented by book-entries on the records of The Depository Trust Company ("DTC") and participating members thereof. See "Description of the Certificates -- Registration of the Certificates" herein.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "UNDERWRITER"), an affiliate of the Transferor and the Servicer, intends to make a secondary market in the Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will provide holders of the Certificates with liquidity of investment at any particular time or for the life of the Certificates. The Certificates will not be listed on any securities exchange.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Transferor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                       REPORTS TO THE CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, unaudited monthly and annual reports, containing information concerning the Trust Fund and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee and Cede & Co., as registered holder of the Certificates and the nominee of DTC. Such reports may be made available to Certificate Owners in accordance with the rules, regulations and procedures creating and affecting DTC. See "Description of the Certificates -- Reports to Holders of the Certificates" and "-- Registration of the Certificates" herein. The Trust does not intend to provide any financial information to the holders of the Certificates which has been examined and reported upon, with an opinion expressed by, an independent public accountant.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Transferor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates made by this Prospectus Supplement are incorporated herein by reference. The Transferor hereby undertakes to provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Corporate Secretary of MLCC Mortgage Investors, Inc., in writing at 4802 Deer Lake Drive East, Jacksonville, Florida 32246, Attention:
General Counsel, or by telephone at (904) 928-6000.

     THE CERTIFICATES OFFERED HEREBY ARE BEING OFFERED BY THE TRANSFEROR FROM TIME TO TIME PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT MODIFY STATEMENTS CONTAINED IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

                            ------------------------

     UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                      SUMMARY OF TERMS OF THE CERTIFICATES

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned them in the Prospectus or elsewhere in this Prospectus Supplement.

SECURITIES OFFERED............   ML Revolving Home Equity Loan Asset Backed
                                   Certificates, Series 1996-2 (the
                                   "CERTIFICATES").

ISSUER........................   ML Revolving Home Equity Loan Trust 1996-2 (the
                                   "TRUST") is the issuer of the Certificates.

TRANSFEROR....................   MLCC Mortgage Investors, Inc., a wholly-owned,
                                   limited purpose subsidiary of the Servicer and an affiliate of the Underwriter, will transfer and assign the Trust Balances of the Mortgage Loans to the Trust Fund in exchange for the Certificates and the Transferor Interest. The Trust Balances of the Mortgage Loans will be acquired by the Transferor from MLCC.

SERVICER......................   Merrill Lynch Credit Corporation, an indirect
                                   wholly-owned subsidiary of Merrill Lynch &
                                   Co., Inc. ("ML & CO.") and an affiliate of the Transferor and the Underwriter, will service the Mortgage Loans.

AGREEMENT.....................   The Certificates will be issued pursuant to a
                                   Pooling and Servicing Agreement (the
                                   "AGREEMENT") dated as of November 1, 1996
                                   (the "CUT-OFF DATE") among the Transferor,
                                   MLCC, as servicer, and Bankers Trust Company of California, N.A., as trustee (the "TRUSTEE").

DESCRIPTION OF THE
CERTIFICATES..................   The Certificates represent an undivided
                                   interest in the Trust Fund. Each Certificate represents the right to receive monthly payments of interest at the variable rate described below (the "CERTIFICATE RATE") and payments of principal at such times and to the extent provided below. Distributions on Certificates will be made on the 25th day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "DISTRIBUTION DATE"), commencing in December 1996, to holders of record of the Certificates in an amount equal to such holder's respective Percentage Interest multiplied by the amount distributed in respect of the Certificates on such Distribution Date.

                                 The initial principal balance of the
                                   Certificates will be $276,159,000 (the
                                   "ORIGINAL CERTIFICATE PRINCIPAL BALANCE")
                                   (approximate). The Certificate Principal
                                   Balance as of any date is equal to the
                                   Original Certificate Principal Balance minus the aggregate amounts actually distributed as principal to Certificateholders. See "Description of the Certificates" herein and in the Prospectus.

                                 The aggregate undivided interest in the Trust
                                   Fund represented by the Certificates as of the date of issuance of the Certificates (the "CLOSING DATE") will equal $276,159,000 (the "ORIGINAL INVESTED AMOUNT"), which represents approximately 98% of the Cut-off Date Pool Balance. Following the Closing Date, the

                                   "INVESTED AMOUNT" with respect to any date will be an amount equal to the Original Invested Amount minus the sum of (i) the total of Principal Collections previously distributed to Certificateholders and (ii) the total of the Investor Loss Amounts for prior Distribution Dates (other than any losses that have been reallocated to the Transferor Interest as described under
                                   "-- Limited Subordination of the Transferor
                                   Interest" below). The Transferor will hold the remaining undivided interest (the "TRANSFEROR INTEREST") in the Trust Balances of the Mortgage Loans, which interest is equal to the Pool Balance minus the Invested Amount and initially will equal approximately 2% of the Cut-off Date Pool Balance.

CERTIFICATE RATE..............   As to any Distribution Date, the per annum rate
                                   equal to LIBOR on the second to the last business day prior to the preceding Distribution Date (or as of November 21, 1996, in the case of the first Distribution
                                   Date) plus 0.17%, subject to a maximum rate described under "Description of the Certificates--Distributions on the
                                   Certificates" herein.

DENOMINATIONS.................   The Certificates will be issuable in minimum
                                   denominations of $25,000 and integral
                                   multiples of $1,000 in excess thereof. The interest in the Trust Fund evidenced by a Certificate (the "PERCENTAGE INTEREST") will be equal to the percentage derived by dividing the denomination of such Certificate by the Original Certificate Principal Balance.

THE TRUST FUND................   The property of the Trust (the "TRUST FUND")
                                   will include: the pool of Trust Balances of the Mortgage Loans made under the Credit Line Agreements and secured by mortgages on one-to four-family residential properties (the "MORTGAGED PROPERTIES") of which approximately 40.49% by Cut-off Date Pool Balance are first mortgages and substantially all of the remainder are second mortgages; collections in respect of the Trust's interest in the Trust Balances of the Mortgage Loans received on or after the Cut-off Date; the Trust's interest in property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise; the Certificate Insurance Policy; the Trust's interest in rights under certain hazard insurance policies covering the Mortgaged Properties, and certain other property relating to the Mortgage Loans, as described more fully herein.

                                 The Trust Fund will include all or a portion of
                                   the unpaid principal balance of each Mortgage Loan as of the Cut-off Date (the "CUT-OFF DATE TRUST BALANCE") plus any additions thereto as a result of advances made pursuant to the applicable Credit Line Agreement (the "ADDITIONAL BALANCE") during the Managed Amortization Period. In the case of any Common Mortgage Loan, the Cut-off Date Trust Balance of such Mortgage Loan excludes the portion thereof owned by one or more Prior Trusts. The aggregate of the Cut-off Date Trust Balances of the Mortgage Loans (the "CUT-OFF DATE POOL BALANCE") is $281,795,208. With respect to any date, the "POOL BALANCE" will be equal to the aggregate of the Trust Balances of the Mortgage Loans as of such date.

TRUST BALANCE.................   The "TRUST BALANCE" of a Mortgage Loan (other
                                   than a Liquidated Mortgage Loan, which has a Trust Balance of zero) on any day is equal to its Cut-off Date Trust Balance, plus the Additional Balances, if any, in respect of such Mortgage Loan arising during the Managed Amortization Period and assigned to the Trust each month, minus all collections credited against the principal balance of such Mortgage Loan (excluding, in the case of any Common Mortgage Loan, any such principal collections applied to reduce the principal balance thereof owned by one or more Prior Trusts) in accordance with the related Credit Line Agreement prior to such day. In certain cases the Cut-off Date Trust Balance of a Mortgage Loan is zero. The "LOAN BALANCE" of a Mortgage Loan on any day is equal to the sum of the Trust Balance and, in the case of a Common Mortgage Loan, the portion of the principal balance of such Mortgage Loan owned by one or more Prior Trusts, and the Additional Balances, if any, in respect of such Mortgage Loan arising during the Rapid Amortization Period and not assigned to the Trust.

ADDITIONAL BALANCES...........   During the Managed Amortization Period, all
                                   Additional Balances will be transferred to and become property of the Trust Fund. The Additional Balances initially will be funded by MLCC. The Pool Balance will generally fluctuate during a Collection Period because the amount of draws by borrowers representing Additional Balances and the amount of principal payments by borrowers will usually differ from day to day. Because the Transferor Interest represents the interest in the Trust Fund not represented by the Certificates, the amount of the Transferor Interest will generally fluctuate during a Collection Period as draws are made and as principal is paid under the Mortgage Loans.

COMMON MORTGAGE LOANS.........   Certain balances outstanding on September 1,
                                   1991 with respect to certain of the Mortgage
                                   Loans were sold by Merrill Lynch Home Equity
                                   Acceptance, Inc. ("MLHEA"), an affiliate of the Transferor, the Servicer and the Underwriter, to ML Home Equity Loan Trust 1991-2 ("TRUST 1991"); certain balances outstanding on February 1, 1993 with respect to certain of the Mortgage Loans were sold by MLHEA to ML Home Equity Loan Trust 1993-1 ("TRUST 1993"); certain balances outstanding on April 1, 1994 with respect to certain of the Mortgage Loans were sold by MLHEA to ML Home Equity Loan Trust 1994-1 ("TRUST 1994-1"); certain balances outstanding on September 1, 1994 with respect to certain of the Mortgage Loans were sold by the Transferor to ML Home Equity Loan Trust 1994-2 ("TRUST 1994-2"); certain balances outstanding on March 1, 1995 with respect to certain of the Mortgage Loans were sold by the Transferor to ML Home Equity Loan Trust 1995-1 ("TRUST 1995-1"); and certain balances outstanding on October 1, 1995 with respect to certain of the Mortgage Loans were sold by the Transferor to ML Home Equity Loan Trust 1995-2 ("TRUST 1995-2" and, together with Trust 1991, Trust 1993, Trust

                                   1994-1, Trust 1994-2 and Trust 1995-1, the
                                   "PRIOR TRUSTS"). Mortgage Loans with balances sold to one or more of the Prior Trusts are referred to as "COMMON MORTGAGE LOANS". The Certificates will not represent an interest in the portion of a Common Mortgage Loan owned by one or more of the Prior Trusts.

                                 The Trust Fund includes 3,568 Common Mortgage
                                   Loans having $43,706,904 in aggregate Trust
                                   Balances which represent 15.51% of all the Trust Balances sold and assigned to the Trust Fund. See the table captioned "Data on Common Mortgage Loans" under "The Mortgage Loan Pool" herein. MLCC, which will act as servicer for the Trust Fund, also acts as servicer for each of the Prior Trusts. Bankers Trust Company of California, N.A., which will act as Trustee, also acts as the trustee for each of the Prior Trusts.

THE MORTGAGE LOANS............   The Mortgage Loans are home equity revolving
                                   credit line loans secured by mortgages (of which approximately 40.49% by Cut-off Date Pool Balance are first mortgages and substantially all of the remainder are second mortgages) on residential one- to four-family properties. The Mortgage Loans were originated or acquired by MLCC in the ordinary course of its real estate lending activities or acquired by it in the course of its correspondent lending activities. See "The Mortgage Loan Pool" herein for a description of the Mortgage Loans.

                                 Each Mortgage Loan bears interest at a variable
                                   rate which may change daily or, in certain cases, monthly subject to a maximum per annum interest rate. The combined loan-to-value ratio (the "COMBINED LOAN-TO-VALUE RATIO") (computed at its maximum permitted principal amount or "CREDIT LIMIT" plus the principal balance of any related senior mortgage loan) of each Mortgage Loan, except with respect to 1.88% of the Mortgage Loans by Cut-off Date Pool Balance, which had Combined Loan-to-Value Ratios in excess of 85%, did not exceed 85% at the time of execution of the Credit Line Agreement, based upon an appraisal of the Mortgaged Property obtained by MLCC in the course of processing the loan application. Some of the aforementioned appraisals may have been prepared by Lender's Service, Inc., an affiliate of MLCC. The term to maturity of each Mortgage Loan at origination was ten years. Interest on each Mortgage Loan is payable on the fifteenth day of each month and is computed daily on its outstanding Loan Balance at a floating rate per annum (the "LOAN RATE") equal, at any time, to the extent not limited by its applicable interest rate cap, to a specified margin (the "MARGIN") over the "prime rate" at the time in effect, for such day, as published in The Wall Street Journal. Interest is billed monthly in arrears based on the daily outstanding balance during the related Collection Period. Principal may be drawn down (up to the Credit Limit) or repaid under each Mortgage Loan from time to time. There are no required payments of principal prior to the final maturity of each Mortgage Loan. The entire outstanding principal balance of each

                                   Mortgage Loan is due at maturity. See "The
                                   Mortgage Loan Pool" herein.

                                 The Trust Balances of the Mortgage Loans at the
                                   Cut-off Date ranged from $0 to $2,000,000 and averaged $34,546 for those Mortgage Loans with a Cut-off Date Trust Balance greater than $0. Credit Limits ranged from $5,000 to $5,000,000 and averaged $110,439. The weighted average credit limit utilization rate (computed by dividing the Loan Balance as of the Cut-off Date by the related Credit Limit) was 74.68%. The weighted average remaining term to stated maturity at the Cut-off Date was 100 months and the latest scheduled maturity of any Mortgage Loan is October 1, 2006. The weighted average second mortgage ratio for Mortgage Loans in a junior lien position was 42.90%. The "SECOND MORTGAGE RATIO" of a Mortgage Loan is the ratio computed (i) in the case of a Common Mortgage Loan, by dividing the difference between (a) its Credit Limit and (b) the total Prior Trust balance as of the Cut-off Date of such Common Mortgage Loan, by the sum of its Credit Limit and the outstanding balances of any senior mortgages as of the date of the origination of such Common Mortgage Loan, and (ii) in the case of any other Mortgage Loan, by dividing its Credit Limit by the sum of its Credit Limit and the outstanding balances of any senior mortgages as of the date of the origination of such Mortgage Loan.

                                 The borrowers obligated on approximately 15.27%
                                   of the Mortgage Loans by Cut-off Date Pool
                                   Balance are employees or independent
                                   contractors of ML & Co. or subsidiaries
                                   thereof. See "MLCC and Its Equity Access(@)
                                   Program" herein.

                                 The Mortgage Loans are covered by standard
                                   hazard insurance policies insuring against losses due to fire and various other causes. See "Description of the
                                   Certificates -- Servicing and Hazard
                                   Insurance" herein.

                            SUMMARY OF MORTGAGE LOAN
                     CHARACTERISTICS AS OF THE CUT-OFF DATE
                                 (APPROXIMATE)

Pool Balance..............................................................       $281,795,208
Number of Mortgage Loans..................................................              9,455
Number of Mortgage Loans with a $0 Cut-off Date Trust Balance.............              1,298
Weighted Average Loan Rate................................................              9.476%
Weighted Average Maximum Loan Rate(1).....................................              15.84%
Weighted Average Margin...................................................              1.226%
Range of Margins..........................................................    0.000% to 2.000%
Weighted Average Combined Loan-to-Value Ratio at Origination..............              68.24%
Weighted Average Remaining Term to Stated Maturity........................         100 months
Range of Remaining Terms to Stated Maturity...............................    3 to 119 months
Range of Trust Balances...................................................   $0 to $2,000,000
Average Trust Balance(2)..................................................            $34,546
Latest Maturity Date......................................................    October 1, 2006
Weighted Average Credit Limit Utilization Rate............................              74.68%
Weighted Average Second Mortgage Ratio....................................              42.90%

---------------

(1) For those Mortgage Loans subject to specified lifetime interest rate caps.
(2) For those Mortgage Loans with a Cut-off Date Trust Balance greater than $0.

REMOVAL OF CERTAIN
  MORTGAGE LOANS..............   The Transferor may, but shall not be obligated
                                   to, remove from the Trust Fund on the last business day of any Collection Period (a "REMOVAL DATE") during the Managed Amortization Period, the entire Trust Balance of certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including:

                                   (i)   the Transferor Interest as of the
                                         Removal Date (after giving effect to
                                         such removal) exceeds the Minimum
                                         Transferor Interest;

                                   (ii)  the Transferor shall have delivered to
                                         the Trustee a "MORTGAGE LOAN SCHEDULE"
                                         containing a list of all Mortgage Loans
                                         remaining in the Trust Fund after such
                                         removal;

                                   (iii) the Transferor shall represent and
                                         warrant that no selection procedures
                                         which are adverse to the interests of
                                         the Certificateholders or the
                                         Certificate Insurer were used by the
                                         Transferor in selecting such Mortgage
                                         Loans;

                                   (iv) in connection with the first such
                                        removal of Mortgage Loans, the Rating
                                        Agencies shall have been notified of the proposed transfer and prior to the Removal Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Certificate Insurance Policy; and

                                   (v)  the Transferor shall have delivered to
                                        the Trustee and the Certificate Insurer
                                        an officer's certificate confirming the
                                        conditions set forth in clauses (i)
                                        through (iii) above.

                                 The "MINIMUM TRANSFEROR INTEREST" as of any
                                   date is an amount equal to the lesser of (i)
                                   5% of the Pool Balance on such date and (ii) the Transferor Interest as of the Closing Date.

COLLECTIONS...................   Collections on the Mortgage Loans will be
                                   allocated in accordance with the Credit Line
                                   Agreements between amounts collected in
                                   respect of interest and amounts collected in respect of principal.

                                 As to any Distribution Date, "INTEREST
                                   COLLECTIONS" on the Mortgage Loans will be equal to the aggregate amount collected on the Mortgage Loans during the related Collection Period that is allocated to interest pursuant to the terms of the Credit Line Agreements, including Net Liquidation Proceeds so allocated, reduced by the aggregate Servicing Fee for such Collection Period. As to any Distribution Date, "TRUST INTEREST COLLECTIONS" will be equal to the total amount of the Trust's share of Interest Collections. The Trust's share of Interest Collections for each Mortgage Loan will be the portion of the amount allocated to interest on such Mortgage Loan equal to interest accrued at the Net Loan Rate on the Trust Balance during the related Interest Period. "INTEREST PERIOD" means the monthly period during which interest accrues on the Mortgage Loans. The first Interest Period will be November 1996. As to any Distribution Date, the "COLLECTION PERIOD" is generally the calendar month preceding such Distribution Date. The "NET LOAN RATE" is the Loan Rate minus the Servicing Fee Rate.

                                 As to any Distribution Date, "PRINCIPAL
                                   COLLECTIONS" will be equal to the aggregate amount collected on the Mortgage Loans during the related Collection Period that is allocated to principal pursuant to the terms of the Credit Line Agreements. Principal Collections on a Common Mortgage Loan will be applied first to reduce to zero the applicable portion thereof owned by one or more Prior Trusts before any such collections are applied in reduction of the Trust Balance of such Common Mortgage Loan. As to any Distribution Date, "TRUST PRINCIPAL COLLECTIONS" will be equal to the total amount of the Trust's share of Principal Collections. The Trust's share of Principal Collections on each Mortgage Loan will equal the sum of (i) the amount allocated to principal that was received from the borrower in the related Collection Period (excluding, in the case of a Common Mortgage Loan, principal allocated to reduce the portion of such Common Mortgage Loan owned by one or more Prior Trusts in accordance with the second preceding sentence), (ii) the principal portion of Net Trust Liquidation Proceeds and Trust Insurance Proceeds and
                                   (iii) the principal portion of the Transfer
                                   Deposit Amount of a retransferred Mortgage
                                   Loan.

                                 "NET TRUST LIQUIDATION PROCEEDS" with respect
                                   to a Mortgage Loan are equal to the aggregate of all amounts received upon liquidation of such Mortgage Loan, including insurance proceeds, reduced by related expenses, plus accrued and unpaid interest thereon through the date of liquidation, but not including the portion, if any, of such amount that exceeds the Trust Balance of such Mortgage Loan at the end of the preceding Collection Period.

                                 "TRUST INSURANCE PROCEEDS" with respect to a
                                   Mortgage Loan and Collection Period are the
                                   Trust's share of insurance proceeds paid to the Servicer during such Collection Period pursuant to any insurance policy covering such Mortgage Loan, reduced by related expenses, which (i) are not liquidation proceeds, (ii) are not applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the normal servicing procedures of the Servicer and
                                   (iii) will be applied by the Servicer in reduction of the Loan Balance of such Mortgage Loan, but not including the portion, if any, of such amount that exceeds the Trust Balance of such Mortgage Loan at the end of such Collection Period.

                                 "TRANSFER DEPOSIT AMOUNT" with respect to any
                                   Distribution Date is the amount of cash
                                   required to be deposited in the Certificate
                                   Account by the Servicer to maintain the
                                   Minimum Transferor Interest with respect to a repurchased Defective Mortgage Loan after taking into account any transfer of an Eligible Substitute

                                   Mortgage Loan to the Trust with respect to such Defective Mortgage Loan.

APPLICATION OF CERTIFICATE
INTEREST COLLECTIONS..........   As to any Distribution Date, interest allocable
                                   to the Certificates ("CERTIFICATE INTEREST
                                   COLLECTIONS") will equal the product of Trust Interest Collections and the Floating Allocation Percentage. The remaining amount of Trust Interest Collections will be allocated to the Transferor Interest as more fully described herein.

                                 With respect to any Distribution Date, the
                                   "FLOATING ALLOCATION PERCENTAGE" is the
                                   percentage equivalent of a fraction
                                   determined by dividing the Invested Amount by the Pool Balance as of the beginning of the related Collection Period.

                                 On each Distribution Date, the Certificate
                                   Interest Collections will be applied in the following order of priority:

                                   (i)   to pay the premium for the Certificate
                                         Insurance Policy;

                                   (ii) as payment for the accrued interest due and any overdue accrued interest at the applicable Certificate Rate on the Certificate Principal Balance for the related Accrual Period;

                                   (iii) to pay Certificateholders the "INVESTOR
                                         LOSS AMOUNT" equal to the product of
                                         the Floating Allocation Percentage and
                                         the Liquidation Loss Amount for such
                                         Distribution Date;

                                   (iv) as payment for any Investor Loss Amount
                                        that was not previously (a) paid from
                                        Certificate Interest Collections, (b)
                                        paid from Trust Interest Collections and Trust Principal Collections allocable to the Transferor Interest or reallocated to reduce the Transferor Interest up to the Transferor Subordinated Amount as described under "-- Limited
                                        Subordination of the Transferor
                                        Interest" below, (c) covered by
                                        overcollateralization as described under
                                        "-- Overcollateralization" below or (d)
                                        funded by draws on the Certificate
                                        Insurance Policy;

                                   (v)  to reimburse prior draws from the
                                        Certificate Insurance Policy, together
                                        with interest thereon, and to pay any
                                        fees and expenses owed to the
                                        Certificate Insurer pursuant to the
                                        Insurance Agreement, together with
                                        interest thereon;

                                   (vi) to pay principal on the Certificates
                                        until the Invested Amount exceeds the
                                        Certificate Principal Balance by the
                                        amount, if any, equal to (x) the
                                        Required Amount minus (y) the Transferor
                                        Subordinated Amount (such payment is
                                        referred to as the "ACCELERATED
                                        PRINCIPAL DISTRIBUTION AMOUNT"); and

                                   (vii) to the Transferor.

                                 Payments to Certificateholders pursuant to
                                   clause (ii) will be interest payments on the Certificates. Payments to Certificate-holders pursuant to clauses (iii) and (iv) will be principal payments on the Certificates and will reduce the Certificate Principal Balance. Although payments of the Accelerated Principal Distribution Amount, if any, to Certificateholders pursuant to clause
                                   (vi) will reduce the Certificate Principal
                                   Balance, such payments will not reduce the Invested Amount. Payments to
                                   Certificateholders of Trust Interest
                                   Collections and Trust Principal Collections allocable to the Transferor Interest as described under "-- Limited Subordination of the Transferor Interest" below will also reduce the Certificate Principal Balance. Payments of the Accelerated Principal Distribution Amount are neither guaranteed by the Certificate Insurance Policy nor supported by the Transferor Subordinated Amount.

                                 An "ACCRUAL PERIOD" for any Distribution Date
                                   is the period beginning on the preceding
                                   Distribution Date (or the Closing Date in the case of the first Distribution Date) and ending on the day preceding such Distribution Date.

                                 For each Distribution Date occurring on or
                                   prior to the 30th Distribution Date, the "REQUIRED AMOUNT" will be 2% of the Cut-off Date Pool Balance. For each Distribution Date thereafter, the Required Amount will be the lesser of (i) 2% of the Cut-off Date Pool Balance and (ii) 4% of the outstanding Pool Balance; provided that in no event will the Required Amount be less than a floor amount equal to the greater of (x) 1% of the Cut-off Date Pool Balance and (y) 50% of the aggregate Trust Balances of all Mortgage Loans delinquent 91 days or more as of the end of the related Collection Period. Notwithstanding the foregoing, for each Distribution Date, if the cumulative principal losses on the Trust Balances of the Mortgage Loans as of the end of the related Collection Period exceed 1.25% of the Cut-off Date Pool Balance, then the Required Amount will be 3.75% of the Cut-off Date Pool Balance.

                                 A "LIQUIDATION LOSS AMOUNT" with respect to any
                                   Liquidated Mortgage Loan and Distribution
                                   Date will be the unrecovered Trust Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the principal portion of Net Trust Liquidation Proceeds in connection therewith.

PRINCIPAL PAYMENTS FROM
  PRINCIPAL COLLECTIONS.......   For the period beginning on the first
                                   Distribution Date and, unless a Rapid
                                   Amortization Event shall have earlier
                                   occurred, ending on the Distribution Date in November 2001 (the "MANAGED AMORTIZATION PERIOD"), the amount of Trust Principal Collections payable to Certificateholders on each Distribution Date will equal, to the extent funds are available therefor from Trust Principal Collections, the Scheduled Principal Collections Payment for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "SCHEDULED PRINCIPAL COLLECTIONS PAYMENT" will equal the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment.

                                 For the period beginning with the first
                                   Distribution Date following the end of the Managed Amortization Period (the "RAPID AMORTIZATION PERIOD"), the amount of Trust Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

                                 With respect to any Distribution Date, the
                                   "MAXIMUM PRINCIPAL PAYMENT" will equal the product of the Trust Principal Collections and the Fixed Allocation Percentage. With respect to any Distribution Date, the "ALTERNATIVE PRINCIPAL PAYMENT" is equal to the amount (but not less than zero) of Trust Principal Collections minus the aggregate of Additional Balances created during the related Collection Period.

                                 With respect to any date of determination, the
                                   "FIXED ALLOCATION PERCENTAGE" will equal the greater of (i) 98% and (ii) the percentage equivalent (but not in excess of 100%) of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Pool Balance as of the end of such day. The Fixed Allocation Percentage initially will be 98%.

                                 On the Distribution Date in January 2007 (the
                                   "STATED MATURITY DATE"), to the extent funds are available therefor, Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance. To the extent funds are not otherwise available for such payment, a draw on the Certificate Insurance Policy for such insufficiency will be made on the Stated Maturity Date.

                                 Distributions of Trust Principal Collections
                                   based upon the Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Floating Allocation Percentage were used to determine the percentage of Trust Principal Collections distributed in respect of the Invested Amount.

                                 The aggregate distributions of principal to
                                   Certificateholders will not exceed the
                                   Original Certificate Principal Balance.

                                 The Transferor will be entitled to receive the
                                   portion of the Trust Principal Collections on each Distribution Date that is not distributable on the Certificates; provided that such distribution will not reduce the Transferor Interest below the Minimum Transferor Interest as of such related Distribution Date.

CERTIFICATE INSURANCE
POLICY........................   On or before the Closing Date, the Certificate
                                   Insurance Policy will be issued by the
                                   Certificate Insurer pursuant to the
                                   provisions of the Agreement and the Insurance and Indemnity Agreement (the "INSURANCE AGREEMENT"), among the Transferor, the Servicer and the Certificate Insurer.

                                 The Certificate Insurance Policy will
                                   unconditionally and irrevocably guarantee principal and interest payments on the Certificates at the times and in the amounts described below. On each Distribution Date, other than any Dissolution Distribution Date, a draw will be made on the Certificate Insurance Policy equal to

                                   (i) the amount by which interest accrued at the Certificate Rate on the outstanding Certificate Principal Balance exceeds all amounts on deposit in the Certificate Account available to be distributed therefor plus
                                   (ii) after the Transferor Subordinated Amount has been reduced to zero, the amount, if any, by which the Certificate Principal Balance as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates).

                                 In addition, the Certificate Insurance Policy
                                   will guarantee the payment of the outstanding Certificate Principal Balance on the Stated Maturity Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates).

                                 In the absence of payments under the
                                   Certificate Insurance Policy,
                                   Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

                                 The Certificate Insurance Policy does not
                                   guarantee to Certificateholders, and does not protect against any adverse consequences caused by, any specified rate of prepayments of the Mortgage Loans.

CERTIFICATE INSURER...........   AMBAC Indemnity Corporation.

LIMITED SUBORDINATION OF
  THE TRANSFEROR INTEREST.....   If Certificate Interest Collections on any
                                   Distribution Date are insufficient to pay the sum of (i) the premium for the Certificate Insurance Policy, (ii) accrued interest due and any overdue accrued interest on the Certificates, (iii) the Investor Loss Amount on such Distribution Date and (iv) the Investor Loss Amounts for previous Distribution Dates not previously paid (such insufficiency is referred to as the "DEFICIENCY AMOUNT"), Trust Interest Collections and Trust Principal Collections allocable to the Transferor Interest (but not in excess of the then current Transferor Subordinated Amount, determined as described below) will be applied to cover the Deficiency Amount. The portion of the Deficiency Amount in respect of clauses (iii) and (iv) above not covered by such collections (up to the remaining Transferor Subordinated Amount and not in excess of the Investor Loss Amount) will be reallocated to, and will reduce, the Transferor Interest and the Transferor Subordinated Amount in accordance with clause (i)(b) thereof. If such Certificate Interest Collections plus the amount of collections allocable to the Transferor Interest which have been so applied to cover the Deficiency Amount are together insufficient to pay the amount set forth in item (ii) of the definition of Deficiency Amount, then a draw will be made on the Certificate Insurance Policy to cover such shortfall. After the Transferor Subordinated Amount has been reduced to zero, the Deficiency Amount will no longer be covered by the Transferor Interest as described above.

                                 With respect to any Distribution Date, the
                                   "TRANSFEROR SUBORDINATED AMOUNT" equals the least of

                                   (i)   2% of the Cut-off Date Pool Balance
                                         minus the sum of (a) the aggregate
                                         amount of principal collections
                                         allocable to the Transferor Interest
                                         that have previously been distributed
                                         to Certificateholders to cover a
                                         Deficiency Amount as described above
                                         and (b) the aggregate amount of
                                         Investor Loss Amounts that have
                                         previously been reallocated in
                                         reduction of the Transferor Interest as
                                         described above; or

                                   (ii)  the Transferor Subordinated Amount on
                                         the previous Distribution Date; or

                                   (iii) the Required Amount.

                                 The Transferor Subordinated Amount at any time
                                   may also be further reduced if such reduction is consented to by both of the Rating Agencies and the Certificate Insurer and upon satisfaction of certain other conditions specified in the Agreement.

OVERCOLLATERALIZATION.........   The payment of Accelerated Principal
                                   Distribution Amounts, if any, to
                                   Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. On any Distribution Date, such overcollateralization, if any, will be available to absorb any Investor Loss Amount that is not covered either by (i) Certificate Interest Collections remaining after the payment of the premium for the Certificate Insurance Policy and the distribution of interest on the Certificates or (ii) the limited subordination of the Transferor Interest as described above. Any Investor Loss Amounts not covered by Certificate Interest Collections, the limited subordination of the Transferor Interest or such overcollateralization will be covered by draws on the Certificate Insurance Policy to the extent provided therein.

                                 Overcollateralization will be created only by
                                   the payments, if any, of Accelerated
                                   Principal Distribution Amounts. As of the
                                   Closing Date, the Invested Amount will be equal to the Original Certificate Principal Balance and, accordingly, there will not be any initial overcollateralization. Payment of the Accelerated Principal Distribution Amount on a Distribution Date is made in an amount equal to the excess, if any, of the Required Amount over the Transferor Subordinated Amount. As of the Closing Date, the Required Amount is equal to the Transferor Subordinated Amount. Thus, no Accelerated Principal Distribution Amount is expected to be paid, and no overcollateralization will be created, on the first Distribution Date. Any payments of Trust Principal Collections allocable to the Transferor's Interest that decrease the Transferor Subordinated Amount would be expected to result in a payment of the Accelerated Principal Distribution Amount and the creation of, or increase in, overcol-lateralization if the Required Amount is in excess of the Transferor Subordinated Amount on a Distribution Date and there are sufficient Certificate Interest Collections. If the Transferor Subordinated Amount is reduced to zero, then payments of the Accelerated Principal Distribution Amount from Certificate Interest Collections may be made in an amount up to the Required Amount. Any such payments would result in increases in the level of overcollateralization.

ADVANCES......................   The Servicer will be obligated to make advances
                                   of cash, which will be part of the Trust
                                   Interest Collections and Trust Principal
                                   Collections, in an amount equal to all
                                   amounts of interest and principal, if any, at the time known by the Servicer to be delinquent on the Trust Balance of each Mortgage Loan and not previously advanced, but only to the extent that the Servicer believes that such amounts will be recoverable by it.

                                 Any advance made by the Servicer with respect
                                   to the Trust Balance of each Mortgage Loan will be reimbursable to it. The Servicer will be entitled to reimburse itself in respect of otherwise non-recoverable advances from funds otherwise distributable to
                                   Certificateholders. See "Description of the
                                   Certificates -- Advances" herein.

SERVICING FEE.................   The Servicer will receive a fee (the "SERVICING
                                   FEE") computed daily at an annual rate equal to 0.50% (the "SERVICING FEE RATE") on the aggregate Loan Balance of the Mortgage Loans outstanding during a Collection Period and, for any Distribution Date, the Servicing Fee will be deducted from collections allocable to payments of interest received during the related Collection Period. See "Description of the Certificates -- Servicing and Other Compensation and Payment of Expenses" herein.

SUBSTITUTION OR REPURCHASE
  OF MORTGAGE LOANS...........   The Servicer has the option either to
                                   substitute the balance of one or more new
                                   Mortgage Loans or to repurchase the Trust
                                   Balance of a Mortgage Loan that was actually retransferred to the Servicer immediately prior to a Distribution Date on account of
                                   (i) a breach of a representation or warranty regarding such Mortgage Loan that materially and adversely affects the interests of the Certificateholders, (ii) a material defect in the related loan documentation, (iii) a loss resulting from retention by the Servicer of the related loan documentation (each Mortgage Loan described in (i) through (iii) above is a "DEFECTIVE MORTGAGE LOAN"), or (iv) the occurrence of certain circumstances specified in the Agreement for which the Servicer is either required or permitted to repurchase, or substitute for, the Trust Balance of a Mortgage Loan. Any Mortgage Loan so substituted (an "ELIGIBLE SUBSTITUTE MORTGAGE LOAN") must, among other things, have a Trust Balance (or if the new Mortgage Loan is a Common Mortgage Loan, a balance conveyed to the Trust Fund) not substantially greater or less than the Trust Balance of the Mortgage Loan for which it is being substituted, and a Loan Rate of not less then the current Loan

                                   Rate of the Defective Mortgage Loan it
                                   replaces and not more than 5% in excess
                                   thereof.

TERMINATION; RETIREMENT OF
  THE CERTIFICATES............   The Trust Fund will terminate on the
                                   Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of
                                   (i) the Distribution Date on which the
                                   Certificate Principal Balance has been
                                   reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Servicer of the Mortgage Loans, as described below and (iv) the Distribution Date in January 2007.

                                 At their option at any time when the
                                   outstanding Certificate Principal Balance is less than 10% of the Original Certificate Principal Balance, the Servicer, or in the absence of the exercise thereof by the Servicer, the Certificate Insurer, may purchase from the Trust Fund all remaining Mortgage Loans and other property held by the Trust Fund. The purchase price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. See "Description of the Certificates -- Termination; Retirement of the Certificates" herein.

                                 In addition, the Trust may be liquidated as a
                                   result of certain events of insolvency,
                                   receivership or conservatorship relating to the Transferor. See "Description of the Certificates -- Rapid Amortization Events" herein.

TAX STATUS....................   In the opinion of special tax counsel to the
                                   Transferor and counsel to the Underwriter, the Certificates will be properly characterized as indebtedness for federal income tax purposes. Under the Agreement, the Transferor and the Certificateholders will agree to treat the Certificates as indebtedness for all federal, state and local income and franchise tax purposes. Furthermore, special tax counsel to the Transferor and counsel to the Underwriter is of the opinion that the Trust Fund will not be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA CONSIDERATIONS..........   A fiduciary of a pension or other employee
                                   benefit plan (a "PLAN") subject to the
                                   Employee Retirement Income Security Act of
                                   1974, as amended ("ERISA"), contemplating the purchase of Certificates should consult with its counsel before making a purchase and the fiduciary and such legal advisors should consider the possible application of Prohibited Transaction Exemption 90-29 and certain other exemptions described herein. See "ERISA Considerations" herein and in the Prospectus.

LEGAL INVESTMENT
CONSIDERATIONS................   The Certificates will not constitute "mortgage
                                   related securities" for purposes of the
                                   Secondary Mortgage Market Enhancement Act of
                                   1984 because, among other reasons, most of the mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates. See "Legal Investment Considerations" herein.

USE OF PROCEEDS...............   Substantially all of the net proceeds from the
                                   sale of the Certificates will be applied by the Transferor to the purchase price of the Trust Balances of the Mortgage Loans and to pay expenses connected with pooling the Mortgage Loans and issuing the Certificates.

CERTIFICATE RATING............   It is a condition to the issuance of the
                                   Certificates that they be rated "AAA" by Standard & Poor's Rating Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("MOODY'S" and together with S&P, the "RATING AGENCIES"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance that the ratings assigned to the Certificates on the date the Certificates are initially issued will not be lowered or withdrawn at any time by such Rating Agencies. A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See "Certificate Rating" herein.

REGISTRATION OF THE
CERTIFICATES..................   The Certificates initially will be issued in
                                   book-entry form. Persons acquiring beneficial ownership interests in the Certificates ("CERTIFICATE OWNERS") may elect to hold their Certificate interests through The Depository Trust Company ("DTC"), in the United States, or through Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("EUROCLEAR"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Certificates are Book-Entry Certificates, such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("CEDE"), as the nominee of DTC, or one of the relevant depositaries (collectively, the "EUROPEAN DEPOSITARIES"). The Certificates will initially be registered in the name of Cede. The interests of Certificateholders will be represented by book entries on the records of DTC and participating members thereof. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected within DTC through Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of CEDEL or Euroclear, respectively, and each a participating member of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. All references herein to "holders" or "Certificateholders" shall reflect the rights of Certificate Owners only as such rights may be exercised through DTC and participating members thereof for so long as such Certificates are held by DTC. See "Special Considerations and Risk Factors -- Book-Entry Certificates", "Description of the Certificates -- Registration of the Certificates" herein and "Annex I" hereto.

                    SPECIAL CONSIDERATIONS AND RISK FACTORS

     Limited Liquidity. There is currently no market for the Certificates. While the Underwriter currently intends to make a market in the Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Certificates with liquidity of investment or that it will continue for the life of the Certificates. The Certificates will not be listed on any securities exchange.

     Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates -- Registration of Certificates" herein.

     Nature of Security; Subordinate Mortgage Loans. The Mortgage Loans are revolving credit line loans and a majority of the Mortgage Loans are secured by second mortgages on residential properties. In the case of liquidations, Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related first mortgage loan has been satisfied in full (including any related foreclosure costs). In the event that such proceeds are insufficient to satisfy both loans in the aggregate, the Trust Fund and, accordingly, the Certificateholders, as the holders of the second mortgage loan balances, bear (i) the risk of loss unless a deficiency judgment is obtained and realized upon and (ii) even if there is full realization upon a deficiency judgment, the risk of delay in distributions pending such realization. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

     Since no payments in reduction of the entire outstanding principal balances of the Mortgage Loans are required prior to their maturity, the remaining principal balance of a Mortgage Loan will be due in a balloon payment at maturity. The ability of a borrower to make such payment may be dependent on the ability to obtain refinancing of the balance due on the Mortgage Loan. In addition, an increase in interest rates over the Loan Rate applicable at the time the Mortgage Loan was originated may have an adverse effect on the borrower's ability to pay the required monthly interest payment. Such an increase in interest rates may also reduce the borrower's ability to obtain refinancing and to pay the balance of the Mortgage Loan at its maturity.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Certificateholders could occur. Further, liquidation expenses (such as legal fees, appraisals, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, required payments under the Certificate Insurance Policy were not made, and the protection provided by the limited subordination of the Transferor Interest and the availability of overcollateralization have been exhausted, Certificateholders could experience a loss on their investments.

     Local Real Estate Markets. An overall decline in the residential real estate markets in the states in which the Mortgaged Properties are located could adversely affect the values of the Mortgaged Properties such that the outstanding Loan Balances, together with the outstanding balances of any senior lien thereon, equal or exceed the values of the Mortgaged Properties. Such declines would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee and could extinguish the interest of the holder of a second mortgage on the Mortgaged Property. Residential real estate markets in many states have softened in recent years. There is no reliable information available to the Transferor with respect to the rate at which real estate values have declined in such states. The Transferor can neither quantify the impact of such declines in property values nor predict how long such decline may continue or when such declines will end. During a period of such declines, the rates of delinquencies, foreclosures and losses on the Mortgage Loans would be expected to be higher than those experienced in the mortgage lending industry in general.

     Moreover, in many cases home equity revolving credit line borrowers have primary residences with above average values, and those properties may experience greater relative declines in value than other properties with lower values. A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any senior liens. In addition, if the borrower has an adjustable rate first mortgage loan, any increase in the interest rate thereon may adversely affect such borrower's ability to make payments on the related Mortgage Loan.

     Cash Flow Considerations. The rights of the holder of the Transferor Interest to receive Certificate Interest Collections remaining after the payment of accrued interest due and any overdue accrued interest on the Certificates, along with certain other expenses, and to receive Trust Interest Collections and Trust Principal Collections allocable to the Transferor Interest (but not in excess of the then current Transferor Subordinated Amount) are subordinated to certain rights of holders of the Certificates in order to enhance the likelihood of receipt by holders of the Certificates of the full amount of their scheduled distributions of interest on each Distribution Date and the ultimate receipt by such holders of principal equal to the Original Certificate Principal Balance. This subordination feature must absorb the risks associated with a possible narrowing of the spread between the prime rate (which is the index for determining the Loan Rate for each Mortgage Loan) and the Certificate Rate (which is based upon LIBOR plus a specified margin). If this spread disappears (i.e., the Certificate Rate derived from the LIBOR formula exceeds the weighted average of the Loan Rates (net of the Servicing Fee Rate of the Mortgage Loans and the monthly premium due on the Certificate Insurance Policy)), the Certificate Rate for the related Distribution Date will be the weighted average of such net Loan Rates of the Mortgage Loans during the prior Collection Period. As described more fully herein, the percentage amount added to the prime rate to produce the Loan Rate applicable at any time to certain of the Mortgage Loans may decrease as additional amounts are borrowed thereunder. The Certificate Rate could also be limited if all or a significant portion of the Loan Rates were prevented by their lifetime interest rate caps from increasing in accordance with increases in the prime rate as described herein.

     General credit risk may also be greater to Certificateholders than to holders of certificates representing interests in level payment first mortgage loans since no payment of principal is required until final maturity. Borrowers under the Mortgage Loans are under no obligation to pay down all or part of their outstanding principal balances prior to maturity and, in the event such balances have not been substantially paid down prior to maturity, some borrowers may find themselves unable to make the required final payment.

     Maturity and Prepayment Considerations. The Mortgage Loans may be prepaid in whole or in part at any time without penalty. There is limited data available on the rate of prepayment of home equity loans such as the Mortgage Loans. Generally, home equity loans are not viewed by mortgagors as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. On the other hand, it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. Borrowers who treat the amounts borrowed as a long-term loan are more likely to allow their Mortgage Loans to remain outstanding until maturity. The presence or absence of these two types of Mortgage Loans in the Trust Fund may have a significant impact on the rate and timing of principal payments (including prepayments) on the Mortgage Loans and, as a result, the weighted average lives of the Certificates. In addition, any future limitations on the right of borrowers to deduct interest payments on the Mortgage Loans for federal income tax purposes may result in a higher rate of prepayments of the Mortgage Loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions. The Servicer is under no obligation to enforce such provisions and will refrain therefrom if such exercise will impair or threaten to impair any recovery under any related insurance policy or is not permitted by applicable law. The Servicer also will refrain from enforcing such provisions under other circumstances it deems appropriate.

     The rate of acceleration of amortization of the Certificate Principal Balance will be affected by the inclusion in the Trust Fund of Common Mortgage Loans and Mortgage Loans with a Cut-off Date Trust

Balance of $0. Common Mortgage Loans, whose Trust Balances account for 15.51% by Cut-off Date principal amount of the balances to be transferred to the Trust Fund, are those Mortgage Loans which generated prior balances that were transferred to one or more of the Prior Trusts. See table captioned "Data on Common Mortgage Loans" under "The Mortgage Loan Pool" herein. Payments of principal (including prepayments) on a Common Mortgage Loan will be applied first to reduce to zero the principal balance of such Common Mortgage Loan assigned to the applicable Prior Trusts before any such payments are applied to reduce the Trust Balance of such Common Mortgage Loan. Partial prepayments of Common Mortgage Loans therefore would result in distributions on the Certificates at a slower rate than partial prepayments of other Mortgage Loans.

     In the event a large number of Mortgage Loans are prepaid, the weighted average life of the Certificates will be substantially shorter than the weighted average life calculated on the assumption that all payments on the Mortgage Loans are made only as scheduled. The weighted average life of the Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which may fluctuate significantly from time to time. See "Prepayment and Yield Considerations" herein.

     No assurance can be given as to the level of prepayments that the Trust Fund will experience. Under the Agreement, the Servicer will be obligated to purchase Defective Mortgage Loans, Mortgage Loans as to which the Servicer consented to increases in the related Credit Limits during the Rapid Amortization Period that resulted in Combined Loan-to-Value Ratios in excess of 85% and Mortgage Loans as to which the Servicer consented to the placement of a new senior mortgage on the related Mortgaged Property and such senior mortgage did not satisfy certain requirements specified in the Agreement. This will require the Servicer to deposit in the Certificate Account the full amount of the Trust Balance of the related Mortgage Loan, together with accrued interest thereon at the Net Loan Rate. Amounts so deposited will be distributed to Certificateholders as a prepayment in full of such Trust Balance, further accelerating payments on the Certificates.

     Realization Upon Defaulted Mortgage Loans; Delays and Expenses Associated with Legal Actions. An action to foreclose a Mortgage Loan is regulated by statutes and rules and is subject to a court's equitable powers. A foreclosure action is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment also is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions, among others, may impede the ability of the Servicer to foreclose on or to sell the Mortgaged Property or to obtain a deficiency judgment in connection therewith. If required payments under the Certificate Insurance Policy were not made and the protection afforded the Certificateholders by the limited subordination of the Transferor Interest and the availability of overcollateralization have been exhausted, such restrictions may delay distributions to the Certificateholders and may ultimately limit the amounts distributed with respect to such defaulted Mortgage Loans and result in a loss to the Certificateholders on their investments. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

     Difficulty in Pledging. Since transactions in Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL, or Euroclear system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates -- Registration of the Certificates" herein.

     Potential Delays in Receipt of Distributions. Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates -- Registration of The Certificates" herein.

     Certificate Ratings. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the underlying Mortgage Loans, the Certificate Insurance Policy, the amount of overcollateraliza-tion and the limited subordination afforded by the Transferor Interest. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the Rating Agencies. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Certificate Insurance Policy. Credit enhancement with respect to the Certificates will be provided by the Certificate Insurance Policy. See "Description of the Certificates -- Certificate Insurance Policy" herein. If required payments under the Certificate Insurance Policy were not made, the Certificateholders will be at greater risk with respect to losses on the Mortgage Loans.

     Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, and require certain disclosures. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

     The Mortgage Loans are also subject to federal laws, including:

          (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may subject the Servicer to damages and administrative enforcement and in addition could be raised by borrowers as a recoupment or setoff in a collection or foreclosure action. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

     Under the terms of the Agreement, so long as ML & Co.'s long-term unsecured debt is rated at least A-by Standard & Poor's Rating Services and A3 by Moody's Investors Service, Inc., the Servicer will be entitled to maintain possession of the documentation relating to each Mortgage Loan sold by it, including the Credit Line Agreement or other evidence of indebtedness signed by the borrower. Failure to deliver such documents to the Trustee will have the result of making the sale of the Cut-off Date Trust Balances, any Additional Balances and such documents potentially ineffective against creditors of the Servicer or, in the event the Servicer fraudulently or inadvertently resells a Mortgage Loan to a purchaser who had no notice of the prior sale thereof and takes possession of the related Credit Line Agreement or other evidence of indebtedness, against such a purchaser. The Agreement provides that if any loss is suffered in respect of a Mortgage Loan as a result of the Servicer's retention of the documentation relating to such Mortgage Loan, the Servicer will purchase such Mortgage Loan from the Trust Fund. In the event ML & Co.'s long-term unsecured debt rating does not satisfy the above referenced standards, the documentation relating to each Mortgage Loan will be delivered to and maintained by the Trustee.

     Notwithstanding the characterization of the Certificates as debt for federal, state and local income and franchise tax purposes, the Servicer and the Transferor will treat the transfer of the Trust Balances of the Mortgage Loans by the Servicer to the Transferor as a sale for accounting purposes and the Transferor and the Trust Fund will treat the transfer of the Trust Balances of the Mortgage Loans from the Transferor to the

Trust Fund as a sale for accounting purposes. As a sale of the Trust Balances of the Mortgage Loans by the Servicer to the Transferor, the Mortgage Loans would not be part of the Servicer's bankruptcy estate and would not be available to the Servicer's creditors. However, in the event of the insolvency of the Servicer, it is possible that the bankruptcy trustee or a creditor of the Servicer or the Servicer as debtor in possession may attempt to recharacterize the sale of the Trust Balances of the Mortgage Loans as a borrowing by, or as debt of, the Servicer, secured by a pledge of the Mortgage Loans. This position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Certificates and result in a reduction of payments due on the Certificates. Furthermore, so long as the Servicer retains the documentation relating to the Mortgage Loans in its possession, if such recharacterization were to occur, the Certificateholders may be treated as unsecured creditors of the Servicer. The Transferor will warrant in the Agreement that the transfer of the Trust Balances of the Mortgage Loans by it to the Trust is either a valid transfer and assignment of the Trust Balances of the Mortgage Loans to the Trust or the grant to the Trust of a security interest therein. In addition, cash collections may be commingled with the Servicer's own funds prior to each Distribution Date. In the event of the insolvency of the Servicer, the Trust Fund will likely not have a perfected interest in such collections since they would not have been deposited in a segregated account within 10 days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Servicer may result in delays in payment and failure to pay amounts due on the Certificates.

     If a conservator, receiver or trustee were appointed for the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur, Additional Balances would not be sold to the Trust. In such an event, the Rapid Amortization Period would commence and the Trustee would attempt to sell the Mortgage Loans (unless Certificateholders holding Certificates evidencing undivided interests aggregating at least 51% of the outstanding Certificate Principal Balance of the Certificates not held by the Transferor instruct otherwise), thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Certificate Insurance Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders. The Certificate Insurance Policy will not cover any amount by which such remaining net proceeds are insufficient to pay the Certificate Principal Balance in full.

     In the event of a bankruptcy or insolvency of the Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Servicer.

                             THE MORTGAGE LOAN POOL

THE MORTGAGE LOANS

     The Mortgage Loans are evidenced by Credit Line Agreements and secured by mortgages or deeds of trust (of which approximately 40.49% by Cut-off Date Pool Balance are first liens and substantially all of the remainder are second liens) on Mortgaged Properties located in 49 states, the Virgin Islands and the District of Columbia. In the case of Mortgage Loans which are third or fourth liens, MLCC is generally acting as the servicer of the related second and third, as the case may be, mortgage or deed of trust. The term to maturity of each Mortgage Loan at origination was 10 years.

     Each Mortgage Loan was selected by MLCC for inclusion in the Trust Fund from among those that met the following criteria as of the Cut-off Date: (i) no payment was more than one month past due and (ii) not less than three months to contractual maturity. The Mortgage Loans were selected from the mortgage loans in MLCC's servicing portfolio that met the above criteria using a selection process believed by the Transferor and the Servicer not to be adverse to Certificateholders. The loan application for each Mortgage Loan was initially approved between January 1987 and October 1996 in the ordinary course of MLCC's home equity revolving credit line loan program. As of the Cut-off Date, the average Trust Balance was approximately $34,546 for those Mortgage Loans with a Trust Balance greater than $0. As of the Cut-off Date, the weighted average Margin was approximately 1.226% and the weighted average Loan Rate was approximately 9.476%. The weighted average Combined Loan-to-Value Ratio at origination was approximately 68.24%. As of the Cut-off Date, the weighted average credit limit utilization rate (computed by dividing the Loan Balance for each Mortgage Loan by the related Credit Limit) was approximately 74.68%. The weighted average remaining term to stated maturity at the Cut-off Date was 100 months and the latest scheduled maturity of any Mortgage Loan is October 1, 2006.

     As of the Cut-off Date, Mortgage Loans representing approximately 96.42% by Cut-off Date Pool Balance have a weighted average lifetime interest rate cap of 15.84% and lifetime interest rate caps ranging from 8.25% to 19.50%. The remaining Mortgage Loans have no interest rate caps but are generally subject to applicable state usury ceilings. None of the Mortgage Loans have interest rate floors.

     As of the Cut-off Date, borrowers obligated on approximately 15.27% of the Mortgage Loans by Pool Balance were employees or independent contractors of ML & Co. or subsidiaries thereof.

     Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date.

     The sum of the percentages in each table below may not equal the total of 100% due to rounding.

       GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
----------------------------------------------------------------
                                                      PERCENT OF
                                        CUT-OFF        CUT-OFF
                         NUMBER OF        DATE           DATE
                         MORTGAGE        TRUST           POOL
  STATE OR TERRITORY       LOANS        BALANCE        BALANCE
      ----------------------------------------------------
California.............    1,178      $ 47,721,430       16.93%
Connecticut............      330        14,716,430        5.22
Florida................      921        28,669,047       10.17
New Jersey.............      788        25,162,748        8.93
New York...............    1,668        56,513,871       20.05
Other(1)...............    4,570       109,011,682       38.68
                             ---      ------------       -----
       Total...........    9,455      $281,795,208      100.00%
                         ===========  =============   ===========

----------------------

(1) Other includes 44 other states, the Virgin Islands and the District of Columbia with under 5% concentrations individually.

                             CREDIT LIMITS(1)
          ------------------------------------------------------PERCENT OF
                                                 CUT-OFF         CUT-OFF
                                 NUMBER OF         DATE            DATE
           RANGE OF              MORTGAGE         TRUST            POOL
         CREDIT LIMITS             LOANS         BALANCE         BALANCE
          ------------------------------------------------------
$      0.00 --   $    24,999.99    1,009       $  7,896,248        2.80%
  25,000.00 --        49,999.99    1,901         24,409,268         8.66
  50,000.00 --        74,999.99    1,863         31,240,117        11.09
  75,000.00 --        99,999.99    1,006         22,903,034         8.13
 100,000.00 --       124,999.99    1,218         30,463,768        10.81
 125,000.00 --       149,999.99      530         16,740,592         5.94
 150,000.00 --       199,999.99      673         25,666,245         9.11
 200,000.00 --       249,999.99      472         23,783,323         8.44
 250,000.00 --       299,999.99      244         14,489,553         5.14
 300,000.00 --       349,999.99      144          8,570,722         3.04
 350,000.00 --       399,999.99       92          9,287,516         3.30
 400,000.00 --       449,999.99       66          6,769,245         2.40
 450,000.00 --       499,999.99       42          5,439,568         1.93
 500,000.00 --       749,999.99      119         18,911,078         6.71
 750,000.00 --       999,999.99       25          7,054,960         2.50
1,000,000.00 --    1,249,999.99       30         10,446,896         3.71
1,250,000.00 --    1,499,999.99        5          3,843,465         1.36
1,500,000.00 --    1,749,999.99        5          4,984,877         1.77
1,750,000.00 --    1,999,999.99        3          4,466,286         1.58
2,000,000.00 --    2,249,999.99        3          3,295,000         1.17
3,000,000.00 --    3,249,999.99        2            588,424         0.21
3,250,000.00 --    3,499,999.99        1                  0         0.00
3,500,000.00 --    3,749,999.99        1             35,023         0.01
5,000,000.00 --    5,249,999.99        1            510,000         0.18
                                     ---       ------------          ---
       Total...................    9,455       $281,795,208      100.00%
                                 ===========   =============    ===========

----------------------

(1) As of the Cut-off Date, the average Credit Limit was approximately $110,439.

                        OCCUPANCY STATUS
     ------------------------------------------------------
                                                      PERCENT OF
                                        CUT-OFF        CUT-OFF
                         NUMBER OF        DATE           DATE
                         MORTGAGE        TRUST           POOL
        STATUS             LOANS        BALANCE        BALANCE
     ------------------------------------------------------
Owner-occupied.........    8,461      $244,956,334       86.93%
Second home............      472        24,700,833        8.77
Investment property....      522        12,138,041        4.31
                             ---      ------------       -----
 Total.................    9,455      $281,795,208      100.00%
                         ===========  =============   ===========

                          TRUST BALANCES(1)(2)
         ------------------------------------------------------
                                                              PERCENT OF
                                               CUT-OFF         CUT-OFF
                               NUMBER OF         DATE            DATE
          RANGE OF             MORTGAGE         TRUST            POOL
       TRUST BALANCES            LOANS         BALANCE         BALANCE
         ------------------------------------------------------
$0.00 --        $     24,999.99   6,832      $ 46,430,103        16.48%
25,000.00 --          49,999.99   1,273        45,029,402        15.98
50,000.00 --          74,999.99     464        27,873,134         9.89
75,000.00 --          99,999.99     314        27,036,560         9.59
100,000.00 --        124,999.99     149        16,173,588         5.74
125,000.00 --        149,999.99      98        13,331,121         4.73
150,000.00 --        199,999.99     126        21,696,241         7.70
200,000.00 --        249,999.99      59        12,936,655         4.59
250,000.00 --        299,999.99      37         9,978,328         3.54
300,000.00 --        349,999.99      18         5,769,751         2.05
350,000.00 --        399,999.99      23         8,525,187         3.03
400,000.00 --        449,999.99      11         4,549,783         1.61
450,000.00 --        499,999.99       6         2,822,118         1.00
500,000.00 --        749,999.99      23        13,770,492         4.89
750,000.00 --        999,999.99       9         7,664,082         2.72
1,000,000.00 --    1,249,999.99       5         5,045,000         1.79
1,250,000.00 --    1,499,999.99       2         2,570,000         0.91
1,500,000.00 --    1,749,999.99       3         4,864,877         1.73
1,750,000.00 --    1,999,999.99       2         3,728,786         1.32
2,000,000.00 --    2,249,999.99       1         2,000,000         0.71
                                  -----       ------------       ------
       Total.................     9,455       $281,795,208       100.00%
                                  =====       ============       ======

----------------------

(1) As of the Cut-off Date, the average Trust Balance was approximately $34,546 for those Mortgage Loans with a Cut-off Date Trust Balance greater than $0.

(2) There are 1,298 Mortgage Loans with a $0 Cut-off Date Trust Balance.

            ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)
------------------------------------------------------------------
                                                       PERCENT OF
                                         CUT-OFF        CUT-OFF
        RANGE OF          NUMBER OF       DATE            DATE
   ORIGINAL COMBINED      MORTGAGE        TRUST           POOL
  LOAN-TO-VALUE RATIOS      LOANS        BALANCE        BALANCE
------------------------------------------------------------------
  0.01% --  10.00%......       46     $    311,328         0.11%
 10.01  --  20.00.......      267        4,261,976         1.51
 20.01  --  30.00.......      421        8,005,881         2.84
 30.01  --  40.00.......      620       13,180,074         4.68
 40.01  --  50.00.......      776       20,829,631         7.39
 50.01  --  60.00.......    1,034       35,347,260        12.54
 60.01  --  70.00.......    1,149       46,709,975        16.58
 70.01  --  75.00.......    1,006       31,977,316        11.35
 75.01  --  80.00.......    1,150       33,659,390        11.94
 80.01  --  85.00.......    2,786       82,196,760        29.17
 85.01  --  90.00.......      163        3,981,392         1.41
 90.01  --  95.00.......       25          736,763         0.26
 95.01  -- 100.00.......        7          143,977         0.05
 100.01  -- 105.00......        3          452,485         0.16
 105.01  -- 110.00......        1            1,000         0.00
 110.01  -- 115.00......        1                0         0.00
                            -----       ----------        -----
   Total................    9,455     $281,795,208       100.00%
                            =====       ==========        =====

----------------------
(1) As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio at origination was approximately 68.24%.

                CREDIT LIMIT UTILIZATION RATES(1)
------------------------------------------------------------------
                                                       PERCENT OF
                                         CUT-OFF        CUT-OFF
        RANGE OF          NUMBER OF       DATE            DATE
      CREDIT LIMIT        MORTGAGE        TRUST           POOL
   UTILIZATION RATES        LOANS        BALANCE        BALANCE
------------------------------------------------------------------
 0.00% --  9.99%........    2,071     $  5,091,564         1.81%
 10.00  -- 19.99 .......      768       12,584,351         4.47
 20.00  -- 29.99 .......      599       12,521,318         4.44
 30.00  -- 39.99 .......      554       14,765,118         5.24
 40.00  -- 49.99 .......      525       17,953,702         6.37
 50.00  -- 59.99 .......      498       17,342,368         6.15
 60.00  -- 69.99 .......      519       21,954,506         7.79
 70.00  -- 74.99 .......      241        9,687,952         3.44
 75.00  -- 79.99 .......      296       10,799,425         3.83
 80.00  -- 84.99 .......      282       11,298,005         4.01
 85.00  -- 89.99 .......      368       15,681,900         5.56
 90.00  -- 94.99 .......      527       21,164,281         7.51
 95.00  -- 99.99 .......    1,798       65,642,149        23.29
100.00..................      409       45,308,569        16.08
                            -----       ----------        -----
   Total................    9,455     $281,795,208       100.00%
                            =====       ==========        =====

----------------------
(1) As of the Cut-off Date, the weighted average credit limit utilization rate was 74.68%.

                                   MARGINS(1)
             ------------------------------------------------------

                                                      PERCENT OF
                                        CUT-OFF        CUT-OFF
                         NUMBER OF        DATE           DATE
                         MORTGAGE        TRUST           POOL
        MARGINS            LOANS        BALANCE        BALANCE
     ------------------------------------------------------
0.00%..................      587      $ 41,911,443       14.87%
0.50...................        1            20,000        0.01
0.75...................    1,161        28,844,315       10.24
1.00...................        3             9,538        0.00
1.50...................    6,237       188,622,679       66.94
1.75...................      629        15,823,118        5.62
2.00...................      837         6,564,115        2.33
                             ---      ------------       -----
       Total...........    9,455      $281,795,208      100.00%
                         ===========  =============   ===========

----------------------
(1) As of the Cut-Off Date, the weighted average Margin was 1.226%.

                      REMAINING TERM TO STATED MATURITY(1)
             ------------------------------------------------------

                                                         PERCENT OF
                                          CUT-OFF         CUT-OFF
RANGE OF REMAINING TERMS   NUMBER OF        DATE            DATE
   TO STATED MATURITY      MORTGAGE        TRUST            POOL
        (MONTHS)             LOANS        BALANCE         BALANCE
-------------------------  ---------    ------------    ------------
  1 --  12...............      352      $ 10,332,619         3.67%
 13 --  24...............      309         7,509,663         2.66
 25 --  36...............      329         5,622,805         2.00
 37 --  48...............      144         1,582,180         0.56
 49 --  60...............      147         4,553,994         1.62
 61 --  72...............      194         4,330,335         1.54
 73 --  84...............      315        11,338,925         4.02
 85 --  96...............    1,043        16,485,874         5.85
 97 -- 108...............    2,459        39,295,228        13.94
109 -- 120...............    4,163       180,743,585        64.14
                             -----       -----------        -----
       Total.............    9,455      $281,795,208       100.00%
                             =====       ===========        =====

----------------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity was 100 months.
                          SECOND MORTGAGE RATIOS(1)(2)

     ------------------------------------------------------
                                                      PERCENT OF
                                        CUT-OFF        CUT-OFF
                         NUMBER OF        DATE           DATE
       RANGE OF          MORTGAGE        TRUST           POOL
SECOND MORTGAGE RATIOS     LOANS        BALANCE        BALANCE
     ------------------------------------------------------
 0.00% --   9.99%......     1,293     $ 10,534,630        6.28%
10.00  --  19.99 ......     1,046       25,260,359       15.06
20.00  --  29.99 ......       935       28,987,731       17.29
30.00  --  39.99 ......       699       22,710,801       13.54
40.00  --  49.99 ......       558       22,731,108       13.56
50.00  --  59.99 ......       409       12,606,789        7.52
60.00  --  69.99 ......       333       14,893,417        8.88
70.00  --  74.99 ......       148        5,318,214        3.17
75.00  --  79.99 ......       141        4,350,494        2.59
80.00  --  84.99 ......       133        6,041,798        3.60
85.00  --  89.99 ......       117        4,266,683        2.54
90.00  --  94.99 ......       105        5,645,537        3.37
95.00  --  99.99 ......        77        4,340,508        2.59
                            -----     ------------       -----
       Total...........   $ 5,994     $167,688,069      100.00%
                            =====     ============       =====

----------------------
(1) The Second Mortgage Ratio of a Mortgage Loan is the ratio (expressed as a percentage) computed (i) in the case of a Common Mortgage Loan, by dividing the difference between (a) its Credit Limit and (b) the total Prior Trust balance as of the Cut-off Date of such Common Mortgage Loan, by the sum of its Credit Limit and the outstanding balances of any senior mortgages as of the date of the origination of such Common Mortgage Loan, and (ii) in the case of any other Mortgage Loan, by dividing its Credit Limit by the sum of its Credit Limit and the outstanding balances of any senior mortgages as of the date of the origination of such Mortgage Loan. The Second Mortgage Ratio is calculated only with respect to those Mortgage Loans in a junior lien position.
(2) As of the Cut-off Date, the weighted average Second Mortgage Ratio was
    42.90%.

                         LIFETIME INTEREST RATE CAPS(1)

        ------------------------------------------------------
                                                            PERCENT OF
                                             CUT-OFF         CUT-OFF
                             NUMBER OF         DATE            DATE
RANGE OF LIFETIME INTEREST   MORTGAGE         TRUST            POOL
         RATE CAPS             LOANS         BALANCE         BALANCE
        ------------------------------------------------------
No Lifetime Interest Rate
 Cap(2)....................       347      $ 10,095,147         3.58%
  8.01% --   8.50%.........         1               674         0.00
 12.51  --  13.00 .........         1            35,528         0.01
 13.01  --  13.50 .........       118         8,969,088         3.18
 13.51  --  14.00 .........       535         8,203,808         2.91
 14.01  --  14.50 .........       136         1,306,626         0.46
 14.51  --  15.00 .........       271         2,842,827         1.01
 15.01  --  15.50 .........       504        10,699,046         3.80
 15.51  --  16.00 .........     4,421       169,785,113        60.25
 16.01  --  16.50 .........     2,386        56,075,248        19.90
 16.51  --  17.00 .........       143         3,624,385         1.29
 17.01  --  17.50 .........        72         2,200,821         0.78
 17.51  --  18.00 .........       250         4,336,459         1.54
 18.01  --  18.50 .........       127         1,447,669         0.51
 18.51  --  19.00 .........        60         1,174,159         0.42
 19.01  --  19.50 .........        83           998,610         0.35
                                -----      ------------        -----
   Total...................   $ 9,455      $281,795,208       100.00%
                                =====      ============        =====

----------------------
(1) As of the Cut-off Date, the weighted average lifetime interest rate cap of the Mortgage Loans subject to specified caps was 15.84%.
(2) Mortgage Loans originated prior to December 1987 generally did not have specified lifetime interest rate caps, but were subject to applicable state usury limits, if any.

     Set forth below is a description of certain characteristics of the Common Mortgage Loans:

                        DATA ON COMMON MORTGAGE LOANS(1)

                              NUMBER OF                    PERCENT OF    CUT-OFF DATE
                              MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   BALANCES IN    CUT-OFF DATE   MORTGAGE LOAN
   TYPE OF MORTGAGE LOAN        LOANS     TRUST BALANCE   POOL BALANCE   PRIOR TRUSTS   LOAN BALANCE   CREDIT LIMITS
----------------------------  ---------   -------------   ------------   ------------   ------------   --------------
Common Mortgage Loans.......    3,568     $  43,706,904       15.51%     $202,751,892   $246,458,796   $  344,856,168
Other(2)....................    5,887       238,088,304       84.49%                0    238,088,304      699,346,384
                                -----      ------------      ------      ------------   ------------   --------------
         Total..............    9,455     $ 281,795,208      100.00%     $202,751,892   $484,547,100   $1,044,202,552
                                =====      ============      ======      ============   ============   ==============

---------------

(1) Common Mortgage Loans are those Mortgage Loans which had balances that were previously transferred to Trust 1991, Trust 1993, Trust 1994-1, Trust 1994-2, Trust 1995-1 and/or Trust 1995-2 balance. Principal collections on a Common Mortgage Loan will be applied first to reduce the Trust 1991, Trust 1993, Trust 1994-1, Trust 1994-2, Trust 1995-1 and/or Trust 1995-2
     balance, as applicable, of such Common Mortgage Loan to zero before any such collections are applied in reduction of the Trust Balance of such Common Mortgage Loan. See "Special Considerations and Risk
     Factors -- Maturity and Prepayment Considerations" herein.
(2) Other Mortgage Loans are those that do not have a Prior Trust balance.

     MLCC will transfer and assign to the Transferor all of its right, title and interest in the Cut-off Date Pool Balance and the Transferor in turn will assign such aggregate balances to the Trustee for the benefit of the holders of the Certificates. The Servicer will continue to service the Mortgage Loans, pursuant to the Agreement, and will receive the monthly Servicing Fee for such services. See "Description of the Certificates -- Assignment of Trust Balances of the Mortgage Loans" and "-- Servicing and Other Compensation and Payment of Expenses" herein.

     MLCC will make certain representations and warranties regarding the Mortgage Loans, but its transfer and assignment of the Cut-off Date Pool Balance to the Transferor will be without recourse. See "Description of the Certificates -- Assignment of Trust Balances of the Mortgage Loans" herein. The Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described under "Description of the Certificates -- Advances" herein.

                     MLCC AND ITS EQUITY ACCESS(R) PROGRAM

     MLCC, a wholly-owned indirect subsidiary of ML & Co. and an affiliate of the Transferor and the Underwriter, is a Delaware corporation qualified to do business in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender. It also has the following approvals: HUD nonsupervised one- to four-family mortgagee; FHA approved mortgagee; FNMA first and second mortgage one- to four-family seller/servicer; FHLMC first and second mortgage one- to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

     MLCC's offices are located in Jacksonville, Florida. MLCC generally does not establish local offices in the states where its loans are offered, but has, in the past, and where required, appointed employees of other Merrill Lynch companies which do have local offices as officers or agents of MLCC, and has used the other Merrill Lynch companies' local offices as MLCC's local offices for licensing purposes. MLCC also maintains an office in San Juan, Puerto Rico. On July 16, 1991, MLCC changed its name from Merrill Lynch Equity Management, Inc. to Merrill Lynch Credit Corporation.

     MLCC is in the business of making real estate secured, revolving credit line loans ("Home Equity Lines of Credit" or "HELOCS") available to borrowers as well as making real estate secured, first mortgage loans and other loan products. These lines of credit are called "EQUITY ACCESS(R) CREDIT ACCOUNTS," or "EQUITY ACCESS(R) LOANS."

     In most states, a minimum Credit Limit is imposed with respect to Equity Access(R) loans. A maximum Credit Limit of $2,000,000 is applied for all states, but exceptions are made on occasion permitting credit lines in excess of $2,000,000. The average Credit Limit amount as of November 1, 1996 for all Equity Access(R) loans was approximately $126,000. In most instances, these lines of credit are secured by second mortgages on the borrowers' owner-occupied primary or vacation houses. However, they may be secured by either purchase money or nonpurchase money first mortgages on such properties, and they may be secured by first or second mortgages on one- to four-family investment properties or by first liens on shares issued by private cooperative apartment housing corporations.

     In certain cases, MLCC may originate its Equity Access(R) loans in conjunction with the origination of a first mortgage on the subject property. The underwriting guidelines applied to such Equity Access(R) loans are substantially the same as those described below for MLCC's stand-alone Equity Access(R) program.

     The Equity Access(R) program is marketed through stockbrokers (referred to as "FINANCIAL CONSULTANTS") employed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, mortgage and credit specialists employed by MLCC, newspaper and other print advertising, as well as through direct marketing campaigns.

     MLCC underwriting guidelines are applied to evaluate a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Initially, the borrower is typically required to complete an application providing pertinent credit information and to pay an application fee (unless prohibited by applicable state law) to MLCC. As part of the description of the borrower's financial condition, the borrower is required to provide information concerning his or her assets, liabilities, income and expenses, as well as an authorization permitting MLCC to apply for a credit report summarizing the borrower's credit history.

     Upon receipt of the application package, which typically requires submission of the last two years' personal income tax returns and business tax returns for self-employed borrowers, MLCC conducts its own review of the application package and obtains additional information concerning the prospective borrower prior to approving the loan. Along with obtaining a credit report, MLCC may solicit a written verification of the borrower's existing first mortgage balance, if any, and payment history from the first mortgage lender, if appropriate. If such lender does not respond in writing and the mortgage payment history is not reported on the borrower's credit report, verbal verification is attempted and the borrower generally is required to submit the prior year's mortgage statements which generally reflect a monthly payment history. In addition, a written employment verification may be requested from the borrower's employer or, in lieu thereof, verbal verification is obtained if the borrower has supplied a copy of a current pay stub along with signed personal tax returns. In certain limited circumstances, MLCC may utilize other methods to verify a prospective borrower's income.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each home considered for financing. Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. Some of the aforementioned appraisals may have been prepared by Lender's Service, Inc., an affiliate of MLCC.

     Once sufficient employment, credit and property information is obtained, a determination is made as to whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations consisting of first mortgage payments, property taxes and hazard insurance premiums, other monthly credit obligations, and the payment of interest on the credit line to be extended by MLCC. These determinations are made in a manner similar to the underwriting methods employed by FNMA and FHLMC, except that MLCC uses a single debt-to-income ratio ("DTI") requirement that generally does not exceed 50%, (this ratio may be limited to 38% in cases where certain disposable income thresholds are not met). The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations (including the interest only payment on the proposed loan assuming a fully utilized credit line and an interest rate that is 4% higher than the original rate) divided by the borrower's total verified monthly income. In certain limited cases, MLCC may accept verification of borrower assets in addition to or in lieu of income verification, provided that the borrower meets certain standards with regard to the ratio of liquid assets to the loan amount and other compensating factors are present.

     Prior to the expiration of an existing Equity Access(R) loan, MLCC may offer the borrower the opportunity to apply for a new loan under its Equity Access(R) Streamlined Renewal program. The proceeds of any new loan are used to satisfy, in full or in part, the existing Equity Access(R) loan. So long as the borrower's prior payment history with respect to the existing Equity Access(R) loan is satisfactory as determined by MLCC and the borrower is not applying for an increase in the existing credit line amount, the borrower may be able to qualify for the new loan by providing MLCC with less documentation than is typically the case for an applicant applying for an Equity Access(R) loan for the first time.

     In order to qualify under the program, the borrower's payment history on the existing Equity Access(R) loan generally must not reflect (i) any payments that were 30 or more days past due during the 12 month period prior to the submission of the application for the new loan or (ii) any payments that are 90 or more days past due over the life of the existing Equity Access(R) loan. The borrower must provide MLCC with a satisfactory explanation for any late payments over the life of the existing Equity Access(R) loan. In addition, the borrower's overall credit history, as reflected on a credit report obtained by MLCC, must be satisfactory as determined by MLCC. To the extent that the borrower fulfills these conditions or is otherwise approved by MLCC, MLCC will waive verification of the borrower's income, employment and assets when underwriting the proposed new loan. However, all of MLCC's other standard underwriting guidelines are generally applied to the new loan, including the requirement for a new appraisal on the Mortgaged Property and a property report or title insurance, as applicable. Approximately 7.93% of the Mortgage Loans were originated under MLCC's Equity Access(R) Streamlined Renewal program.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. MLCC's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

     In 1992, MLCC began originating loans under its Third Party Originator program through mortgage brokers that are not affiliated with MLCC. The mortgage brokers solicit the prospective borrower and process the documentation described above for such borrower's loan. Personnel of MLCC review such documentation and underwrite the loan in accordance with the above described underwriting standards. In that regard, the related appraisals are either conducted or reviewed by appraisers who are approved by MLCC. Such loans are closed in the name of, and funded by, MLCC.

     In 1995, MLCC began purchasing loans from mortgage banking related entities under its Correspondent Lending program. Under this program, MLCC-approved mortgage bankers process, close, and fund the mortgage loans. The correspondent lender underwrites the loans in accordance with MLCC's standard underwriting guidelines as published in the MLCC Seller Guide. Additionally, MLCC conducts a post-closing review on each loan prior to purchasing it from a correspondent lender.

     The above described underwriting guidelines may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by MLCC's underwriting personnel.

     If an application is approved, the applicant obtains his or her line of credit by signing loan documents, including a Credit Line Agreement and second mortgage or deed of trust (or a first mortgage or deed of trust, where appropriate) encumbering the subject property and securing the credit line. The loan agreement provides for obligatory advances up to the Credit Limit, and contains payment obligations similar to those found in a traditional note. A separate note is not currently used, although separate notes were used for some of the Mortgage Loans. The loan agreement and mortgage or deed of trust (generally in a second position) are in the full amount of the Credit Limit. For Mortgage Loans that closed prior to May 24, 1994 and that have a Margin greater than 0%, customary closing costs and a fee of approximately $300 were paid by the borrower. For Mortgage Loans that closed after such date and that have a Margin greater than 0%, the only closing costs incurred by the borrower was a fee generally ranging from $0 to $250, and mortgage recording taxes in certain states. Borrowers obtaining certain Mortgage Loans with credit limits of $200,000 or more and a Margin equal to 0% were required to pay an origination fee in addition to customary closing costs (this program is called the "EQUITY ACCESS PRIME(R)PROGRAM"). There is an annual service charge (the maximum charge of which is $50) for maintaining a borrower's credit line, where such charge is legally permitted.

     The customer may draw funds (up to the amount of his Credit Limit) by writing checks or by using a special VISA(R) card issued by a New Jersey state bank that is a subsidiary of ML & Co. Monthly, the customer is required to pay only interest on his outstanding balance and any fees due (such as late charges and the annual service charge mentioned above). The customer may prepay the principal of the funds advanced to him at any time during the term of the credit line, without penalty. The amount of funds available to the customer is increased by the amount of principal which the customer repays. For example, if a customer has a $50,000 Credit Limit, and draws down $30,000 of that line without repaying any of the principal, he or she would be entitled to borrow a maximum of $20,000 more. However, if that customer is current in his or her interest payments and repays $20,000 of principal (reducing his outstanding balance from $30,000 to $10,000), the customer could borrow up to $40,000 more (the difference between the amount of his Credit Limit and his outstanding principal balance). There are no required payments of principal, but the customer must repay his or her entire outstanding principal balance ten years from the date that the credit line is opened.

     MLCC generally does not require title insurance on Equity Access(R) loans except in certain instances deemed appropriate by MLCC. These instances include, but are not limited to, cases where the Equity Access(R) loan amount will equal or exceed $1,000,000 and where the Equity Access(R) loan is being extended as part of a purchase money first mortgage transaction. MLCC obtains a property report showing the results of a title search on the subject property in those cases in which it does not require title insurance.

     The Equity Access(R) revolving line of credit bears interest at a variable rate which may change daily or monthly subject to a maximum interest rate specified in the Credit Line Agreement. The daily periodic rate (the "LOAN RATE") is 1/365th of the sum of the Index Rate (as defined below) plus a Margin. The Margin on an Equity Access(R) loan is generally 1.50% for borrowers who are existing clients of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and 1.75% for non-clients. Borrowers establishing lines of credit over $200,000 may elect to pay a 1% origination fee in exchange for a Margin of 0%. Mortgage Loans originated prior to June 1994 generally carry a variable Margin, which ranges between 1.50% and 2.00%, and decreases as the outstanding principal balance of the account increases. Equity Access(R) loans made to employees or affiliates of ML & Co. or its subsidiaries generally carry a Margin of 0.75%. Upon the termination of employment or affiliation between such borrower and ML & Co. or an affiliate thereof, the Margin used for such borrower's Mortgage Loan is increased to the applicable percentage described above. Interest on the Equity Access(R) revolving lines of credit is payable at the Loan Rate. Interest is billed monthly in arrears based on the daily outstanding principal balance and the applicable daily rate.

     For most Mortgage Loans the "INDEX RATE" for each day is the "prime rate" published for that day in The Wall Street Journal. If a prime rate range is published, then the highest rate of that range will usually be used. Each Credit Line Agreement provides for a variety of additional alternatives for the Index Rate if the provisions described above fail to produce an Index Rate. The Credit Line Agreements generally provide that the Loan Rate will change when the Index Rate changes, meaning that an increase or decrease in the Loan Rate will take effect on the date the Index Rate changes. However, in the states of New Jersey and Washington, the Loan Rate for a given month generally is established on the first business day of that month.

     The Servicer has the right to require the borrower to make immediate payment of the entire balance plus all other accrued but unpaid charges and to cancel his or her credit privileges under the Credit Line Agreement if, among other things, the borrower fails to make payment under the Credit Line Agreement within thirty days (or any longer time period required by state law) after notice from the Servicer that such payment is past due or if the borrower transfers any interest in the property securing the Credit Line Agreement.

     In the event of a default on a first mortgage that is senior to a Mortgage Loan, the Servicer has the right in many states to satisfy the defaulted senior mortgage in full, or to cure such default and make the defaulted senior mortgage current as to payment, in either event adding any amounts expended in connection with such satisfaction or cure to the then current Loan Balance for such Mortgage Loan. In such event of default, the Servicer will either take the actions described above, take other appropriate actions or refrain from taking any action based upon the Servicer's practice in connection with servicing loans for itself and others. See "Certain Legal Aspects of the Mortgage
Loans -- Foreclosure/Repossession" in the Prospectus.

DELINQUENCY AND LOAN LOSS EXPERIENCE

     The following tables set forth information relating to the delinquency and loan loss experience on the home equity revolving credit line mortgage loans originated by MLCC for its own account or for the account of MLCC affiliates and included in MLCC's servicing portfolio as of and for each of the five years in the period ended December 31, 1995 and the nine month period ended September 30, 1996. The delinquency and loan loss experience set forth in the following tables represents the historical experience of MLCC for the dates and period given, and there can be no assurance that the future experience on the Mortgage Loans in the Trust Fund will be the same as, or more favorable than, that of the total mortgage loans in MLCC's servicing portfolio.

                      MORTGAGE LOAN DELINQUENCY EXPERIENCE

                                                                     AS OF DECEMBER 31,                             AS OF
                                               --------------------------------------------------------------   SEPTEMBER 30,
                                                  1991         1992         1993         1994         1995          1996
                                               ----------   ----------   ----------   ----------   ----------   -------------
                                                                   (DOLLARS IN THOUSANDS)
Number of revolving credit line loans
  serviced...................................      15,913       15,084       13,839       15,598       25,056         28,857
Aggregate loan balance of revolving credit
  line loans serviced........................  $1,073,492   $1,062,930   $1,037,427   $1,079,693   $1,293,483    $ 1,345,693
Loan balance of revolving credit line loans 2
  months delinquent..........................  $    2,250   $    3,717   $    5,161   $    5,358   $    8,447    $     5,893
Loan balance of revolving credit line loans 3
  months or more delinquent..................  $   22,361   $   18,751   $   17,508   $   22,989   $   33,763    $    39,947
Total of 2 months or more delinquent as a
  percentage of aggregate loan balance of
  revolving credit line loans................        2.29%        2.11%        2.19%        2.63%        3.26%         3.41%

                         MORTGAGE LOAN LOSS EXPERIENCE

                                                                     AS OF DECEMBER 31,                             AS OF
                                               --------------------------------------------------------------   SEPTEMBER 30,
                                                  1991         1992         1993         1994         1995          1996
                                               ----------   ----------   ----------   ----------   ----------   -------------
                                                                   (DOLLARS IN THOUSANDS)
Number of revolving credit line loans
  serviced...................................      15,913       15,084       13,839       15,598       25,056         28,857
Aggregate loan balance of revolving credit
  line loans serviced........................  $1,073,492   $1,062,930   $1,037,427   $1,079,693   $1,293,483    $ 1,345,693
For the period:
  Gross charge-offs dollars..................  $      936   $    1,447   $    3,153   $    1,118   $    3,700    $     2,089
  Percentage(1)..............................        0.09%        0.14%        0.30%        0.10%        0.29%          0.16%(2)

---------------

(1) As a percentage of aggregate balance of revolving credit line loans serviced.
(2) Not annualized.

     No assurance can be given that values of the Mortgaged Properties as of the dates of origination of the related Mortgage Loans have remained or will remain constant. If residential real estate markets experience a further decline in property values such that the outstanding balances of the Mortgage Loans, together with any primary financing on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. To the extent that the Mortgaged Properties are concentrated in areas which experience declining residential real estate values, the delinquencies, foreclosures and losses with respect to the Mortgage Pool may be particularly affected. See "The Mortgage Loan Pool" herein. The likelihood that borrowers will become delinquent in the payment of the Mortgage Loans, the rate of any subsequent foreclosures, and the severity of any losses, also may be affected by a number of factors related to each borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed borrowers relying on commission income, fluctuations in income) and marital separation. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans. To the extent that such losses are not covered by required payments under the Certificate Insurance Policy that were not made by the Certificate Insurer or through the availability of the limited subordination of the Transferor Interest and overcollateralization, they will be borne, at least in part, by holders of the Certificates. Management of MLCC believes that the increase in delinquencies during the last several years may be attributable to several factors. On the one hand, the local economies in certain geographic regions whose growth had exceeded the national average for many years have experienced a general slow-down in economic activity compared to the national average. This trend has contributed to a decline in property values in these regions and also may be responsible for a corresponding decrease in employment and income among high net worth individuals residing in these regions. On the other hand, it appears that recent economic expansion within these regions has not resulted in significant increases in employment and income among persons with above average incomes residing in these regions. The later trend is a change from historical experience. In certain cases, economic expansion in these regions has even been accompanied by increases in unemployment among affluent persons who typically are the borrowers under the Mortgage Loans. Any further continuation or deepening of these trends, particularly as they may affect affluent persons, may have a continuing adverse effect on the delinquency and loan loss experience of home equity loans in MLCC's servicing portfolio, including the Mortgage Loans. The changes in the delinquency and loan loss experience of home equity loans in MLCC's servicing portfolio may be attributable to factors such as the trends described above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. In addition, home equity revolving credit line borrowers generally have primary residences with above average values, and those properties may experience greater declines in value during adverse economic conditions than other properties with lower values.

                    ALLOCATIONS OF PAYMENTS ON THE MORTGAGE
                  LOANS BETWEEN THE TRUST AND THE PRIOR TRUSTS

     Balances outstanding on September 1, 1991, February 1, 1993, April 1, 1994, September 1, 1994, March 1, 1995 and October 1, 1995 with respect to the Common Mortgage Loans were sold to Trust 1991, Trust 1993, Trust 1994-1, Trust 1994-2, Trust 1995-1 and Trust 1995-2, respectively. The Cut-off Date Trust Balances of the Mortgage Loans and all Additional Balances thereon are being sold and assigned to the Trust Fund. Future payments on the Common Mortgage Loans will be allocated between the Trust Fund and the owners of the balances sold and assigned to the Prior Trusts, in the following manner:

          (a) The Servicing Fee for any Distribution Date will be deducted from payments of interest received on the Mortgage Loans during the related Collection Period. Following the deduction for the Servicing Fee, each borrower payment of interest will be applied first to interest on the Mortgage Loan at the then-current Net Loan Rate. Assuming full payment of interest by the borrower, such payment will be allocated on a pro rata basis between the Trust Balance thereof and the balance owned by one or more Prior Trusts in proportion to the interest owed on each balance.

          (b) Any remaining portion of a borrower's payment will be applied to principal on the Mortgage Loan. Such collections of principal on the Mortgage Loan during any Collection Period will be applied first to reduce the Trust 1991 balance thereof, if any, to zero, then to reduce the Trust 1993 balance thereof, if any, to zero, then to reduce the Trust 1994-1 balance thereof, if any, to zero, then to reduce the Trust 1994-2 balance thereof, if any, to zero, then to reduce the Trust 1995-1 balance thereof, if any, to zero, then to reduce the Trust 1995-2 balance thereof, if any, to zero, before such payment is applied as a principal payment in reduction of the Trust Balance of such Common Mortgage Loan.

          (c) Net Liquidation Proceeds received on a defaulted Mortgage Loan and any Insurance Proceeds which are not liquidation proceeds and are applied in reduction of a Loan Balance will be allocated first to unpaid interest in the manner described above. Any remaining proceeds will be allocated first to reduce the Trust 1991 balance thereof, the Trust 1993 balance thereof, the Trust 1994-1 balance thereof, the Trust 1994-2 balance thereof, the Trust 1995-1 balance thereof and the Trust 1995-2 balance thereof in the manner described above. Any excess remaining after such allocation to one or more of the Prior Trusts will be applied in reduction of the Trust Balance of such Common Mortgage Loan.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     All of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in the Trust Fund will affect the life of the Certificates.

     There is limited data available on the rate of prepayment of home equity loans such as the Mortgage Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. On the other hand, because the Mortgage Loans are nonamortizing, in the absence of significant voluntary borrower prepayments they would experience slower rates of principal payment than traditional fully amortizing first mortgages. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing, borrower cash flow, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans.

     The rate of amortization of the Certificate Principal Balance will be affected by the inclusion of the Trust Balances of Common Mortgage Loans in the Trust Fund. Common Mortgage Loans, which account for 15.51% by Cut-off Date Pool Balance, are those Mortgage Loans which generated prior balances that were transferred to one or more of the Prior Trusts. See table captioned "Data on Common Mortgage Loans" under "The Mortgage Loan Pool" herein. Payments of principal (including prepayments) on a Common Mortgage Loan will be applied first to reduce to zero the principal balance of the applicable Prior Trusts before any such payments are applied to reduce the Trust Balance of such Common Mortgage Loan. Partial prepayments of

Common Mortgage Loans therefore would result in distributions on the Certificates at a slower rate than partial prepayments of other Mortgage Loans.

     Because principal payments on the Mortgage Loans will be distributed to Certificateholders as they are collected, the rate of principal payments and the aggregate amount of each interest payment on the Certificates and the yields to maturity of the Certificates will vary in relation to the rate and timing of losses sustained by the Certificateholders resulting from the liquidation of Mortgage Loans or otherwise. Principal prepayments on the Mortgage Loans may be in the form of prepayments, payments under the Certificate Insurance Policy, repurchases by the Servicer and liquidations due to default, casualty, condemnation and the like. The weighted average life of the Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which may fluctuate significantly from time to time.

     If the actual amount of losses in respect of the Mortgage Loans experienced by the Trust Fund exceeds the amount of losses assumed by investors in the Certificates, subject to the protection provided by the Certificate Insurance Policy and the availability of the limited subordination of the Transferor Interest and overcollateralization, such investors may experience a loss on their investments.

     The Trust Fund's prepayment experience will be affected by any repurchases of Mortgage Loans by the Servicer pursuant to the Agreement. Although substantially all of the Mortgage Loans contain due-on-sale provisions, the Servicer is under no obligation to enforce such provisions and will refrain therefrom in circumstances deemed appropriate by MLCC or if such exercise is not permitted by applicable law or will impair or threaten to impair any recovery under any related insurance policy. However, transfers of Mortgaged Properties resulting in the voluntary prepayment of the full amount due under the related Credit Line Agreements will affect the level of prepayments on the Mortgage Loans. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Agreement referred to below that may affect the prepayment experience on the Mortgage Loans.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month (other than the month in which the Mortgage Loan matures) as low as the interest payment for such month or as high as the entire outstanding balance plus accrued interest thereon. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

     Although the Servicer is restricted under the Agreement from increasing the Credit Limit under a Credit Line Agreement above a certain level without repurchasing the related Mortgage Loan, it is not prohibited from entering into a new loan agreement with the borrower providing for the increased credit limit and simultaneously prepaying the Loan Balance on behalf of the borrower from amounts advanced under such new loan agreement. Any such prepayments would be passed through to holders of the Certificates and may affect the weighted average life of the Certificates.

     From time to time, MLCC may solicit the refinancing of the Mortgage Loans by offering new loans to the borrowers. Any such refinancing of a Mortgage Loan would have the effect of a prepayment in full. Any such prepayments would be passed through to holders of the Certificates and may affect the weighted average life of the Certificates.

     No assurance can be given as to the level of prepayments that the Trust Fund will experience and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree.

     During the Managed Amortization Period, Certificateholders will receive, to the extent of the availability thereof, amounts from Trust Principal Collections either based upon the Fixed Allocation Percentage of principal received or the principal received less amounts drawn under the Credit Line Agreements, whichever is less. Upon the commencement of the Rapid Amortization Period, Certificateholders will receive amounts from Trust Principal Collections based solely upon their Fixed Allocation Percentage. Because prior distributions of Trust Principal Collections to Certificateholders serve to reduce the Floating Allocation Percentage but do not change their Fixed Allocation Percentage, allocations of Trust Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Floating Allocation Percentage were used to determine the percentage of Trust Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive the Maximum Principal Payment and not a lesser amount. In addition, Certificate Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Furthermore, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from (i) Certificate Interest Collections, (ii) Trust Interest Collections and Trust Principal Collections otherwise allocable to the Transferor Interest up to the Transferor Subordinated Amount or (iii), in some instances, draws under the Certificate Insurance Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

     To the extent borrowers make more draws than principal payments, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholder's share of Trust Principal Collections is based upon its Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust during the Managed Amortization Period, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Trust Principal Collections. See "Description of the Certificates -- Optional Retransfers of Mortgage Loans to the Transferor."

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the weighted average lives of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Certificates will be affected by the rate at which principal on the Mortgage Loans supporting such Class of Certificates is paid. Principal payments on Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default or other dispositions of Mortgage Loans). Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month. As used in the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "20%", "45%" and "55%" assume that prepayments on the Mortgage Loans are made at CPRs of "20%", "45%" and "55%", respectively. THE CPR DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

     There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the CPRs shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their mortgage loans. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment and obligors' net equity in their homes.

     The following tables set forth below are based on a conditional prepayment rate and constant draw rate (which for purposes of these assumptions is the amount of Additional Balances on the Mortgage Loans drawn each month expressed as an annualized percentage of the total principal of the pool of Mortgage Loans outstanding at the beginning of such month) indicated in the tables below.

     The table below sets forth the characteristics of three aggregate pools that have been assumed for the tables on the following pages. The weighted average remaining months to balloon payment/maturity represent the number of months remaining until the final balloon payment. The weighted average loan rate does not vary.

                                                                   WEIGHTED
                                                                   AVERAGE                      WEIGHTED
                                   CUT-OFF                        REMAINING                      AVERAGE
                                     DATE          PRIOR          MONTHS TO       WEIGHTED    CREDIT LIMIT
                                    TRUST          TRUST           BALLOON         AVERAGE     UTILIZATION
             POOL                  BALANCE        BALANCE      PAYMENT/MATURITY   LOAN RATE       RATE
-------------------------------  ------------   ------------   ----------------   ---------   -------------
1..............................  $ 43,706,904   $202,751,892           67            9.40%          75%
2..............................  $180,743,587   $          0          115            9.51%          75%
3..............................  $ 57,344,717   $          0           78            9.43%          73%

     In addition, such tables assume that (i) the distributions are made in accordance with the description set forth under "Description of the Certificates -- Distributions on the Certificates" herein, (ii) the Servicing Fee Rate, together with the premium rate on the Certificate Insurance Policy, is assumed to be 0.60% per annum, the Servicing Fee is calculated monthly on the Pool Balance at the beginning of any Collection Period and the premium on the Certificate Insurance Policy is calculated monthly on the Certificate Principal Balance at the beginning of any Collection Period, (iii) distributions of principal and interest on the Certificates will be made on the 25th day of each calendar month regardless of the day on which the Distribution Date actually occurs, commencing in December 1996 (iv) monthly draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments, (v) no extension past the scheduled maturity date of a Mortgage Loan is made, (vi) no delinquencies occur, (vii) all prepayments are prepayments in full and include thirty days' interest thereon, (viii) Mortgage Loans are removed from the Trust Fund so that the Transferor Interest on each Removal Date equals or exceeds the Minimum Transferor Interest, (ix) the scheduled due date for each of the Mortgage Loans is the first day of each month, (x) the Closing Date is November 25, 1996, (xi) no losses on the Mortgage Loans will be realized and (xii) the Original Certificate Principal Balance is $276,159,000.

     Since the tables were prepared on the basis of the assumptions in the preceding paragraphs, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Certificate Principal Balance outstanding and the weighted average lives of the Certificates set forth in the tables. In particular, the Loan Rates are adjustable and will most likely vary from the assumed constant interest rates, which may have a significant effect on the percentages of the Original Certificate Principal Balance outstanding and the weighted average lives. In addition, since the actual Mortgage Loans in the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that the Mortgage Loans will prepay at any constant CPR to maturity or that all Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower distributions of principal than as indicated in the related tables at the various CPRs specified even if the weighted average remaining months to balloon payment/maturity of the Mortgage Loans are as assumed above.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following table indicates the resulting weighted average lives of the Certificates and sets forth the percentage of the Original Certificate Principal Balance that would be outstanding after each of the dates shown at the indicated CPR.

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE--AMORTIZATION SCHEDULE (1)

                           PAYMENT DATE                             0%      20%     45%     55%
------------------------------------------------------------------  ---     ---     ---     ---
Closing Date......................................................  100%    100%    100%    100%
November 25, 1997.................................................  100%    100%     95%     89%
November 25, 1998.................................................  100%    100%     83%     61%
November 25, 1999.................................................  100%    100%     57%     34%
November 25, 2000.................................................  100%    100%     39%     19%
November 25, 2001.................................................  100%    100%     26%     10%
November 25, 2002.................................................   71%     37%      0%      0%
November 25, 2003.................................................   53%     16%      0%      0%
November 25, 2004.................................................   53%      0%      0%      0%
November 25, 2005.................................................   53%      0%      0%      0%
November 25, 2006.................................................    0%      0%      0%      0%
Weighted Average Life (years)(2)..................................  7.9     6.1     3.5     2.7

---------------

(1) Assumes (i) that an optional termination is exercised when the outstanding Certificate Principal Balance is less than or equal to 10% of the Original Certificate Principal Balance and (ii) a constant draw rate of 20%. Pool 2 has a monthly draw rate of 50% for the first seven months and then has a monthly draw rate equal to the terminal constant draw rate.
(2) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and
     (iii) dividing the sum by the Original Certificate Principal Balance.

          WEIGHTED AVERAGE LIFE(1) AND FINAL SCHEDULED PAYMENT DATE(2)

             SENSITIVITY OF THE CERTIFICATES TO PAYMENTS AND DRAWS

                                                         CONDITIONAL PREPAYMENT RATE (% CPR)(3)
                                       --------------------------------------------------------------------------
              TERMINAL                 0%                 20%               45%                  55%
        CONSTANT DRAW RATE(4)          WAL      DATE      WAL     DATE      WAL        DATE      WAL      DATE
-------------------------------------  ---   ----------   ---   ---------   ---     ----------   ---   ----------
0%...................................  8.5    6/25/2006   4.5   4/25/2006   2.4     12/25/2001   1.8    8/25/2000
10%..................................  7.9    6/25/2006   6.0   7/25/2005   2.9      6/25/2002   2.1    2/25/2001
20%..................................  7.9    6/25/2006   6.1   7/25/2004   3.5      6/25/2002   2.7   12/25/2001
30%..................................  7.9    6/25/2006   5.9   12/25/2003  4.2      8/25/2002   3.2    6/25/2002

                                                         CONDITIONAL PREPAYMENT RATE (% CPR)(5)
                                       --------------------------------------------------------------------------
              TERMINAL                 0%                 20%               45%                  55%
        CONSTANT DRAW RATE(4)          WAL      DATE      WAL     DATE      WAL        DATE      WAL      DATE
-------------------------------------  ---   ----------   ---   ---------   ---     ----------   ---   ----------
0%...................................  8.5    6/25/2006   4.6   6/25/2006   2.5      6/25/2006   1.9    5/25/2005
10%..................................  7.9    6/25/2006   6.1   6/25/2006   3.0      6/25/2004   2.2   12/25/2003
20%..................................  7.9    6/25/2006   6.1   7/25/2005   3.6      8/25/2003   2.7    5/25/2003
30%..................................  7.9    6/25/2006   6.0   3/25/2005   4.3      5/25/2003   3.2    3/25/2003

---------------

(1) The weighted average life of the Certificate is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Original Certificate Principal Balance.
(2) The final scheduled payment date of the Certificates is the date on which the Certificate Principal Balance is reduced to zero.
(3) Assumes that an optional termination is exercised when the outstanding Certificate Principal Balance is less than or equal to 10% of the Original Certificate Principal Balance.

(4) Assumes that each Mortgage Loan has a monthly draw rate equal to the terminal constant draw rate except for Pool 2, which has a monthly draw rate of 50% for the first seven months and then has a monthly draw rate equal to the terminal constant draw rate.
(5) Assumes no optional termination is exercised.

     The Servicer, or if the Servicer fails to exercise its option, the Certificate Insurer, has the option of purchasing all of the assets of the Trust Fund at such time as the outstanding Certificate Principal Balance is less than 10% of the Original Certificate Principal Balance. Under these circumstances, distributions allocable to principal will be made to Certificateholders in advance and possibly significantly in advance of the time that the aggregate amount of such distributions would otherwise have been made to Certificateholders. See "Description of Certificates -- Termination; Retirement of the Certificates" herein.

     See "Special Considerations and Risk Factors -- Maturity and Prepayment Considerations" herein for certain additional prepayment considerations.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement among the Transferor, the Servicer and the Trustee. A copy of the Agreement (exclusive of the list of Mortgage Loans) will be attached as an exhibit to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the date of delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement to the extent not revised by the following description. To the extent that the statements in this Prospectus Supplement modify statements in the Prospectus, the statements in this Prospectus Supplement control.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     The Certificates will be available for purchase in denominations of $25,000 and integral multiples of $1,000 in excess thereof and will evidence specified beneficial ownership interests in the Trust Fund. The Trust Fund consists of (i) a pool of Trust Balances of home equity revolving credit line loans (the "MORTGAGE LOANS") made under certain Credit Line Agreements; (ii) collections in respect of the Trust's interest in the Mortgage Loans received on or after the Cut-off Date; (iii) the Trust's interest in property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise; (iv) the Certificate Insurance Policy; (v) the Trust's interest in rights under certain hazard insurance policies covering the Mortgaged Properties, (vi) and certain other property relating to the Mortgage Loans as described herein. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, acting as Certificate Registrar. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     The initial principal balance of the Certificates will be $276,159,000 (the "ORIGINAL CERTIFICATE PRINCIPAL BALANCE") (approximate). The Certificate Principal Balance as of any date is equal to the Original Certificate Principal Balance minus the aggregate amounts actually distributed as principal to Certificateholders. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

     The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date will equal $276,159,000 (the "ORIGINAL INVESTED AMOUNT"), which represents approximately 98% of the Cut-off Date Pool Balance. Following the Closing Date, the "INVESTED AMOUNT" with respect to any date will be an amount equal to the Original Invested Amount minus the sum of
(i) the total of Principal Collections previously distributed to Certificateholders and (ii) the total of the Investor Loss Amounts for prior Distribution Dates (other than any Investor Loss Amounts that have been reallocated to the Transferor Interest on prior Distribution Dates).

     The Transferor will hold the remaining undivided interest (the "TRANSFEROR INTEREST") in the Trust Balances of the Mortgage Loans, which interest is equal to the Pool Balance minus the Invested Amount and initially will equal approximately 2% of the Cut-off Date Pool Balance. In general, the Pool Balance will vary during a Collection Period as principal is paid on the Mortgage Loans, liquidation losses are incurred and Additional Balances are drawn down by borrowers.

     The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

     The Certificate Account will be created and maintained with the Trustee on behalf of the holders of the Certificates. Not later than 1:00 p.m. New York time on the Business Day prior to each Distribution Date, the Servicer is obligated under the Agreement to remit to the Trustee for deposit in the Certificate Account an amount in same day funds equal to the aggregate of the amounts described below. The Servicer shall include with such deposit any Monthly Advance for such Distribution Date.

     On each Distribution Date upon which there is a Monthly Advance Reimbursement Amount, the Servicer shall require the Trustee to withdraw from the Certificate Account an amount, as determined by the Servicer, equal to the lesser of (i) such Monthly Advance Reimbursement Amount and (ii) the amount of Trust Interest Collections and Trust Principal Collections on deposit in the Certificate Account less the required distribution of interest and principal on the Certificates, the monthly premium due on the Certificate Insurance Policy and all unreimbursed amounts owed to the Certificate Insurer. A "MONTHLY ADVANCE REIMBURSEMENT AMOUNT" means, as to any Distribution Date, all Monthly Advances which have not been previously reimbursed to the Servicer either from the Certificate Account or from debits to the mortgage loan payment record maintained by the Servicer.

ALLOCATIONS AND COLLECTIONS

     All collections on the Mortgage Loans will be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal.

     As to any Distribution Date, "INTEREST COLLECTIONS" on the Mortgage Loans will be equal to the aggregate amount collected on the Mortgage Loans during the related Collection Period that is allocated to interest pursuant to the terms of the Credit Line Agreements, including Net Liquidation Proceeds so allocated, reduced by the aggregate Servicing Fee for such Collection Period. As to any Distribution Date, "TRUST INTEREST COLLECTIONS" will be equal to the total amount of the Trust's share of Interest Collections. The Trust's share of Interest Collections for each Mortgage Loan will be the portion of the amount allocated to interest on such Mortgage Loan equal to interest accrued at the Net Loan Rate on the Trust Balance during the related Interest Period. "INTEREST PERIOD" means the monthly period during which interest accrues on the Mortgage Loans. The first Interest Period will be November 1996. As to any Distribution Date, the "COLLECTION PERIOD" is generally the calendar month preceding such Distribution Date.

     As to any Distribution Date, "PRINCIPAL COLLECTIONS" will be equal to the aggregate amount collected on the Mortgage Loans during the related Collection Period that is allocated to principal pursuant to the terms of the Credit Line Agreements. Principal Collections on a Common Mortgage Loan will be applied first to reduce to zero the applicable portion thereof owned by one or more Prior Trusts before any such collections are applied in reduction of the Trust Balance of such Common Mortgage Loan. As to any Distribution Date, "TRUST PRINCIPAL COLLECTIONS" will be equal to the total amount of the Trust's share of Principal Collections. The Trust's share of Principal Collections on each Mortgage Loan will equal the sum of (i) the amount allocated to principal that was received from the borrower in the related Collection Period (excluding, in the case of a Common Mortgage Loan, principal allocated to reduce the portion of such Common Mortgage Loan owned by one or more Prior Trusts in accordance with the second preceding sentence), (ii) the principal portion of Net Trust Liquidation Proceeds and Trust Insurance Proceeds and (iii) the principal portion of the Transfer Deposit Amount of a retransferred Mortgage Loan.

     "NET TRUST LIQUIDATION PROCEEDS" with respect to a Mortgage Loan are equal to the aggregate of all amounts received upon liquidation of such Mortgage Loan, including insurance proceeds, reduced by related expenses, plus accrued and unpaid interest thereon through the date of liquidation, but not including the portion, if any, of such amount that exceeds the Trust Balance of such Mortgage Loan at the end of the preceding Collection Period.

     "TRUST INSURANCE PROCEEDS" with respect to a Mortgage Loan and Collection Period are the Trust's share of insurance proceeds paid to the Servicer during such Collection Period pursuant to any insurance policy covering such Mortgage Loan, reduced by related expenses, which (i) are not liquidation proceeds, (ii) are not applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the normal servicing procedures of the Servicer and (iii) will be applied by the Servicer in reduction of the Loan Balance of such Mortgage Loan, but not including the portion, if any, of such amount that exceeds the Trust Balance of such Mortgage Loan at the end of such Collection Period.

     "TRANSFER DEPOSIT AMOUNT" with respect to any Distribution Date is the amount of cash required to be deposited to the Certificate Account by the Servicer to maintain the Minimum Transferor Interest with respect to a repurchased Defective Mortgage Loan after taking into account any transfer of an Eligible Substitute Mortgage Loan to the Trust with respect to such Defective Mortgage Loan.

     As to any Distribution Date, interest allocable to the Certificates ("CERTIFICATE INTEREST COLLECTIONS") will equal the product of Trust Interest Collections for such Distribution Date and the Floating Allocation Percentage. The remaining amount of Interest Collections will be allocated to the Transferor Interest. With respect to any Distribution Date, the "FLOATING ALLOCATION PERCENTAGE" is the percentage equivalent of a fraction determined by dividing the Invested Amount by the Pool Balance as of the beginning of the related Collection Period.

     The Trustee will deposit any amounts drawn under the Certificate Insurance Policy into the Certificate Account.

     With respect to any date, the "POOL BALANCE" will be equal to the aggregate of the Trust Balances of the Mortgage Loans as of such date. The "TRUST BALANCE" of a Mortgage Loan (other than a Liquidated Mortgage Loan, which shall have a Trust Balance of zero) on any day is equal to its Cut-off Date Trust Balance, plus the Additional Balances, if any, in respect of such Mortgage Loan arising during the Managed Amortization Period and assigned to the Trust each month, minus all collections credited against the principal balance of such Mortgage Loan (excluding in the case of any Common Mortgage Loan, any such principal collections applied to reduce the principal balance thereof owned by one or more Prior Trusts) in accordance with the related Credit Line Agreement prior to such day. In certain cases the Cut-off Date Trust Balance of a Mortgage Loan is zero. In the case of any Common Mortgage Loan, the Cut-off Date Trust Balance of such Mortgage Loan excludes the portion of the Loan Balance owned by one or more Prior Trusts.

     The "LOAN BALANCE" of a Mortgage Loan on any day is equal to the sum of the Trust Balance and, in the case of a Common Mortgage Loan, the portion of the outstanding principal balance of such Mortgage Loan owned by one or more Prior Trusts, and the Additional Balances, if any, in respect of such Mortgage Loan arising during the Rapid Amortization Period and not assigned to the Trust.

DISTRIBUTIONS ON THE CERTIFICATES

     Beginning with the month after the month in which the Cut-off Date for the Certificates occurs, distributions of principal and interest on Certificates will be made by the Trustee on each Distribution Date (i.e., the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day) to the persons in whose names such Certificates are registered on the last Business Day of the month prior to the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, on the date of issuance of the Certificates) (the "RECORD DATE"), except that the final distribution in respect of any Certificate will only be made upon presentation and surrender of such Certificate at the office or agency designated by the Trustee for that purpose in New York, New York.

     Distributions to Certificateholders will be made in an amount equal to each holder's respective Percentage Interest multiplied by the amount distributed in respect of the Certificates on each Distribution Date. The undivided percentage interest (the "PERCENTAGE INTEREST") evidenced by any Certificate will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the Original Certificate Principal Balance.

     Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "BROKERAGE FIRM" or "INDIRECT PARTICIPATING FIRM") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with the provisions of the Certificates. For purposes of the Agreement a "BUSINESS DAY" is defined as any day other than (i) a Saturday or a Sunday or (ii) a day on which banks in the states of New York, Florida or California are required or authorized by law to be closed.

     The Certificate Principal Balance as of any date is equal to the Original Certificate Principal Balance minus the aggregate amounts actually distributed as principal to Certificateholders.

  Application of Interest Collections

     On each Distribution Date, the Certificate Interest Collections will be applied in the following order of priority:

          (i) to pay the premium for the Certificate Insurance Policy;

          (ii) as payment for the accrued interest due and any overdue accrued interest at the applicable Certificate Rate on the Certificate Principal Balance for the related Accrual Period;

          (iii) to pay Certificateholders the "INVESTOR LOSS AMOUNT" equal to the product of the Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date;

          (iv) as payment for any Investor Loss Amount that was not previously
     (a) paid from Certificate Interest Collections, (b) paid from Trust Interest Collections and Trust Principal Collections allocable to the Transferor Interest or reallocated to reduce the Transferor Interest up to the Transferor Subordinated Amount as described under "-- Limited Subordination of the Transferor Interest" below, (c) covered by overcollateralization as described under "-- Overcollateralization" below or (d) funded by draws on the Certificate Insurance Policy;

          (v) to reimburse prior draws from the Certificate Insurance Policy, together with interest thereon, and to pay any fees and expenses owed to the Certificate Insurer pursuant to the Insurance Agreement, together with interest thereon;

          (vi) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the amount, if any, equal to
     (x) the Required Amount minus (y) the Transferor Subordinated Amount (such payment is referred to as the "ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT"); and

          (vii) to the Transferor.

     Payments to Certificateholders pursuant to clause (ii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(iii) and (iv) will be principal payments on the Certificates and will reduce the Certificate Principal Balance. Although payments of the Accelerated Principal Distribution Amount, if any, to Certificateholders pursuant to clause
(vi) will reduce the Certificate Principal Balance, such payments will not reduce the Invested Amount. Payments to Certificateholders of Trust Interest Collections and Trust Principal Collections allocable to the Transferor Interest will reduce the Certificate Principal Balance. Payments of the Accelerated Principal Distribution Amount are neither guaranteed by the Certificate Insurance Policy nor supported by the Transferor Subordinated Amount.

     An "ACCRUAL PERIOD" for any Distribution Date is the period beginning on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) and ending on the day preceding such Distribution Date.

     For each Distribution Date occurring on or prior to the 30th Distribution Date, the "REQUIRED AMOUNT" will be 2% of the Cut-off Date Pool Balance. For each Distribution Date thereafter, the Required Amount will be the lesser of (i) 2% of the Cut-off Date Pool Balance and (ii) 4% of the outstanding Pool Balance; provided that in no event will the Required Amount be less than a floor amount equal to the greater of (x) 1% of the Cut-off Date Pool Balance and (y) 50% of the aggregate Trust Balances of all Mortgage Loans delinquent 91 days or more (including for this purpose any Mortgage Loans in foreclosure and any Mortgage Loans with respect to which the related Mortgaged Properties have been acquired by the Trust Fund) as of the end of the related Collection Period. Notwithstanding the foregoing, for each Distribution Date, if the cumulative principal losses on the Trust Balances of the Mortgage Loans (i.e., the excess of (a) the aggregate Trust Balances of Mortgage Loans liquidated during all Collection Periods subsequent to the Cut-off Date over (b) the aggregate Net Trust Liquidation Proceeds received during such Collection Periods) as of the end of the related Collection Period exceed 1.25% of the Cut-off Date Pool Balance, then the Required Amount will be 3.75% of the Cut-off Date Pool Balance.

     A "LIQUIDATION LOSS AMOUNT" with respect to any Liquidated Mortgage Loan and Distribution Date will be the unrecovered Trust Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the principal portion of Net Trust Liquidation Proceeds in connection therewith.

  Certificate Rate

     On each Distribution Date, the "CERTIFICATE RATE" will be equal to LIBOR (as described below) on the second LIBOR Business Day prior to the preceding Distribution Date (or as of November 21, 1996 in the case of the first Distribution Date) plus 0.17%.

     In the event that the Certificate Rate for any such Distribution Date is greater than the weighted average of the "NET LOAN RATES" (the Loan Rate less the Servicing Fee Rate) applicable to the related Collection Period minus a per annum rate representing the monthly premium due on the Certificate Insurance Policy (which monthly premium rate, together with the Servicing Fee Rate, shall not exceed 0.60% per annum) the Certificate Rate for any such Distribution Date will be equal to such weighted average rate minus such premium rate (the "ALTERNATE CERTIFICATE RATE").

  Calculation of LIBOR

     LIBOR with respect to any Distribution Date following the initial Distribution Date will be determined by the Trustee and will equal the arithmetic mean (rounded, if necessary, to the nearest one sixteenth of a percent, with one thirty-second of a percent rounded upwards) of the offered rates for United States dollar deposits for one month which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding Distribution Date (as of November 21, 1996 in the case of the first Distribution Date); provided that at least two such offered rates appear on the Reuters Screen LIBO Page on such date. If fewer than two offered rates appear, LIBOR will be determined on such date as described in the paragraph below. "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "LIBOR BUSINESS DAY," for purposes of the Agreement, is a Business Day and a day on which banking institutions in the city of London, England, are not required or authorized by law to be closed.

     If on such date fewer than two offered rates appear on the Reuters Screen LIBO Page as described above, the Trustee will request the principal London office of each of the reference banks (which shall be four major banks specified in the Agreement that are engaged in transactions in the London interbank market) ("REFERENCE BANKS") to provide the Trustee with such bank's offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two Reference Banks provide the Trustee with such offered quotations, then LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest one sixteenth of a percent with one thirty-second of a percent rounded upwards) of all such quotations. If on such date fewer than two of the Reference Banks provide the Trustee with such an offered quotation, LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest one sixteenth of a percent with one thirty-second of a percent rounded upwards) of the offered per annum rates which one or more leading banks in The City of New York selected by the Trustee (after consultation with the Servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month, provided, however, that if such banks are not quoting as described above, LIBOR will be the LIBOR applicable to the immediately preceding Distribution Date.

  Transferor Collections

     Collections allocable to the Transferor Interest that are not distributed to Certificateholders will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Certificate Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Certificate Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

  Principal Payments from Principal Collections

     For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in November 2001 (the "MANAGED AMORTIZATION PERIOD"), the amount of Trust Principal Collections payable to Certificateholders on each Distribution Date will equal, to the extent funds are available therefor from Trust Principal Collections, the Scheduled Principal Collections Payment for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "SCHEDULED PRINCIPAL COLLECTIONS PAYMENT" will equal the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment.

     For the period beginning with the first Distribution Date following the end of the Managed Amortization Period (the "RAPID AMORTIZATION PERIOD"), the amount of Trust Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

     With respect to any Distribution Date, the "MAXIMUM PRINCIPAL PAYMENT" will equal the product of the Trust Principal Collections and the Fixed Allocation Percentage. With respect to any Distribution Date, the "ALTERNATIVE PRINCIPAL PAYMENT" is equal to the amount, but not less than zero, of Trust Principal Collections minus the aggregate of Additional Balances created during the related Collection Period.

     With respect to any date of determination, the "FIXED ALLOCATION PERCENTAGE" will equal the greater of (i) 98% and (ii) the percentage equivalent (but not in excess of 100%) of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Pool Balance as of the end of such day. The Fixed Allocation Percentage initially will be 98%.

     On the Distribution Date in January 2007 (the "STATED MATURITY DATE"), to the extent funds are available therefor, Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance. To the extent funds are not otherwise available for such payment, a draw on the Certificate Insurance Policy for such insufficiency will be made on the Stated Maturity Date.

     The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate Principal Balance.

     The Transferor will be entitled to receive the portion of the Trust Principal Collections on each Distribution Date that is not distributable on the Certificates; provided that such distribution will not reduce the Transferor Interest below the Minimum Transferor Interest as of such Distribution Date.

RAPID AMORTIZATION EVENTS

     As described above, the Managed Amortization Period will continue through the Distribution Date in November 2001, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. "RAPID AMORTIZATION EVENT" refers to any of the following events:

          (a) failure on the part of the Servicer (i) to make a payment or deposit required under the Agreement within five Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Agreement, which failure continues unremedied for a period of 60 days after written notice;

          (b) any representation or warranty made by the Servicer in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Servicer has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor or the Servicer;

          (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

          (e) the aggregate of all draws under the Certificate Insurance Policy exceeds 1% of the Cut-off Date Pool Balance.

     In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Certificate Insurance Policy), by written notice to the Transferor and the Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (e), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust Fund, the Transferor will immediately cease to transfer Additional Balances to the Trust and the Transferor will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will furnish by mail to Certificateholders a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Trust Balances of the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing Percentage Interests aggregating more than 51% of the Certificate Principal Balance of the Certificates not held by the Transferor, the Trustee will sell, dispose of or otherwise liquidate the Trust Balances of the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Trust Balances of the Mortgage Loans will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Certificate Insurance Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. Any remaining amounts will be treated as collections and the portion thereof allocated to the Certificateholders will be distributed to the Certificateholders on the date such proceeds are received (the "DISSOLUTION DISTRIBUTION DATE"). If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Certificateholders will suffer a corresponding loss. The Certificate Insurance Policy will not be available to cover any such loss.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Servicer and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Servicer, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of the Trust Balances of the Mortgage Loans described above.

CERTIFICATE INSURANCE POLICY

     On or before the Closing Date, the Transferor will obtain the Certificate Insurance Policy, which will be issued by the Certificate Insurer in favor of the Trustee and will provide for payment of Insured Amounts in accordance with the terms of the Certificate Insurance Policy solely for the benefit of the Certificateholders. The Certificate Insurance Policy is non-cancelable. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

     The Certificate Insurance Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the "INSURANCE AGREEMENT"), among the Transferor, the Servicer and the Certificate Insurer. The Certificate Insurance Policy will unconditionally and irrevocably guarantee principal and interest payments on the Certificates at the times and in the amounts described below. On each Distribution Date other than any Dissolution Distribution Date, a draw will be made on the Certificate Insurance Policy equal to (i) the amount by which interest accrued at the Certificate Rate on the outstanding Certificate Principal Balance during the preceding Accrual Period exceeds all amounts on deposit in the Certificate Account available to be distributed therefor plus (ii) after the Transferor Subordinated Amount has been reduced to zero, the amount, if any, by which the Certificate Principal Balance as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date).

     In addition, the Certificate Insurance Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Stated Maturity Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates).

     In the absence of payments under the Certificate Insurance Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

     The Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments (including any prepayments resulting from payments of Accelerated Principal Distribution Amounts). The Certificate Insurer has the right to terminate the Trust Fund, causing the transfer of amounts in certain accounts and the acceleration of the Certificates, under certain circumstances if the outstanding Certificate Principal Balance becomes less than 10% of the Original Certificate Principal Balance.

LIMITED SUBORDINATION OF THE TRANSFEROR INTEREST

     If Certificate Interest Collections on any Distribution Date are insufficient to pay the sum of (i) the premium for the Certificate Insurance Policy, (ii) accrued interest due and any overdue accrued interest on the Certificates, (iii) the Investor Loss Amount on such Distribution Date and (iv) the Investor Loss Amounts for previous Distribution Dates not previously paid (such insufficiency, the "DEFICIENCY AMOUNT"), Trust Interest Collections and Trust Principal Collections allocable to the Transferor Interest (but not in excess of the then current Transferor Subordinated Amount, determined as described below) will be applied to cover the Deficiency Amount. The portion of the Deficiency Amount in respect of clauses (iii) and (iv) above not covered by such collections (up to the remaining Transferor Subordinated Amount and not in excess of the Investor Loss Amount) will be reallocated to, and will reduce, the Transferor Interest and the Transferor Subordinated Amount in accordance with clause (i)(b) of the definition thereof. If such Certificate Interest Collections plus the amount of collections allocable to the Transferor Interest which have been so applied to cover the Deficiency Amount are together insufficient to pay the amount set forth in item (ii) of the definition of Deficiency Amount, then a draw will be made on the Certificate Insurance Policy to cover such shortfall. After the Transferor Subordinated Amount has been reduced to zero, the Deficiency Amount will no longer be covered by the Transferor Interest as described above.

     With respect to any Distribution Date, the "TRANSFEROR SUBORDINATED AMOUNT" equals the least of (i) 2% of the Cut-off Date Pool Balance minus the sum of (a) the aggregate amount of principal collections allocable to the Transferor Interest that have previously been distributed to Certificateholders to cover a Deficiency Amount as described above and (b) the aggregate amount of the Investor Loss Amounts that have previously been reallocated in reduction of the Transferor Interest as described above; or (ii) the Transferor Subordinated Amount on the previous Distribution Date; or (iii) the Required Amount.

     The Transferor Subordinated Amount at any time may also be further reduced if such reduction is consented to by both of the Rating Agencies and the Certificate Insurer and upon satisfaction of certain other conditions specified in the Agreement.

OVERCOLLATERALIZATION

     The payment of Accelerated Principal Distribution Amounts, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. On any Distribution Date, such overcollateralization, if any, will be available to absorb any Investor Loss Amount that is not covered either by (i) Certificate Interest Collections remaining after the payment of the premium for the Certificate Insurance Policy and the distribution of interest on the Certificates or (ii) the limited subordination of the Transferor Interest as described above. Any Investor Loss Amounts not covered by Certificate Interest Collections, the limited subordination of the Transferor Interest or such overcollateralization will be covered by draws on the Certificate Insurance Policy to the extent provided therein.

     Overcollateralization will be created only by the payments, if any, of Accelerated Principal Distribution Amounts. As of the Closing Date, the Invested Amount will be equal to the Original Certificate Principal Balance and, accordingly, there will not be any initial overcollateralization. Payment of the Accelerated Principal Distribution Amount on a Distribution Date is made in an amount equal to the excess, if any, of the Required Amount over the Transferor Subordinated Amount. As of the Closing Date, the Required Amount is equal to the Transferor Subordinated Amount. Thus, no Accelerated Principal Distribution Amount is expected to be paid, and no overcollateralization will be created, on the first Distribution Date. Any payments of Trust Principal Collections allocable to the Transferor's Interest that decrease the Transferor Subordinated Amount would be expected to result in a payment of the Accelerated Principal Distribution Amount and the creation of, or increase in, overcollateralization if the Required Amount is in excess of the Transferor Subordinated Amount on a Distribution Date and there are sufficient Certificate Interest Collections. If the Transferor Subordinated Amount is reduced to zero, then payments of the Accelerated Principal Distribution Amount from Certificate Interest Collections may be made in an amount up to the Required Amount. Any such payments would result in increases in the level of overcollateralization.

ADVANCES

     Under the Agreement, the Servicer will be obligated to advance an amount (a "MONTHLY ADVANCE") of cash, which will be part of Trust Interest Collections and Trust Principal Collections, equal to the aggregate of all installments of interest at the related Net Loan Rate and principal, if any, which (a) were known by the Servicer to be delinquent on the Trust Balance of each Mortgage Loan as of the end of the related Collection Period, (b) were not previously the subject of a Servicer advance and (c) would, in the judgment of the Servicer, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

     In making advances, the Servicer will endeavor to maintain a regular flow of scheduled interest payments to holders of the Certificates, rather than to guarantee or insure against losses. Any Servicer funds advanced as described in the preceding paragraph will be reimbursable to the Servicer either out of recoveries on the specific Mortgage Loans in respect of which such advances were made (e.g., late payment made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by MLCC under the circumstances described above) or out of amounts otherwise distributable to holders of the Certificates. In addition to the foregoing, such advances by the Servicer will be reimbursable to the Servicer from cash otherwise distributable to the holders of Certificates to the extent that the Servicer determines that any such advances previously made are not ultimately recoverable as described above.

REPORTS TO HOLDERS OF THE CERTIFICATES

     Not later than the second Business Day prior to each Distribution Date the Servicer will deliver to the Trustee for mailing to each holder of a Certificate (which will be Cede as nominee of DTC, unless and until Definitive Certificates are issued) a statement setting forth among other items:

          (i) the amount being distributed to Certificateholders;

          (ii) the amount of interest included in such distribution and the related Certificate Rate;

          (iii) the amount, if any, of overdue accrued interest included in such distribution;

          (iv) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

          (v) the amount, if any, of principal included in such distribution;

          (vi) the amount, if any, of the reimbursement of previous Investor Loss Amounts included in such distribution;

          (vii) the amount, if any, of the aggregate unreimbursed Investor Loss Amounts after giving effect to such distribution;

          (viii) the Floating Allocation Percentage for the preceding Collection Period;

          (ix) the Invested Amount, the Certificate Principal Balance and the "Factor" (the outstanding Certificate Principal Balance divided by the Original Certificate Principal Balance), each after giving effect to such distribution;

          (x) the Required Amount for such Distribution Date;

          (xi) the Transferor Subordinated Amount after giving effect to such distribution;

          (xii) the Pool Balance as of the end of the preceding Collection
     Period;

          (xiii) the amount of any overcollateralization;

          (xiv) the Servicing Fee for such Distribution Date;

          (xv) the amount of any Monthly Advance by the Servicer;

          (xvi) the number and aggregate Loan Balance of Mortgage Loans delinquent (a) 31 to 60 days, (b) 61 to 90 days and (c) 91 days or more, respectively, as of the end of the related Collection Period;

          (xvii) the number and aggregate Trust Balance of the Mortgage Loans in foreclosure as of the end of the preceding Collection Period;

          (xviii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (xix) the amount of any draws on the Certificate Insurance Policy; and

          (xx) the number and aggregate Trust Balance of Mortgage Loans that will be retransferred from the Trust Fund on the related Removal Date and the cumulative number and aggregate Trust Balance of all Mortgage Loans that have been retransferred on all prior Removal Dates.

     In the case of information furnished pursuant to clauses (ii), (iii), (iv),
(v), (vi) and (vii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 90 days after the end of each calendar year, the Servicer will deliver to the Trustee for mailing to each Person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in clauses (ii) and (v) above aggregated for such calendar year or, in the case of each Person who was a Certificateholder for a portion of such calendar year, setting forth such information for each month thereof.

ASSIGNMENT OF TRUST BALANCES OF THE MORTGAGE LOANS

     At the time of issuance of the Certificates, the Transferor will transfer and assign all of its right, title and interest in and to the Trust Balances of each Mortgage Loan (including any Additional Balances arising during the Managed Amortization Period), related Credit Line Agreements, mortgages and other related documents (collectively, the "RELATED DOCUMENTS"), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date that are allocable to the Trust Balance (but not including (i) all accrued interest and principal due on or with respect to the Mortgage Loans for interest periods prior to the Cut-off Date and (ii) payments of principal and interest allocable to payment of the Servicing Fee), together with all its right, title and interest in and to the Trust Fund's allocable portion of the proceeds of any related insurance policies received on and after the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Transferor in exchange for the Mortgage Loans and the Transferor Interest. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the Cut-off Date Trust Balance of each Mortgage Loan, as well as information respecting the Margin and the maturity of the Mortgage Loan.

     Under the terms of the Agreement, so long as ML & Co.'s long-term unsecured debt is rated at least A-by Standard & Poor's Rating Services and A3 by Moody's Investors Service, Inc., the Servicer shall be entitled to maintain possession of certain documents relating to the Mortgage Loans (the "MORTGAGE FILES") and will not be required to deliver any of them to the Trustee. In the event that ML & Co.'s long-term unsecured debt rating does not satisfy the above referenced standards, the documentation relating to each Mortgage Loan will be delivered to and maintained by the Trustee.

     At such time, if any, as the Mortgage Files are delivered to the Trustee, the Trustee will review each Mortgage File (or copies thereof) and if any document required to be included in any Mortgage File is found to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Servicer by the Trustee, the Servicer will repurchase such Mortgage Loan in the manner set forth below.

     The Servicer will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan in the Trust Fund (e.g., original Combined Loan-to-Value Ratio, principal balance as of the Cut-off Date, Margin and maturity). In addition, the Servicer will make certain other representations and warranties customary to sales of Mortgage Loans and will also represent and warrant that, as of the Cut-off Date, no Mortgage Loan was more than one month past due.

     If any loss is suffered by the Trust Fund, on behalf of the Certificateholders, in respect of any Mortgage Loan as a result of (a) a defective document in any Mortgage File, (b) the Servicer's retention of such Mortgage File or (c) a breach of any representation made by the Servicer in the Agreement as to a Mortgage Loan, which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan, the Servicer will be obligated to accept the retransfer of such Mortgage Loan from the Trust. Upon such transfer, the Trust Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the

Minimum Transferor Interest at such time, the Servicer will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Certificate Account in the amount (the "TRANSFER DEPOSIT AMOUNT") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Certificate Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Servicer to accept a retransfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders; provided, however, that the Trustee as successor servicer shall have no obligation to repurchase any of the Mortgage Loans.

     An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" is a mortgage loan substituted by the Servicer for a Defective Mortgage Loan which must, on the date of such substitution, (i) have a Trust Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Trust Balance), not substantially greater or less than the Defective Mortgage Loan;
(ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 5% in excess of the Loan Rate of such Defective Mortgage Loan;
(iii) have a Loan Rate based on the same Index as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than six months earlier and not more than six months later than the remaining term to maturity of the Defective Mortgage Loan and in no case later than October 1, 2006; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Trust Balance of an Eligible Substitute Mortgage Loan is less than the Trust Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Servicer will be required to make a deposit to the Certificate Account equal to such difference.

     Mortgage Loans required to be transferred to the Servicer as described in the preceding paragraphs are referred to as "DEFECTIVE MORTGAGE LOANS."

AMENDMENTS TO CREDIT LINE AGREEMENTS

     In connection with the servicing of the Mortgage Loans, the Servicer may at the request of a borrower or at its own initiative agree to modify the Credit Line Agreement relating to a Mortgage Loan or waive compliance by the borrower with any provision of the Credit Line Agreement, provided that any such modification or waiver (i) does not extend the scheduled maturity date of, modify the interest rate payable under (except as required by law or as contemplated by the Credit Line Agreement), or constitute a cancellation or discharge of the outstanding Loan Balance under such Mortgage Loan, (ii) is not inconsistent with the Servicer's then current practice respecting comparable mortgage loans held in its own portfolio, or (iii) does not materially and adversely affect the security afforded by the Mortgaged Property; provided, however, that the Servicer may agree to changes to the terms of a Credit Line Agreement which would otherwise be violative of clauses (i) and (iii) above if
(a) the Servicer has determined that such changes are necessary to avoid prepayment of the related Mortgage Loan as a result of refinancing provided by another lender or to accommodate the request of a borrower to extend the scheduled maturity date of the related Mortgage Loan and such changes are consistent with prudent business practice and (b) the Servicer repurchases the related Mortgage Loan on the Business Day preceding the Distribution Date immediately following the Collection Period during which such changes were made. Any such retransfer will be accomplished in the manner described under "Description of the Certificates -- Assignment of Trust Balances of the Mortgage Loans" herein.

CONSENT TO SENIOR LIENS AND INCREASE IN CREDIT LIMITS

     The Servicer, acting as agent for the Trust Fund and to the extent consistent with its then current practice respecting comparable mortgage loans held in its own portfolio, may permit the placement of a subsequent senior mortgage on any Mortgaged Property so long as either (i) the Combined Loan-to-Value Ratio of the related Mortgage Loan immediately following such placement does not exceed the Combined Loan-to-Value Ratio at origination of such Mortgage Loan or (ii) the placement of such senior mortgage is in connection with the refinancing of a prior senior mortgage and results in a reduction of the interest rate applicable to such senior mortgage and generally does not result in an increase in the then outstanding principal balance of such senior mortgage, including closing costs, points and other funds for the borrower's use (not to exceed 1% of the principal balance of such senior mortgage). The Servicer may also permit an increase of the Credit Limit applicable to a Mortgage Loan during the Rapid Amortization Period so long as the Combined Loan-to-Value Ratio of such Mortgage Loan immediately following such increase does not exceed 85%.

OPTIONAL RETRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

     Subject to the conditions specified in the Agreement, on any Distribution Date during the Managed Amortization Period the Transferor may, but shall not be obligated to, remove from the Trust Fund on such Distribution Date (the "REMOVAL DATE"), certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including: (i) the Transferor Interest as of such Removal Date (after giving effect to such removal) exceeds the Minimum Transferor Interest; (ii) the Transferor shall have delivered to the Trustee a "MORTGAGE LOAN SCHEDULE" containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (iv) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Removal Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Certificate Insurance Policy; and (v) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (iii) above.

     As of any date of determination, the "MINIMUM TRANSFEROR INTEREST" is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

SERVICING AND HAZARD INSURANCE

     The Mortgage Loans will be serviced in accordance with procedures as described generally in the Prospectus under "The Pooling and Servicing Agreement" and as set forth in the Agreement.

     In any case in which the Servicer becomes aware that a Mortgaged Property has been conveyed by a borrower, the Servicer, to the extent it deems appropriate, will take reasonable steps to freeze the borrower's Credit Limit at the level of the current outstanding Loan Balance. The Servicer is not obligated to enforce any due-on-sale clause in a Credit Line Agreement. If the Servicer elects not to enforce any due-on-sale clause or is prevented from enforcing such due-on-sale clause under applicable law, the Servicer is authorized to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Credit Line Agreement. The original borrower may request to be released from liability under the Credit Line Agreement. If deemed appropriate by the Servicer after the person to whom such Mortgaged Property has been conveyed enters into an assumption and modification agreement, the original borrower may be released from liability. If the Servicer elects not to enforce any due-on-sale clause and not to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been conveyed, then the original borrower remains liable under the Credit Line Agreement. If the Servicer elects to enforce the due-on-sale clauses in connection with transfers of the related Mortgaged Properties, the acceleration of the Mortgage Loans as a result of such enforcement will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average life of the Certificates. See "Yield and Prepayment Considerations" in the Prospectus and "Prepayment and Yield Considerations" herein.

     Under the terms of the Mortgage Loans, each borrower is required to maintain for the corresponding Mortgaged Property a hazard insurance policy which contains a standard mortgagee's clause and which insures against loss by fire and by hazards included within the term "extended coverage," and by such other hazards for which the Servicer requires coverage. The hazard insurance must be in the amounts and for the periods of time required by the Servicer. The Servicer will maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in a similar amount. All amounts collected by the Servicer under any hazard policy, to the extent they constitute Net Trust Liquidation Proceeds or Trust Insurance Proceeds, will ultimately be deposited in the Certificate Account. The Agreement provides that as protection against coverage lapses in the individual hazard insurance policies, the Servicer, or an affiliate thereof, will obtain and maintain a "mortgagee interest policy" issued by an insurer acceptable to the Rating Agencies insuring against hazard losses on all of the Mortgaged Properties in an amount equal to the aggregate Loan Balances outstanding from time to time under the Mortgage Loans. See "The Pooling and Servicing Agreement -- Hazard Insurance" in the Prospectus. No Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan included in the Mortgage Pool be subject to FHA Insurance or VA Guaranty or be covered by a Primary Mortgage Insurance Policy.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     In the event that title to any Mortgaged Property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Servicer, or to the Trustee or its nominee on behalf of the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and such Mortgage Loan is liquidated.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The Servicer may, in its sole discretion, purchase defaulted Mortgage Loans from the Trust Fund. Any such purchase will be at a price equal to 100% of the Trust Balance of each such Mortgage Loan together with accrued interest thereon at the Net Loan Rate from the date through which interest was last paid by the related borrower or advanced by the Servicer to the end of the Collection Period preceding the Distribution Date on which the proceeds of such purchase are required to be distributed.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Servicer in respect of its servicing activities relating to the Certificates (the "SERVICING FEE") will be retained by it from collections of interest on the Mortgage Loans in the Trust Fund at the time such collections are required to be deposited into the Certificate Account and will be equal to 0.50% (the "SERVICING FEE RATE") per annum of the outstanding Loan Balance of each such Mortgage Loan. In addition, the Servicer will receive any net investment income from the investment of funds in the Certificate Account. All assumption fees and late payment charges, to the extent collected from borrowers shall be retained by the Servicer.

     The Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent. In addition, as indicated in the preceding section, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Trust Insurance Proceeds or Net Trust Liquidation Proceeds.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Servicer of the Mortgage Loans, as described below and (iv) the Distribution Date in January 2007.

     The Mortgage Loans and all property acquired in respect of any Mortgage Loan held in the Trust Fund will be subject to optional transfer to the Servicer, or in the absence of the exercise thereof by the Servicer, the Certificate Insurer, on any Distribution Date after the outstanding Certificate Principal Balance is less than or equal to 10% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Certificate Insurance Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The purchase price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust created by the Agreement continue in perpetuity. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. Under certain circumstances, the Certificate Insurer may exercise the Servicer's right of repurchase. See "Description of the Certificates -- Certificate Insurance Policy" herein.

     In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor or the Servicer. See "-- Rapid Amortization Events" herein.

MISCELLANEOUS

     In determining the percentage of the Trust Fund evidenced by a Certificate for purposes of determining the consent of Certificateholders or other action by Certificateholders as discussed under "The Pooling and Servicing
Agreement -- Amendment" in the Prospectus, such percentage shall be based upon the relative outstanding principal balances of the Certificates. Amendments to the Agreement requiring the consent of Certificateholders shall require only the consent of the holders of Certificates affected thereby, evidencing Percentage Interests aggregating at least 66%. Amendments to the Agreement may be made only with the prior written consent of the Certificate Insurer. Certain other actions under the Agreement also require the prior written consent of the Certificate Insurer. The Certificate Insurer may direct the Trustee to waive any default by the Servicer under the Agreement, except that a default in making any required distribution on any Certificate may only be waived by the affected Certificateholder. Upon an Event of Default, the Trustee may terminate the rights of the Servicer only with the consent of the Certificate Insurer, and shall terminate the Servicer at the direction of the Certificate Insurer.

REGISTRATION OF THE CERTIFICATES

     The Certificates will initially be registered in the name of Cede, the nominee of DTC. Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (each as defined below) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants (each as defined below), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "CLEARING AGENCY" registered pursuant to the provisions of Section 17A of the 1934

Act. DTC accepts securities for deposit from its participating organizations ("PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected within DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

     Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of the Certificates only through Participants by instructing such Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     The Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "DEFINITIVE CERTIFICATES"), only if (i) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Transferor or the Trustee is unable to locate a qualified successor, (ii) the Transferor, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, DTC, at the direction of Certificate Owners having a majority in Percentage Interests of the Certificates together, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interest of Certificate Owners. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Transferor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder of the Certificates under the Agreement only at the direction of one or more Participants to whose DTC account the Certificates are credited. DTC has advised the Transferor that DTC will take such action with respect to any Percentage Interests of the Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any class of Certificates. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "EUROCLEAR COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, net the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the

Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to the Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificate Owner under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Transferor would seek an alternative depositary (if available) or cause the issuance of Definitive Certificates to Certificate Owners or their nominees in the manner described above.

     Issuance of the Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

THE TRUSTEE

     Bankers Trust Company of California, N.A., a national banking association, will act as Trustee of the Trust Fund. The mailing address of the Trustee's corporate trust office is 3 Park Plaza, 16th Floor, Irvine, California 92614 and its telephone number is (714) 253-7575.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Servicer will be obligated to appoint a successor Trustee. If a downgrading in the credit rating of the Trustee would materially adversely affect the rating of the Certificates, the Servicer, under certain circumstances, may remove the Trustee and appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

CERTAIN ACTIVITIES

     The Trust Fund has not and will not: (i) issue senior securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities;
(vi) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. The Agreement does not provide for meetings of Certificateholders, and neither the Transferor nor the Servicer contemplate holding such meetings.

          THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, unconditionally and irrevocably guarantees that an amount equal to each full and complete Insured Amount will be received by the Trustee for distribution to holders of the Certificates in accordance with the terms of the Agreement. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Amount shall be finally and completely discharged to the extent funds equal to the applicable Insured Amount are received from the Certificate Insurer by the Trustee. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee. Insured Amounts shall be paid only at the time set forth in the Certificate Insurance Policy.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee any specified rate of, prepayments (including prepayments resulting from payments of Accelerated Principal Distribution Amounts) and does not protect against any risk other than Nonpayment, including failure of the Trustee to make any Insured Payment due to holders of the Certificates.

     In the event the Trustee has notice that any payment of principal or interest which has been made to a holder of the Certificates by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, the Certificate Insurer will make payment to the Trustee in respect thereof.

     The Certificate Insurer will pay any Insured Amount payable under the Certificate Insurance Policy from its own funds on the later of (a) one Business Day next following the Business Day on which the Certificate Insurer receives notice of Nonpayment and (b) the applicable Distribution Date. Such payments shall be made only upon presentation of an instrument in form and substance satisfactory to the Certificate Insurer, who shall be subrogated to all rights of the holders of the Certificates to payment on the related Certificates to the extent of the Insured Payments so made. Once the Insured Payments have been made to the Trustee, the Certificate Insurer shall have no further obligation in respect of the related Insured Amounts.

     As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

          "AGREEMENT" means the Pooling and Servicing Agreement dated as of November 1, 1996 by and among the Transferor, the Servicer, and the Trustee without regard to any amendment or supplement thereto without the prior consent of the Certificate Insurer.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or any day on which national banks in the States of New York, Florida or California are authorized or obligated by law or executive order to close.

          "INSURED AMOUNT" and "NONPAYMENT" mean with respect to any Distribution Date other than any Dissolution Distribution Date, the sum of
     (a)(i) the amount by which interest accrued at the Certificate Rate on the outstanding Certificate Principal Balance during the preceding Accrual Period exceeds all amounts on deposit in the Certificate Account available to be distributed therefor plus (ii) after the Transferor Subordinated Amount has been reduced to zero, the amount, if any, by which the Certificate Principal Balance as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates); provided, that the Certificate Insurance Policy will not cover any such amounts on any Dissolution Distribution Date, plus (iii) the outstanding Certificate Principal Balance on the Stated Maturity Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates), and (b) any Preference Amount that has not been paid to the Trustee by the Certificate Insurer prior to such Distribution Date.

          "INSURED PAYMENT" means with respect to any Distribution Date the Insured Amount for such Distribution Date paid to the Trustee by the Certificate Insurer.

          "PREFERENCE AMOUNT" means any payment of principal or interest which has been made to a holder of the Certificates by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of California (without giving effect to conflict of laws principles thereof).

     In the event that AMBAC Indemnity Corporation were to become insolvent, any claims arising under the policy would be excluded from coverage by the California Insurance Guaranty Association established pursuant to the laws of the State of California.

     The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Certificate Insurance Policy is not cancelable for any reason. The premiums on the Certificate Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Certificates.

     AMBAC Indemnity Corporation ("AMBAC") is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, and Guam. AMBAC primarily insures newly issued municipal bonds. AMBAC is a wholly owned subsidiary of AMBAC Inc., a 100% publicly held company. Moody's, S&P and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to AMBAC.

     AMBAC has entered into pro rata reinsurance agreements under which a percentage of the insurance underwritten pursuant to certain of AMBAC's municipal bond and structured finance insurance policies have been and will be assumed by a number of foreign and domestic unaffiliated reinsurers.

     The following table sets forth AMBAC's capitalization as of December 31, 1993, December 31, 1994, December 31, 1995 and September 30, 1996, respectively, in conformity with generally accepted accounting principles.

                          AMBAC INDEMNITY CORPORATION

                              CAPITALIZATION TABLE

                                                                 DECEMBER 31,
                                                           ------------------------   SEPTEMBER 30,
                                                            1993     1994     1995        1996
                                                           ------   ------   ------   -------------
                                                            (DOLLARS IN MILLIONS)      (UNAUDITED)
Unearned premiums........................................  $  785   $  840   $  906      $   965
Other liabilities........................................     192      136      295          282
Stockholder's equity: Common stock.......................      82       82       82           82
  Additional paid-in capital.............................     444      444      481          515
  Unrealized gain (loss) on bonds; net of tax............      68      (46)      87           51
  Retained earnings......................................     668      782      907          947
                                                           ------   ------   ------       ------
          Total stockholder's equity.....................  $1,262   $1,262   $1,557      $ 1,595
                                                           ------   ------   ------       ------
          Total liabilities and stockholder's equity.....  $2,239   $2,238   $2,758      $ 2,842
                                                           ======   ======   ======       ======

---------------

For additional financial information concerning AMBAC, see the audited financial statements of AMBAC included as Appendix A of this Prospectus Supplement and the unaudited financial statements of AMBAC included as Appendix B of this Prospectus Supplement.

     Effective December 31, 1993, AMBAC adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Debt and Equity Securities" ("Statement 115") with all investments designated as available-for-sale. As required under Statement 115, prior years' financial statements have not been restated. The cumulative effect of adopting Statement 115 as of December 31, 1993 was to increase AMBAC's stockholder's equity $63.6 million, net of tax. The adoption of Statement 115 had no effect on earnings.

     AMBAC makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, the Prospectus or this Prospectus Supplement other than the information supplied by AMBAC and presented under the heading "The Certificate Insurance Policy and the Certificate Insurer" and in Appendix A and Appendix B to this Prospectus Supplement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Transferor and counsel to the Underwriter ("TAX COUNSEL"), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. See "Certain Federal Income Tax Consequences" in the Prospectus.

     The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Trust Balance of the Mortgage Loans for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID REGULATIONS") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Certain Federal Income Tax Consequences -- Single Class of

Senior Certificates -- Original Issue Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE TRUST FUND AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     Based on application of existing laws to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement, Tax Counsel is of the opinion that the transaction contemplated by this Prospectus Supplement will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Certain Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the Prospectus.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     The Small Business Job Protection Act of 1996 changed the definition of a "foreign" trust. Under prior law, the definition was based on whether a trust's foreign source income would be subject to U.S. tax. The new definition contains two objective requirements which, if satisfied, will cause a trust to be treated as a U.S. trust. It looks first to whether the trust's administration is subject to a U.S. court's "primary supervision" and second to whether U.S. fiduciaries control all substantial decisions of the trust. If both these requirements are met, the trust is a U.S. trust. All other trusts are "foreign" trusts.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                  STATE TAXES

     The Transferor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("PLANS") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the Prospectus.

PROHIBITED TRANSACTIONS

  General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code (or, in some cases, Section 502(i) of ERISA) imposes certain excise taxes on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Transferor, the Servicer, the Trustee and other persons, in providing services with respect to the Mortgage Loans, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving the Mortgage Loans unless such transactions are subject to a statutory or administrative exemption.

AVAILABILITY OF CLASS EXEMPTION FOR CERTIFICATES

     The U.S. Department of Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "UNDERWRITER") an administrative exemption (Prohibited Transaction Exemption 90-29; Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The definition of "receivables" covered by the Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Certificates are the following:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Rating Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Transferor pursuant to the sale of the Certificates to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Certificates in connection with the initial issuance, at least fifty (50) percent of the Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Certificates does not exceed twenty-five (25) percent of all of the Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Transferor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The Transferor believes that the Exemption will apply to the acquisition and holding by Plans of Certificates sold by the Underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Mortgage Loans included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

REVIEW BY PLAN FIDUCIARIES

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Plan fiduciary who proposes to cause a Plan to purchase Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Certificates. Assets of a Plan or individual retirement account should not be invested in the Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Certificates will be applied by the Transferor to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because, among other things, most of the mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans (i.e. "mortgage related securities" under SMMEA) may not be legally authorized to invest in the Certificates. No representation is made as to whether the Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Certificates as legal investments for such purchasers prior to investing in the Certificates.

                                  UNDERWRITING

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, the sole underwriter (the "UNDERWRITER"), has agreed, on the terms and conditions of the Underwriting Agreement and a Terms Agreement (together, the "UNDERWRITING AGREEMENT") relating to the Certificates, to purchase the entire principal amount of the Certificates offered hereby.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any Certificates are purchased.

     The distribution of the Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Certificates, the Underwriter may be deemed to have received compensation from the Transferor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Transferor and the Servicer have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver to such investor a paper copy of the Prospectus Supplement and Prospectus.

                                    EXPERTS

     The consolidated balance sheets of AMBAC Indemnity Corporation, at December 31, 1994 and 1995 and the consolidated statements of operations, stockholder's equity and cash flows of AMBAC Indemnity Corporation for each of the years in the three year period ended December 31, 1995, appearing in Appendix A of this Prospectus Supplement have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP covering the consolidated financial statements referred to above of AMBAC Indemnity Corporation refers to the adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 112, "Employers' Accounting for Postemployment Benefits," in 1993.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Transferor and the Underwriter by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Transferor by Brown & Wood LLP.

                               CERTIFICATE RATING

     It is a condition to the issuance of the Certificates that they be rated "AAA" by S&P, and "Aaa" by Moody's (together with S&P, the "RATING AGENCIES"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The ratings assigned to the Certificates address the likelihood of the receipt of distributions due on the Certificates according to their terms. The ratings take into consideration, among other things, the credit quality of the Mortgage Loans, the structural and legal aspects associated with the Certificates, and the claims-paying ability of the Certificate Insurer. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the rating of the Certificates affected by such change. The ratings assigned to the Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated. The rating does not address the possibility that the holders of the Certificates might suffer a lower than anticipated yield. There can be no assurance as to whether any other rating agency will rate the Certificates, or if it does, what rating it will assign to the Certificates.

                            INDEX OF PRINCIPAL TERMS

                                                                                  PAGE
                                                                            -----------------
Accelerated Principal Distribution Amount..................................        S-12, S-43
Accrual Period.............................................................        S-13, S-43
Additional Balance.........................................................               S-5
Agreement..................................................................   Cover, S-4, S-5
Alternate Certificate Rate.................................................              S-44
Alternative Principal Payment..............................................        S-14, S-45
AMBAC......................................................................              S-59
Brokerage Firm.............................................................              S-42
Business Day...............................................................        S-43, S-58
Cede.......................................................................              S-19
CEDEL......................................................................        S-19, S-56
CEDEL Participants.........................................................              S-56
Certificate Insurance Policy...............................................             Cover
Certificate Insurer........................................................             Cover
Certificate Interest Collections...........................................        S-12, S-42
Certificate Owners.........................................................         S-2, S-19
Certificate Rate...........................................................         S-4, S-44
Certificates...............................................................        Cover, S-4
Clearing Agency............................................................              S-54
Closing Date...............................................................        Cover, S-4
Code.......................................................................              S-61
Collection Period..........................................................        S-11, S-41
Combined Loan-to-Value Ratio...............................................               S-7
Common Mortgage Loans......................................................               S-7
CPR........................................................................              S-36
Credit Limit...............................................................               S-7
Credit Line Agreements.....................................................             Cover
Cut-off Date...............................................................        Cover, S-4
Cut-off Date Pool Balance..................................................               S-5
Cut-off Date Trust Balance.................................................               S-5
Defective Mortgage Loan(s).................................................        S-17, S-51
Deficiency Amount..........................................................        S-15, S-47
Definitive Certificates....................................................              S-56
Depositaries...............................................................              S-54
Dissolution Distribution Date..............................................              S-46
Distribution Date..........................................................        Cover, S-4
DTI........................................................................              S-30
DTC........................................................................         S-2, S-19
DOL........................................................................              S-64
Eligible Substitute Mortgage Loan..........................................        S-17, S-51
Equity Access(@) Credit Accounts...........................................              S-29
Equity Access(@) Loans.....................................................              S-29
Equity Access Prime(@) Program.............................................              S-31
ERISA......................................................................        S-18, S-64
Euroclear..................................................................        S-19, S-56
Euroclear Cooperative......................................................              S-56
Euroclear Operator.........................................................              S-56
Euroclear Participants.....................................................              S-56
European Depositaries......................................................              S-19

                                                                                  PAGE
                                                                            -----------------
Exemption..................................................................              S-64
Financial Consultants......................................................              S-29
Fixed Allocation Percentage................................................        S-14, S-45
Floating Allocation Percentage.............................................        S-12, S-42
Global Securities..........................................................               I-1
HELOCs.....................................................................              S-29
Index Rate.................................................................              S-32
Indirect Participating Firm................................................              S-42
Insurance Agreement........................................................        S-14, S-47
Insured Amount.............................................................              S-58
Insured Payment............................................................              S-59
Interest Collections.......................................................        S-10, S-41
Interest Period............................................................        S-10, S-41
Invested Amount............................................................         S-5, S-40
Investor Loss Amount.......................................................        S-12, S-43
IRS........................................................................              S-61
LIBO.......................................................................              S-44
LIBOR......................................................................             Cover
LIBOR Business Day.........................................................              S-44
Liquidation Loss Amount....................................................        S-13, S-44
Loan Balance...............................................................         S-6, S-42
Loan Rate..................................................................         S-7, S-31
Managed Amortization Period................................................        S-13, S-45
Margin.....................................................................               S-7
Maximum Principal Payment..................................................        S-14, S-45
Minimum Transferor Interest................................................        S-10, S-52
ML & Co....................................................................               S-4
MLCC.......................................................................             Cover
MLHEA......................................................................               S-6
Monthly Advance............................................................              S-48
Monthly Advance Reimbursement Amount.......................................              S-41
Moody's....................................................................              S-19
Mortgage Files.............................................................              S-50
Mortgage Loan Schedule.....................................................        S-10, S-52
Mortgage Loans.............................................................       Cover, S-40
Mortgage Pool..............................................................             Cover
Mortgaged Properties.......................................................               S-5
Net Loan Rate(s)...........................................................        S-11, S-44
Net Trust Liquidation Proceeds.............................................        S-11, S-41
Nonpayment.................................................................              S-58
OID........................................................................              S-61
OID Regulations............................................................              S-61
Original Certificate Principal Balance.....................................         S-4, S-40
Original Invested Amount...................................................         S-4, S-40
Participants...............................................................              S-55
Percentage Interest........................................................         S-5, S-42
Plan(s)....................................................................        S-18, S-64
Pool Balance...............................................................         S-5, S-42
Preference Amount..........................................................              S-59
Principal Collections......................................................        S-11, S-41
Prior Trusts...............................................................               S-7

                                                                                  PAGE
                                                                            -----------------
Prospectus.................................................................             Cover
Rapid Amortization Event...................................................              S-46
Rapid Amortization Period..................................................        S-14, S-45
Rating Agencies............................................................        S-19, S-67
Record Date................................................................              S-42
Reference Banks............................................................              S-44
Related Documents..........................................................              S-50
Removal Date...............................................................        S-10, S-52
Required Amount............................................................        S-13, S-43
Restricted Group...........................................................              S-65
Reuters Screen LIBO Page...................................................              S-44
Scheduled Principal Collections Payment....................................        S-13, S-45
Second Mortgage Ratio......................................................               S-8
Servicer...................................................................             Cover
Servicing Fee..............................................................        S-17, S-53
Servicing Fee Rate.........................................................        S-17, S-53
SMMEA......................................................................              S-66
S&P........................................................................              S-19
Stated Maturity Date.......................................................        S-14, S-45
Tax Counsel................................................................              S-61
Transfer Deposit Amount....................................................        S-11, S-42
Transferor.................................................................             Cover
Transferor Interest........................................................  Cover, S-5, S-40
Transferor Subordinated Amount.............................................        S-16, S-48
Trust......................................................................        Cover, S-4
Trust 1991.................................................................               S-6
Trust 1993.................................................................               S-6
Trust 1994-1...............................................................               S-6
Trust 1994-2...............................................................               S-6
Trust 1995-1...............................................................               S-6
Trust 1995-2...............................................................               S-6
Trust Balance(s)...........................................................  Cover, S-6, S-42
Trust Fund.................................................................        Cover, S-5
Trust Insurance Proceeds...................................................        S-11, S-41
Trust Interest Collections.................................................        S-10, S-41
Trust Principal Collections................................................        S-11, S-41
Trustee....................................................................        Cover, S-4
Underwriter................................................................   S-2, S-64, S-66
Underwriting Agreement.....................................................              S-66

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered MLCC Mortgage Investors, Inc. ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2 (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or

Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                     APPENDIX A

                  AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
                   (a wholly owned subsidiary of AMBAC Inc.)

                        Consolidated Financial Statements

                           December 31, 1995 and 1994

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Board of Directors
AMBAC Indemnity Corporation:

     We have audited the accompanying consolidated balance sheets of AMBAC Indemnity Corporation and subsidiaries (a wholly owned subsidiary of AMBAC Inc.) as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of AMBAC Indemnity Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMBAC Indemnity Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, AMBAC Indemnity Corporation has adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and No. 112, "Employers' Accounting for Postemployment Benefits," in 1993.

/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP
New York, New York
January 31, 1996

                  AMBAC Indemnity Corporation and Subsidiaries

                          Consolidated Balance Sheets
                    (Dollars In Thousands Except Share Data)



                                                                         December 31,
                                                                ---------------------------
                                                                    1995              1994
                                                                -----------       -----------

Assets
Investments:
  Bonds held in available-for-sale account, at fair value
     (amortized cost of $2,090,101 in 1995 and $1,865,350
     in 1994) ...........................................       $ 2,224,528       $ 1,795,958
  Short-term investments, at cost (approximates fair
     value) .............................................           163,953            85,202
                                                                -----------       -----------
     Total investments ..................................         2,388,481         1,881,160
Cash ....................................................             6,912             2,117
Securities purchased under agreements to resell .........             4,120             8,011
Receivable for securities ...............................             8,136            21,508
Investment income due and accrued .......................            38,319            34,902
Investment in affiliate .................................            25,827            24,976
Deferred acquisition costs ..............................            82,620            71,774
Deferred income taxes ...................................                --             1,778
Current income taxes ....................................             2,171            10,544
Prepaid reinsurance .....................................           153,372           139,855
Other assets ............................................            48,472            41,677
                                                                -----------       -----------
     Total assets .......................................       $ 2,758,430       $ 2,238,302
                                                                ===========       ===========
Liabilities and Stockholder's Equity
Liabilities:
  Unearned premiums .....................................       $   906,136       $   839,775
  Losses and loss adjustment expenses ...................            65,996            65,662
  Ceded reinsurance balances payable ....................            14,654               908
  Deferred income taxes .................................            85,008                --
  Accounts payable and other liabilities ................            43,625            43,519
  Payable for securities ................................            86,304            26,696
                                                                -----------       -----------
     Total liabilities ..................................         1,201,723           976,560
                                                                -----------       -----------
Stockholder's equity:
  Preferred stock, par value $1,000.00 per share
     Authorized shares -- 285,000; issued and outstanding
     shares -- none .....................................                --                --
  Common stock, par value $2.50 per share. Authorized
     shares -- 40,000,000; issued and outstanding
     shares -- 32,800,000 at December 31, 1995 and 1994 .            82,000            82,000
  Additional paid-in capital ............................           481,059           444,258
  Unrealized gains (losses) on investments, net of tax ..            87,112           (46,087)
  Retained earnings .....................................           906,536           781,571
                                                                -----------       -----------
     Total stockholder's equity .........................         1,556,707         1,261,742
                                                                -----------       -----------
     Total liabilities and stockholder's equity .........       $ 2,758,430       $ 2,238,302
                                                                ===========       ===========


          See accompanying Notes to Consolidated Financial Statements.

                  AMBAC Indemnity Corporation and Subsidiaries

                     Consolidated Statements of Operations
                             (Dollars In Thousands)



                                                                 Years Ended December 31,
                                                      -------------------------------------------
                                                         1995             1994             1993
                                                      ---------        ---------        ---------

Revenues:
  Gross premiums written ......................       $ 195,033        $ 192,598        $ 321,490
  Ceded premiums written ......................         (28,606)           2,815          (35,810)
                                                      ---------        ---------        ---------
     Net premiums written .....................         166,427          195,413          285,680
  Increase in unearned premiums, net ..........         (52,844)         (76,077)        (132,862)
                                                      ---------        ---------        ---------
     Net premiums earned ......................         113,583          119,336          152,818
  Net investment income .......................         131,496          119,737          104,609
  Net realized gains (losses) .................             177          (13,386)          30,145
  Other income ................................           6,777            6,887            1,516
                                                      ---------        ---------        ---------
     Total revenues ...........................         252,033          232,574          289,088
                                                      ---------        ---------        ---------
Expenses:
  Losses and loss adjustment expenses .........           3,377            2,593           (1,849)
  Underwriting and operating expenses .........          38,722           35,946           34,746
  Interest expense ............................           1,590            1,428              163
                                                      ---------        ---------        ---------
     Total expenses ...........................          43,689           39,967           33,060
                                                      ---------        ---------        ---------
     Income before income taxes ...............         208,344          192,607          256,028
                                                      ---------        ---------        ---------
Income tax expense:
  Current taxes ...............................          29,085           26,286           66,386
  Deferred taxes ..............................          14,461           16,277            4,090
                                                      ---------        ---------        ---------
     Total income taxes .......................          43,546           42,563           70,476
                                                      ---------        ---------        ---------
  Income before cumulative effect of changes in
     accounting principles ....................         164,798          150,044          185,552
  Cumulative effect of changes in accounting
     principles ...............................              --               --              (98)
                                                      ---------        ---------        ---------
     Net income ...............................       $ 164,798        $ 150,044        $ 185,454
                                                      =========        =========        =========


          See accompanying Notes to Consolidated Financial Statements.

                  AMBAC Indemnity Corporation and Subsidiaries

                Consolidated Statements of Stockholder's Equity
                             (Dollars In Thousands)



                                                                 Years Ended December 31,
                                                       -------------------------------------------
                                                         1995             1994             1993
                                                       ---------        ---------        ---------

Preferred Stock:
  Balance at January 1 and December 31 .........       $      --        $      --        $      --
                                                       =========        =========        =========
Common Stock:
  Balance at January 1 and December 31 .........       $  82,000        $  82,000        $  82,000
                                                       =========        =========        =========
Additional Paid-in Capital:
  Balance at January 1 .........................       $ 444,258        $ 444,143        $ 397,570
  Capital contributions ........................          35,000               --           40,000
  Cumulative effect of changes in accounting
     principles ................................              --               --            4,708
  Other paid-in capital ........................           1,801              115            1,865
                                                       ---------        ---------        ---------
  Balance at December 31 .......................       $ 481,059        $ 444,258        $ 444,143
                                                       =========        =========        =========
Unrealized Gains (Losses) on Investments, Net of
  Tax:
  Balance at January 1 .........................       $ (46,087)       $  68,091        $   5,285
  Unrealized gain from change in accounting
     principle .................................              --               --           63,568
  Change in unrealized gain (loss) .............         133,199         (114,178)            (762)
                                                       ---------        ---------        ---------
  Balance at December 31 .......................       $  87,112        ($ 46,087)       $  68,091
                                                       =========        =========        =========
Retained Earnings:
  Balance at January 1 .........................       $ 781,571        $ 667,527        $ 515,073
  Net income ...................................         164,798          150,044          185,454
  Dividends declared-common stock ..............         (40,000)         (36,000)         (33,000)
  Other ........................................             167               --               --
                                                       ---------        ---------        ---------
  Balance at December 31 .......................       $ 906,536        $ 781,571        $ 667,527
                                                       =========        =========        =========


          See accompanying Notes to Consolidated Financial Statements.

                  AMBAC Indemnity Corporation and Subsidiaries

                     Consolidated Statements of Cash Flows
                             (Dollars In Thousands)



                                                                              Years Ended December 31,
                                                                 -------------------------------------------------
                                                                    1995               1994               1993
                                                                 -----------        -----------        -----------

Cash flows from operating activities:
  Net income ...............................................     $   164,798        $   150,044        $   185,454
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
  Depreciation and amortization ............................           1,605              1,106              1,080
  Amortization of bond premium and
     discount ..............................................            (831)            (1,097)              (507)
  Current income taxes payable .............................           8,373             (6,069)           (20,844)
  Deferred income taxes payable ............................          14,462             16,277             (2,463)
  Deferred acquisition costs ...............................         (10,846)           (20,757)            (7,059)
  Unearned premiums ........................................          52,844             76,077            132,862
  Losses and loss adjustment expenses ......................             334              1,625               (718)
  Ceded reinsurance balances payable .......................          13,746             (2,963)            (5,147)
  (Gain) loss on sales of investments ......................            (177)            13,386            (30,145)
  Proceeds from sales of bonds in trading
     account ...............................................              --                 --          2,091,143
  Proceeds from maturities of bonds in
     trading account .......................................              --                 --             34,409
  Purchases of bonds for trading account ...................              --                 --         (2,181,198)
  Accounts payable and other liabilities ...................             106             20,497              9,591
  Other, net ...............................................         (11,273)             7,179             (1,622)
                                                                 -----------        -----------        -----------
     Net cash provided by operating
        activities .........................................         233,141            255,305            204,836
                                                                 -----------        -----------        -----------
Cash flows from investing activities:
  Proceeds from sales of bonds at amortized
     cost ..................................................       1,882,485          1,305,011             18,912
  Proceeds from maturities of bonds at
     amortized cost ........................................         163,031             39,126             60,131
  Purchases of bonds at amortized cost .....................      (2,192,824)        (1,559,982)          (258,832)
  Investment in preferred stock of
     affiliate .............................................              --                 --             (3,000)
  Change in short-term investments .........................         (78,751)             9,005            (25,252)
  Securities purchased under agreements to
     resell ................................................           3,891             (8,011)                --
  Other, net ...............................................          (1,178)            (3,786)            (2,370)
                                                                 -----------        -----------        -----------
     Net cash used in investing
        activities .........................................        (223,346)          (218,637)          (210,411)
                                                                 -----------        -----------        -----------
Cash flows from financing activities:
  Dividends paid ...........................................         (40,000)           (36,000)           (33,000)
  Capital contribution .....................................          35,000                 --             40,000
                                                                 -----------        -----------        -----------
     Net cash (used in) provided by
        financing activities ...............................          (5,000)           (36,000)             7,000
                                                                 -----------        -----------        -----------
     Net cash flow .........................................           4,795                668              1,425
Cash at beginning of year ..................................           2,117              1,449                 24
                                                                 -----------        -----------        -----------
Cash at December 31 ........................................     $     6,912        $     2,117        $     1,449
                                                                 ===========        ===========        ===========
Supplemental disclosure of cash flow information:
 Cash paid during the year for:
     Income taxes ..........................................     $    19,500        $    32,153        $    86,781
                                                                 ===========        ===========        ===========


          See accompanying Notes to Consolidated Financial Statements.

                  AMBAC Indemnity Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements
                         (Dollar Amounts in Thousands)

1  BACKGROUND

     AMBAC Indemnity Corporation ("AMBAC Indemnity") is a leading insurer of municipal and structured finance obligations. Financial guarantee insurance underwritten by AMBAC Indemnity guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured bond, payments under the insurance policy may not be accelerated by the policyholder without AMBAC Indemnity's consent. As of December 31, 1995, AMBAC Indemnity's net insurance in force (principal and interest) was $199,078,000. AMBAC Indemnity is a wholly owned subsidiary of AMBAC Inc. (NYSE: ABK), a holding company that provides financial guarantee insurance and financial services to both public and private clients through its subsidiaries.

     As of December 31, 1995, AMBAC Indemnity owned approximately 26.5% of the outstanding common stock of an affiliate, HCIA Inc. (NASDAQ: HCIA) ("HCIA"), a leading health care information content company. AMBAC Inc. owns approximately 19.9% of the outstanding common stock of HCIA. Prior to 1995, AMBAC Inc. and AMBAC Indemnity combined owned approximately 96% of HCIA. During 1995, HCIA offered approximately 3.5 million shares of its common stock for sale in two separate public offerings. In addition, in conjunction with the second public offering by HCIA, AMBAC Inc. sold approximately 1.1 million shares of HCIA common stock. As a result of these public offerings, as of December 31, 1995, AMBAC Indemnity and AMBAC Inc. combined owned 46.4% of the common stock of HCIA.

     AMBAC Indemnity, as the sole limited partner, owns a limited partnership interest representing 90% of the total partnership interests of AMBAC Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, AMBAC Financial Services Holdings, Inc., a wholly owned subsidiary of AMBAC Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

     AMBAC Indemnity has one wholly owned subsidiary, American Municipal Bond Holding Company ("AMBH"), which is a holding company for certain real estate interests.

2  SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies of AMBAC Indemnity and its subsidiaries are as described below:

CONSOLIDATION:

     The consolidated financial statements include the accounts of AMBAC Indemnity, AFS and AMBH (sometimes collectively referred to as "AMBAC Indemnity"). All significant intercompany balances have been eliminated.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

INVESTMENTS:

     AMBAC Indemnity's investment portfolio is accounted for on a trade-date basis and consists entirely of investments in debt securities which are considered available-for-sale and are carried at fair value. Fair value is based on quotes obtained by AMBAC Indemnity from independent market sources. Short-term investments are carried at cost, which approximates their fair value. Unrealized gains and losses, net of deferred income taxes, are included as a separate component of stockholder's equity and are computed using amortized cost as the basis. For purposes of computing amortized cost, premiums and discounts are accounted for using the interest method. For bonds purchased at a price below par value, discounts are accreted over the remaining term of the securities. For bonds purchased at a price above par value which have call features, premiums are amortized to the most likely call dates as determined by management. For premium bonds which do not have call features, such premiums are amortized over the remaining term of the securities. Premiums and discounts on mortgage-backed securities are adjusted for the effects of actual and anticipated prepayments. Realized gains and losses on the sale of investments are determined on the basis of specific identification.

     Effective December 31, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("Statement 115"). Pursuant to Statement 115, AMBAC Indemnity has designated all investments as "available-for-sale" and reports them at fair value. Unrealized gains and losses are excluded from earnings and reported as a separate component of stockholder's equity, net of tax. The cumulative effect of adopting Statement 115 as of December 31, 1993 was to increase AMBAC Indemnity's stockholder's equity by $63,568, net of tax. The adoption of Statement 115 had no effect on earnings.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL:

     Securities purchased under agreements to resell are collateralized financing transactions, and are recorded at their contracted resale amounts, plus accrued interest. AMBAC Indemnity takes possession of the collateral underlying those agreements and monitors its market value on a daily basis and, when necessary, requires prompt transfer of additional collateral to reflect current market value.

PREMIUM REVENUE RECOGNITION:

     Premiums for municipal new issue and secondary market policies are: (i) generally computed as a percentage of principal and interest insured; (ii) typically collected in a single payment at policy inception date; and (iii) are earned pro rata over the period of risk. Premiums for structured finance policies can be computed as a percentage of either principal or principal and interest insured. The timing of the collection of structured finance premiums varies among individual transactions. For policies where premiums are collected in a single payment at policy inception date, premiums are earned pro rata over the period of risk. For policies with premiums that are collected periodically (i.e., monthly, quarterly or annually), premiums are reflected in income pro rata over the period covered by the premium payment.

     When an AMBAC Indemnity-insured new or secondary market issue has been refunded or called, the remaining unearned premium is generally earned at that time, as the risk to AMBAC Indemnity is considered to have been eliminated.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

LOSSES AND LOSS ADJUSTMENT EXPENSES:

     The liability for losses and loss adjustment expenses consists of the Active Credit Reserve ("ACR") and case basis loss reserves. The development of the ACR is based upon estimates of the ultimate aggregate losses inherent in the obligations insured and reflects the net result of contributions related to the portion of earnings required to cover those losses, less reductions of ACR no longer deemed necessary by management. When losses occur (actual monetary defaults or defaults which are imminent on insured obligations), case basis loss reserves are established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights. All or part of case basis loss reserves are allocated from any ACR available for such insured obligation.

     AMBAC Indemnity's management believes that the reserves for losses and loss adjustment expenses are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates and there can be no assurance that the ultimate liability will not exceed such estimates.

DEFERRED ACQUISITION COSTS:

     Certain costs incurred which vary with, and are primarily related to, the production of business have been deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are being amortized over the periods in which the related premiums are earned, and such amortization amounted to $10,183, $9,348 and $12,120 for 1995, 1994 and 1993, respectively. Deferred acquisition costs, net of such amortization, amounted to $10,845, $20,757 and $7,059 for 1995, 1994 and 1993, respectively.

DEPRECIATION AND AMORTIZATION:

     Depreciation of furniture and fixtures and electronic data processing equipment is provided over the estimated useful lives of the respective assets using the straight-line method. Amortization of leasehold improvements and intangibles, including certain computer software licenses, is provided over the estimated useful lives of the respective assets using the straight-line method.

INTEREST RATE CONTRACTS:

     Interest Rate Contracts Held for Purposes Other Than Trading:

     AMBAC Indemnity uses interest rate contracts for hedging purposes as part of its overall interest rate risk management. Gains and losses on interest rate futures and options contracts that qualify as accounting hedges of existing assets or liabilities are included in the carrying amounts and amortized over the remaining lives of the assets and liabilities as an adjustment to interest income. When the hedged asset is sold, the unamortized gain or loss on the related hedge is recognized in income. Gains and losses on interest rate contracts that do not qualify as accounting hedges are recognized in current period income.

     AMBAC Indemnity accounts for its interest rate futures contracts in accordance with the provisions of Statement of Financial Accounting Standards No. 80, "Accounting For Futures Contracts" ("Statement 80"). Statement 80 permits hedge accounting for interest rate futures contracts when the item to be hedged exposes the Company to price or interest rate risk, and the futures contract effectively reduces that exposure and is designated as a hedge. Interest rate futures contracts held for purposes other than trading are used primarily to hedge interest sensitive assets, and are designated at inception as a hedge to specific assets.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Interest rate swaps that are linked with existing liabilities are accounted for like a hedge of those liabilities, using the accrual method as an adjustment to interest expense. Interest rate swaps that are linked with existing assets classified as available-for-sale are accounted for like hedges of those assets, using the accrual method as an adjustment to interest income, with unrealized gains and losses included in stockholder's equity, net of tax.

     Interest Rate Contracts Held for Trading Purposes:

     AMBAC Indemnity, in connection with its market making activities as a provider of interest rate swaps, primarily to states, municipalities, municipal authorities and other entities in connection with their financings, uses interest rate contracts which are classified as held for trading purposes. Interest rate contracts are recorded on trade date at fair value. Changes in fair value are recorded as a component of other income. The fair value of interest rate swaps is determined through the use of valuation models. The portion of the interest rate swap's initial fair value that reflects credit considerations, on-going servicing and transaction hedging costs is recognized over the life of the interest rate swap, as an adjustment to other income. Interest rate swaps are recorded on a gross basis; assets and liabilities are netted by customer only when a legal right of set-off exists.

INCOME TAXES:

     AMBAC Inc., as common parent, files a consolidated Federal income tax return with its subsidiaries. Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

     The cumulative effect of this change in accounting for income taxes resulted in an increase to net income for 1993 of $1,162 and an increase to additional paid-in capital of $4,708. The adjustment to additional paid-in capital reflects Statement 109 adjustments for prior business combinations.

     The Internal Revenue Code permits municipal bond insurance companies to deduct from taxable income, subject to certain limitations, the amounts added to the statutory mandatory contingency reserve during the year. The deduction taken is allowed only to the extent that U.S. Treasury noninterest-bearing tax and loss bonds are purchased at their par value prior to the original due date of AMBAC Inc.'s consolidated Federal tax return and held in an amount equal to the tax benefit attributable to such deductions. The amounts deducted must be included in taxable income when the contingency reserve is released, at which time AMBAC Indemnity may redeem the tax and loss bonds to satisfy the additional tax liability. The purchases of tax and loss bonds are recorded as payments of Federal income taxes and are not reflected in AMBAC Indemnity's current tax provision.

POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS:

     AMBAC Inc., through its subsidiaries, provides various postretirement and postemployment benefits, including pension, and health and life benefits covering substantially all employees who meet certain age and service requirements. AMBAC Indemnity accounts for these benefits under the accrual method of accounting. Amounts related to the defined benefit pension plan and postretirement health benefits are charged based on actuarial determinations.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("Statement 106"). Statement 106 requires that the expected cost of postretirement benefits, other than pensions, be charged to expense during the period that the employee renders service. AMBAC Indemnity elected to recognize the transition obligation immediately and recorded a charge of $465, after reduction of $240 for income tax benefits, as a cumulative effect of a change in accounting principle as of the date of adoption.

     Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("Statement 112"), which, similar to Statement 106, requires accrual of a liability representing the cost of certain benefits earned by employees over their employment period. Statement 112 applies to vested benefits provided to former or inactive employees, their beneficiaries and covered dependents, after employment but before retirement. In adopting Statement 112, AMBAC Indemnity recorded a charge of $801, after reduction for income tax benefits of $429, as a cumulative effect of a change in accounting principle as of the date of adoption.

STOCK COMPENSATION PLANS:

     In 1991, AMBAC Inc. adopted the AMBAC Inc. 1991 Stock Incentive Plan. Under this plan awards are granted to eligible employees of AMBAC Indemnity in the form of incentive stock options or other stock-based awards. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("Statement 123") which must be adopted no later than 1996. Statement 123 applies to all stock-based employee compensation plans (except employee stock ownership plans) in which an employer grants shares of its stock or other equity instruments to employees. Statement 123 permits a company to choose either the fair value based method of accounting as defined in the statement or the intrinsic value based method of accounting as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") for its stock-based compensation plans. Companies electing the accounting requirements under APB 25 must also make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. AMBAC Indemnity currently accounts for its plans under APB 25 and intends to continue to do so after adopting Statement 123 in 1996. The adoption of Statement 123 is expected to have no effect on AMBAC Indemnity's results of operations.

RECLASSIFICATIONS:

     Certain reclassifications have been made to prior years' amounts to conform to the current year's presentation.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

3  INVESTMENTS

     The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 and 1994 were as follows:



                                                                Gross          Gross
                                               Amortized      Unrealized     Unrealized     Estimated
                                                  Cost          Gains          Losses       Fair Value
                                               ----------     ----------     ----------     ----------

1995
Municipal obligations ...............       $1,558,754       $   98,090       $    2,428       $1,654,416
Corporate securities ................          261,492           30,785            3,263          289,014
U.S. Government obligations .........          214,224            8,796              621          222,399
Mortgage-backed securities (including
  GNMA) .............................           55,631            3,362              294           58,699
Other ...............................          163,953               --               --          163,953
                                            ----------       ----------       ----------       ----------
                                            $2,254,054       $  141,033       $    6,606       $2,388,481
                                            ==========       ==========       ==========       ==========




                                                                Gross            Gross
                                               Amortized      Unrealized       Unrealized      Estimated
                                                  Cost          Gains            Losses        Fair Value
                                               ----------     ----------       ----------      ----------

1994
Municipal obligations ...............       $1,505,501       $   23,009       $   80,935       $1,447,575
Corporate securities ................          228,992            2,336           11,501          219,827
U.S. Government obligations .........           61,906              311            1,797           60,420
Mortgage-backed securities (including
  GNMA) .............................           70,251            1,325            2,140           69,436
Other ...............................           83,902               --               --           83,902
                                            ----------       ----------       ----------       ----------
                                            $1,950,552       $   26,981       $   96,373       $1,881,160
                                            ==========       ==========       ==========       ==========


     The amortized cost and estimated fair value of debt securities at December 31, 1995, by contractual maturity, were as follows:



                                                                Amortized         Estimated
                                                                   Cost           Fair Value
                                                                ----------        ----------

1995
Due in one year or less .....................                   $  223,069       $  223,949
Due after one year through five years .......                      168,417          181,772
Due after five years through ten years ......                      302,601          315,385
Due after ten years .........................                    1,504,336        1,608,676
                                                                ----------       ----------
                                                                 2,198,423        2,329,782
Mortgage-backed securities ..................                       55,631           58,699
                                                                ----------       ----------
                                                                $2,254,054       $2,388,481
                                                                ==========       ==========


     Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Net investment income comprised the following:



                                  1995             1994             1993
                                ---------        ---------        ---------

Bonds ...................       $ 127,865        $ 118,685        $ 102,020
Short-term investments ..           6,116            3,512            4,278
                                ---------        ---------        ---------
  Total investment income         133,981          122,197          106,298
Investment expense ......          (2,485)          (2,460)          (1,689)
                                ---------        ---------        ---------
  Net investment income .       $ 131,496        $ 119,737        $ 104,609
                                =========        =========        =========


     Gross realized gains were $27,786, $26,514 and $42,217 for 1995, 1994 and 1993, respectively, and gross realized losses were $27,609, $39,900 and $12,072 for 1995, 1994 and 1993, respectively.

     As of December 31, 1995, AMBAC Indemnity did not have any investment concentrated in any single repayment source (excluding obligations of the U.S. Government and its agencies) with a fair value greater than 2.0% of its stockholder's equity.

     As of December 31, 1995 and 1994, AMBAC Indemnity held securities subject to agreements to resell for $4,120 and $8,011, respectively. Such securities were held as collateral by AMBAC Indemnity. The agreements had terms of less than 30 days.

     As of December 31, 1995 and 1994, investment securities with a fair value of $4,583 and $3,948, respectively, were pledged to futures brokers for required margin.

4  REINSURANCE

     In the ordinary course of business, AMBAC Indemnity cedes exposures under various reinsurance contracts primarily designed to minimize losses from large risks and to protect capital and surplus. The effect of reinsurance on premiums written and earned was as follows:



                                                    Year Ended December 31,
                           -------------------------------------------------------------------------
                                   1995                      1994                      1993
                           ---------------------     ---------------------     ---------------------
                           Written       Earned      Written       Earned      Written       Earned
                           --------     --------     --------     --------     --------     --------

Direct...................  $192,277     $127,322     $188,057     $136,632     $321,179     $181,320
Assumed..................     2,756        1,349        4,541        1,325          311          311
Ceded....................   (28,606)     (15,088)       2,815      (18,621)     (35,810)     (28,813)
                           --------     --------     --------     --------     --------     --------
Net premiums.............  $166,427     $113,583     $195,413     $119,336     $285,680     $152,818
                           ========     ========     ========     ========     ========     ========


     The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. In the event that all or any of the reinsurers are unable to meet their obligations to AMBAC Indemnity under the existing reinsurance agreements, AMBAC Indemnity would be liable for such defaulted amounts. To minimize its exposure to significant losses from reinsurer insolvencies, AMBAC Indemnity evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. There were no reinsurance receivables as of December 31, 1995 and 1994. As of December 31, 1995, prepaid reinsurance of approximately $48,120 was associated with a single reinsurer. As of December 31, 1995, AMBAC Indemnity held letters of credit and collateral amounting to approximately $90,643 from its reinsurers to cover liabilities ceded under the aforementioned reinsurance contracts.

     AMBAC Indemnity terminated reinsurance contracts, resulting in return premiums to AMBAC Indemnity of $18,141, $30,482 and $36,461 of which $15,700, $25,891 and $31,010 were recorded as an

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

increase to the unearned premium reserve in 1995, 1994 and 1993, respectively, with the remainder recognized as revenue.

5  LOSSES AND LOSS ADJUSTMENT EXPENSES

     AMBAC Indemnity's liability for losses and loss adjustment expenses includes case basis loss reserves and the ACR. Following is a summary of the activity in the case basis loss and active credit reserve accounts and the components of the liability for losses and loss adjustment expenses:



                                                    1995        1994         1993
                                                   -------     -------     --------

    Case basis loss reserves:
    Balance at January 1.........................  $38,892     $35,155     $ 28,321
                                                   -------     -------     --------
    Incurred related to:
      Current year...............................      750       8,073        6,630
      Prior years................................    2,650      (3,368)        (926)
                                                   -------     -------     --------
         Total incurred..........................    3,400       4,705        5,704
                                                   -------     -------     --------
    Paid related to:
      Current year...............................      150         275          315
      Prior years................................    2,893         693       (1,445)
                                                   -------     -------     --------
         Total paid..............................    3,043         968       (1,130)
                                                   -------     -------     --------
    Balance at December 31.......................   39,249      38,892       35,155
                                                   -------     -------     --------
    Active credit reserve:
    Balance at January 1.........................   26,770      28,882       36,434
    Net provision for losses.....................    4,097       4,422        6,709
    ACR transfers to case reserves...............   (4,120)     (6,534)     (14,261)
                                                   -------     -------     --------
    Balance at December 31.......................   26,747      26,770       28,882
                                                   -------     -------     --------
         Total...................................  $65,996     $65,662     $ 64,037
                                                   =======     =======     =========


     The terms "current year" and "prior years" in the foregoing table refer to the year in which case basis loss reserves were established.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

6  COMMITMENTS AND CONTINGENCIES

     AMBAC Indemnity is responsible for leases on the rental of office space, principally in New York City. The lease agreements which expire periodically through September 2014, contain provisions for scheduled periodic rent increases and are accounted for as operating leases. An estimate of future net minimum lease payments in each of the next five years ending December 31, and the periods thereafter, is as follows:



    Year                                                            Amount
   -----                                                            -------

   1996...........................................................  $ 3,042
   1997...........................................................    3,073
   1998...........................................................    3,359
   1999...........................................................    3,650
   2000...........................................................    3,650
   All later years................................................   53,880
                                                                    -------
                                                                    $70,654
                                                                    =======


     Rent expense for the aforementioned leases amounted to $2,924, $2,719 and $2,778 for the years ended December 31, 1995, 1994 and 1993, respectively.

7  INSURANCE REGULATORY RESTRICTIONS

     AMBAC Indemnity is subject to insurance regulatory requirements of the States of Wisconsin, New York and the other jurisdictions in which it is licensed to conduct business.

     AMBAC Indemnity's ability to pay dividends is generally restricted by law and subject to approval by the Office of the Commissioner of Insurance of the State of Wisconsin (the "Wisconsin Commissioner"). Wisconsin insurance law restricts the payment of dividends in any 12-month period without regulatory approval to the lesser of (a) 10% of policyholders' surplus as of the preceding December 31 and (b) the greater of (i) statutory net income for the calendar year preceding the date of dividend, minus realized capital gains for that calendar year and (ii) the aggregate of statutory net income for three calendar years preceding the date of the dividend, minus realized capital gains for those calendar years and minus dividends paid or credited within the first two of the three preceding calendar years. AMBAC Indemnity paid dividends of $40,000, $36,000 and $33,000 on its common stock in 1995, 1994 and 1993, respectively. Based upon these restrictions, at December 31, 1995, the maximum amount that will be available during 1996 for payment of dividends by AMBAC Indemnity without prior approval is approximately $86,000.

     However, as discussed in Note 15, AMBAC Indemnity, upon consummation of the proposed PRIDES offering will deliver to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The Wisconsin Commissioner has approved such dividend. The fair value of such dividend will be determined based on the price per share of HCIA common stock used to price the PRIDES. As a result, any dividends paid by AMBAC Indemnity to AMBAC Inc. for the twelve months following the extraordinary dividend will require pre-approval from the Wisconsin Commissioner. The Wisconsin Commissioner has stated to AMBAC Indemnity management that it does not foresee any reason such pre-approval would not be given.

     The New York Financial Guarantee Insurance Law establishes single risk limits applicable to all obligations issued by a single entity and backed by a single revenue source. Under the limit applicable to

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

municipal bonds, the insured average annual debt service for a single risk, net of reinsurance and collateral, may not exceed 10% of the sum of the insurer's policyholders' surplus and contingency reserves. In addition, insured principal of municipal bonds attributable to any single risk, net of reinsurance and collateral, is limited to 75% of the insurer's policyholders' surplus and contingency reserves. Additional single risk limits, which generally are more restrictive than the municipal bond single risk limit, are also specified for several other categories of insured obligations.

     Statutory capital and surplus was $862,976 and $781,772 at December 31, 1995 and 1994, respectively. Qualified statutory capital (statutory surplus plus contingency reserve) was $1,358,769 and $1,218,204 at December 31, 1995 and 1994, respectively. Statutory net income was $142,541, $116,238 and $166,157 for 1995, 1994 and 1993, respectively. Statutory capital and surplus differs from stockholder's equity determined under GAAP principally due to statutory accounting rules that treat loss reserves, premiums earned, policy acquisition costs and deferred income taxes differently.

8  INCOME TAXES

     The total effect of income taxes on income and stockholder's equity for the years ended December 31, 1995 and 1994 was as follows:



                                                                  1995            1994
                                                               ---------        --------

Total income taxes charged to income ...................       $  43,546        $ 42,563
                                                               ---------        --------
Income taxes charged (credited) to stockholder's equity:
  Unrealized gain (loss) on bonds ......................          71,722         (61,480)
  Unrealized gain on investment in affiliate ...........             602              --
  Other ................................................            (682)           (116)
                                                               ---------        --------
           Total charged (credited) to stockholder's
             equity ....................................          71,642         (61,596)
                                                               ---------        --------
Total effect of income taxes ...........................       $ 115,188        $(19,033)
                                                               =========        ========


     The tax provisions in the accompanying consolidated statements of operations reflect effective tax rates differing from prevailing Federal corporate income tax rates. The following is a reconciliation of these differences:



                                               1995           %             1994           %             1993           %
                                             --------        ----         --------        ----         --------        ----

Computed expected tax at
  statutory rate .....................       $ 72,920        35.0%        $ 67,412        35.0%        $ 89,610        35.0%
Increases (reductions) in expected tax
 resulting from:
     Tax-exempt interest .............        (28,274)       (13.6)        (26,336)       (13.7)        (21,043)       (8.2)
     Adjustment to deferred tax
        assets and liabilities
        for enacted changes in
        tax laws and rates ...........             --          --               --          --              754         0.3
     Other, net ......................         (1,100)       (0.5)           1,487         0.8            1,155         0.4
                                             --------        ----         --------        ----         --------        ----
Income tax expense on income from
  continuing operations ..............       $ 43,546        20.9%        $ 42,563        22.1%        $ 70,476        27.5%
                                             ========        ====         ========        ====         ========        ====

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities and deferred tax assets at December 31, 1995 and 1994 are presented below:



                                                          1995           1994
                                                       ---------        -------

Deferred tax liabilities:
  Unrealized gains on bonds ....................       $  46,906        $    --
  Deferred acquisition costs ...................          28,917         25,121
  Unearned premiums ............................          22,079         14,522
  Unrealized gain on investment in affiliate ...             602             --
  Investments ..................................           2,911            796
  Other ........................................           1,996          1,613
                                                       ---------        -------
           Total deferred tax liabilities ......         103,411         42,052
                                                       ---------        -------
Deferred tax assets:
  Unrealized loss on bonds .....................              --         24,816
  Loss reserves ................................           9,631          9,733
  Insurance in force ...........................           2,870          3,205
  Compensation .................................           2,418          2,812
  Other ........................................           3,484          3,264
                                                       ---------        -------
           Sub-total deferred tax assets .......          18,403         43,830
  Valuation allowance ..........................              --             --
                                                       ---------        -------
           Total deferred tax assets ...........          18,403         43,830
                                                       ---------        -------
           Net deferred tax (liabilities) assets       $ (85,008)       $ 1,778
                                                       =========        =======


     AMBAC Indemnity believes that no valuation allowance is necessary in connection with the deferred tax assets.

9  EMPLOYEE BENEFITS

     Pensions:

     AMBAC Inc. has a defined benefit pension plan covering substantially all employees of AMBAC Indemnity and AFS. The benefits are based on years of service and the employee's compensation during the last five years of employment. AMBAC Indemnity's funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service-to-date but also for those expected to be earned in the future.

     The actuarial present value of the benefit obligations shown in the table below sets forth the plan's funded status and amounts recognized by AMBAC Inc. as of December 31, 1995 and 1994.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Actuarial present value of the benefit obligations:



                                                                        1995           1994
                                                                     -------        -------

Accumulated benefit obligation, including vested benefits of
  $6,049 and $4,300, respectively ............................       $(6,788)       $(5,000)
                                                                     =======        =======
Projected benefit obligation for service rendered to date ....        (7,800)        (5,500)
Plan assets at fair value, primarily listed stocks, commingled
  funds and fixed income securities ..........................         7,054          4,898
                                                                     -------        -------
Unfunded projected benefit ...................................          (746)          (602)
Unrecognized prior service cost ..............................        (1,784)        (1,950)
Unrecognized net loss ........................................         1,906          1,412
Unrecognized net transition asset ............................           (12)           (15)
                                                                     -------        -------
Pension liability -- entire plan .............................       $  (636)       $(1,155)
                                                                     =======        =======


     Net pension costs for 1995, 1994 and 1993 included the following components:



                                                      1995         1994         1993
                                                   -------        -----        -----
Service cost ...............................       $   541        $ 558        $ 447
Interest cost on expected benefit obligation           456          386          297
Actual return on plan assets ...............        (1,333)          30         (390)
Net amortization and deferral ..............           760         (547)        (149)
                                                   -------        -----        -----
Net periodic pension cost ..................       $   424        $ 427        $ 205
                                                   =======        =====        =====


     The weighted-average discount rate used in the determination of the actuarial present value for the projected benefit obligation was 7.25% and 8.0% for 1995 and 1994, respectively. The expected long-term rate of return on assets was 9.25% for both 1995 and 1994. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 5.0% in both 1995 and 1994.

     Substantially all employees of AMBAC Indemnity and AFS are covered by a defined contribution plan (the "Savings Incentive Plan") for which contributions and costs are determined as 6% of each covered employee's base salary, plus a matching company contribution of 50% on contributions up to 6% of base salary made by eligible employees to the plan. The total cost of the Savings Incentive Plan to AMBAC Indemnity was $1,435, $1,292 and $1,243 in 1995, 1994 and 1993,
respectively.

     Annual Incentive Plan:

     AMBAC Indemnity has an annual incentive plan which provides for awards to key officers and employees based upon predetermined criteria. The cost of the plan to AMBAC Indemnity for the years ended December 31, 1995, 1994 and 1993 was $7,669, $8,531 and $6,165, respectively.

     Postretirement Health Care and Other Benefits:

     AMBAC Indemnity provides certain medical and life insurance benefits for retired employees and eligible dependents. All plans are contributory. None of the plans is currently funded.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Postretirement benefits expense was $168, $176 and $500 in 1995, 1994 and 1993, respectively. The unfunded accumulated postretirement benefit obligation was $1,309 and the accrued postretirement liability was $1,368 as of December 31, 1995.

     The assumed weighted average health care cost trend rates range from 13.5% in 1995, decreasing ratably to 5.5% in 2001, and remaining at that level thereafter. Increasing the assumed health care cost trend rate by one percentage point in each future year would increase the accumulated postretirement benefit obligation at December 31, 1995 by $174 and the 1995 benefit expense by $28. The weighted average discount rate used to measure the accumulated postretirement benefit obligation and 1995 expense was 7.25%.

10  INSURANCE IN FORCE

     The par amount of bonds insured by AMBAC Indemnity, net of reinsurance, was $110,997,000 and $93,305,000 at December 31, 1995 and 1994, respectively. As of
December 31, 1995, AMBAC Indemnity's insured portfolio was diversified by type of insured bond as shown in the following table:



                                                            Net Par Amount
                                                             Outstanding
                                                         --------------------
        (Dollars in Millions) As of December 31            1995        1994
                                                         --------     -------

        Municipal finance:
          General obligation...........................  $ 30,546     $26,674
          Utility revenue..............................    21,053      19,597
          Tax-backed revenue...........................    18,780      16,279
          Health care revenue..........................    12,553      10,922
          Transportation revenue.......................     6,293       5,397
          Investor Owned Utilities.....................     4,497       3,500
          Higher education.............................     3,973       3,447
          Student loan.................................     3,769       2,709
          Housing revenue..............................     3,577       2,567
          Other........................................       483         403
                                                         --------     -------
             Total Municipal finance...................   105,524      91,495
                                                         --------     -------
        Structured finance:
          Domestic.....................................     3,238         902
          International................................     2,235         908
                                                         --------     -------
             Total Structured finance..................     5,473       1,810
                                                         --------     -------
                                                         $110,997     $93,305
                                                         =========    =======


     As of December 31, 1995, California was the state with the highest aggregate net par amount inforce, accounting for 14.3% of the total, and the highest single insured risk represented 0.6% of aggregate net par amount insured. AMBAC Indemnity's direct insurance in force (principal and interest) was $235,118,000 and $205,810,000, at December 31, 1995 and 1994, respectively.
Net insurance in force (after giving effect to reinsurance) was $199,078,000 and $171,678,000 as of December 31, 1995 and 1994, respectively.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

11  FINANCIAL INSTRUMENTS HELD FOR PURPOSES OTHER THAN TRADING

     Financial instruments with off-balance-sheet risk:

     In the normal course of business, AMBAC Indemnity becomes a party to various financial transactions to reduce its exposure to fluctuations in interest rates. These financial instruments include an interest rate swap agreement and exchange traded interest rate futures contracts. The notional amounts of AMBAC Indemnity's off-balance-sheet financial instruments which are held for purposes other than trading were as follows:



                                                          As of December 31,
                                                         --------------------
                                                          1995         1994
                                                         -------     --------

        Interest rate futures contracts................  $44,500     $164,200
        Interest rate swap.............................   20,000       20,000


     Notional principal amounts are often used to express the volume of these transactions and do not reflect the extent to which positions may offset one another. These amounts do not represent the much smaller amounts potentially subject to risk.

     Interest rate futures contracts are sold to hedge interest rate risk inherent in fixed rate investment securities. At December 31, 1995, interest rate futures contracts with an outstanding notional amount of $44,500 were designated as hedges of fixed rate investment securities.

     The interest rate swap held for purposes other than trading is used to manage interest rate risk by synthetically changing the nature of certain floating rate investments.

     Fair values of financial instruments held for purposes other than trading:

     The following fair value amounts were determined by AMBAC Indemnity using independent market information when available, and appropriate valuation methodologies when market quotes were not available. In cases where specific market quotes are unavailable, interpreting market data and estimating market values necessarily require considerable judgment by management. Accordingly, the estimates presented are not necessarily indicative of the amount AMBAC Indemnity could realize in a current market exchange.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Investments: The fair values of bonds are based on quoted market prices or dealer quotes.

     Short-term investments and cash: The fair values of short-term investments and cash are assumed to equal amortized cost.

     Securities purchased under agreements to resell: The fair value of securities purchased under agreements to resell is assumed to approximate carrying value.

     Investment in affiliate: As of December 31, 1995, the fair value of AMBAC Indemnity's investment in HCIA is based on the quoted market price of HCIA common stock. As of December 31, 1994, the fair value of AMBAC Indemnity's investment in HCIA was assumed to equal carrying value.

     Interest rate contracts: Fair values of off-balance-sheet interest rate contracts (futures and swap) are based on quoted market and dealer prices, current settlement values, or pricing models.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Liability for net financial guarantees written: The fair value of the liability for those financial guarantees written related to new issue and secondary market exposures is based on the estimated cost to reinsure those exposures at current market rates, which amount consists of the current unearned premium reserve, less an estimated ceding commission thereon.

     Certain other financial guarantee insurance policies have been written on an installment basis, where the future premiums to be received by AMBAC Indemnity are determined based on the outstanding exposure at the time the premiums are due. The fair value of AMBAC Indemnity's liability under its installment premium policies is measured using the present value of estimated future installment premiums, less an assumed ceding commission. The estimate of the amounts and timing of the future installment premiums is based on contractual premium rates, debt service schedules and expected run-off scenarios. This measure is used as an estimate of the cost to reinsure AMBAC Indemnity's liability under these policies. The carrying amount and estimated fair value of these financial instruments are presented below:



                                                         As of December 31,
                                         ---------------------------------------------------
                                                  1995                        1994
                                         -----------------------     -----------------------
                                         Carrying     Estimated      Carrying     Estimated
           (Dollars in Millions)          Amount      Fair Value      Amount      Fair Value
                                         --------     ----------     --------     ----------

    Financial assets:
    Investments........................   $2,225        $2,225        $1,796        $1,796
    Short-term investments.............      164           164            85            85
    Securities purchased under
      agreements to resell.............        4             4             8             8
    Investment in affiliate............       26           111            25            25
    Cash...............................        7             7             2             2
    Unrecognized financial instruments:
    Interest rate swap.................       --            --            --            (1)
    Interest rate futures contracts....       --            --            --            --
    Liability for net financial
      guarantees
      Direct...........................       --           655            --           609
      Net of reinsurance...............       --           543            --           507
      Net installment premiums.........       --            80            --            51


12  FINANCIAL INSTRUMENTS HELD FOR TRADING PURPOSES

     AMBAC Indemnity, through its affiliate AFS, is a provider of interest rate swaps to states, municipalities, municipal authorities and other entities, including its affiliate, AMBAC Capital Management, Inc. ("ACMI"), in connection with their financings. AMBAC Indemnity manages its interest rate swap business with the goal of being market neutral to changes in overall interest rates, while retaining "basis risk", the relationship between changes in floating rate tax-exempt and floating rate taxable interest rates. If actual or projected floating rate tax-exempt interest rates rise in relation to floating rate taxable rates, AMBAC Indemnity will experience an unrealized mark-to-market loss. Conversely, if actual or projected floating rate tax-exempt interest rates decline in relation to floating rate taxable interest rates, AMBAC Indemnity will experience an unrealized mark-to-market gain.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     In the ordinary course of business, AMBAC Indemnity manages a variety of risks -- principally credit, market, liquidity, operational and legal. These risks are identified, measured and monitored through a variety of control mechanisms, which are in place at different levels throughout the organization.

     Credit risk relates to the ability of counterparties to perform according to the terms of their contractual commitments. Various procedures and controls are in place to monitor the credit risk of interest rate swaps. These include the initial credit approval process, the establishment of credit limits, management approvals and a process that ensures the continuous monitoring of credit exposure.

     Market risk relates to the impact of price changes on future earnings. This risk is a consequence of AMBAC Indemnity's market-making activities in the municipal interest rate swap market. The principal market risk is basis risk, the relationship between changes in floating rate tax-exempt and floating rate taxable interest rates. Since the third quarter of 1995, all municipal interest rate swaps transacted contain provisions which are designed to protect AMBAC Indemnity against certain forms of tax reform, thus mitigating its basis risk. An independent risk management group monitors trading risk limits and, together with senior management, is involved in the application of risk measurement methodologies.

     The estimation of potential losses arising from adverse changes in market relationships, known as "value at risk," is a key element in managing market risk. AMBAC Indemnity has developed a value at risk methodology to estimate potential losses over a specified holding period and based on certain probabilistic assessments. AMBAC Indemnity estimates value at risk utilizing historical short and long term interest rate volatilities and the relationship between changes in tax-exempt and taxable interest rates calculated on a consistent daily basis. For the year ended December 31, 1995, AMBAC Indemnity's value at risk averaged approximately $1,358, calculated at a ninety-nine percent confidence level. Since no single measure can capture all dimensions of market risk, AMBAC Indemnity bolsters its value at risk methodology by performing daily analyses of parallel and nonparallel shifts in yield curves and stress test scenarios which measure the potential impact of market conditions, however improbable, which might cause abnormal volatility swings or disruptions of market relationships.

     Liquidity risk relates to the possible inability to satisfy contractual obligations when due. This risk is present in interest rate swap agreements and in futures contracts used to hedge those agreements. AMBAC Indemnity manages liquidity risk by maintaining cash and cash equivalents, closely matching the dates swap payments are made and received and limiting the amount of risk hedged by futures contracts.

     Operational risk relates to the potential for loss caused by a breakdown in information, communication and settlement systems. AMBAC Indemnity mitigates operational risk by maintaining a comprehensive system of internal controls. This includes the establishment of systems and procedures to monitor transactions and positions, documentation and confirmation of transactions, ensuring compliance with regulations and periodic reviews by auditors.

     Legal risk relates to the uncertainty of the enforceability, through legal or judicial processes, of the obligations of AMBAC Indemnity's counterparties, including contractual provisions intended to reduce credit exposure by providing for the offsetting or netting of mutual obligations. AMBAC Indemnity seeks to remove or minimize such uncertainties through continuous consultation with internal and external legal advisers to analyze and understand the nature of legal risk, to improve documentation and to strengthen transaction structure.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     The following table summarizes information about AMBAC Indemnity's financial instruments held for trading purposes as of December 31, 1995 and 1994:



                              Net           Net         Average Net Fair Value
                            Carrying     Estimated      -----------------------      Notional
                             Amount      Fair Value     Assets      Liabilities       Amount
                            --------     ----------     -------     -----------     ----------

    1995:
      Interest rate
         swaps............   $5,207        $5,207       $17,714       $16,667       $2,152,400
      Interest rate
         futures
         contracts........       --            --            --            --          569,800
    1994:
      Interest rate
         swaps............   $1,681        $1,681       $ 4,441       $ 3,560       $  771,900
      Interest rate
         futures
         contracts........       --            --            --            --          443,000


     The aggregate amount of net trading income recognized from interest rate financial instruments held for trading purposes was $2,602 and $3,051 for 1995 and 1994, respectively. Average net fair values were calculated based on average daily net fair values. For 1994, average net fair values began from the commencement of operations in September 1994.

     Notional principal amounts are often used to express the volume of these transactions and do not reflect the extent to which positions may offset one another. These amounts do not represent the much smaller amounts potentially subject to risk.

13  LINES OF CREDIT

     AMBAC Inc. and AMBAC Indemnity maintain a three-year revolving credit facility with two major international banks, as co-agents, for $100,000. As of December 31, 1995, no amounts were outstanding under this credit facility, which expires in July 1998. This facility amended a one-year revolving credit facility for $75,000. As of December 31, 1994, no amounts were outstanding under this credit facility.

     AMBAC Indemnity has an agreement with another major international bank, as agent, for a $300,000 credit facility, expiring in 2002. This facility is a seven-year stand-by irrevocable limited recourse line of credit, which was increased from $225,000 to $300,000 and extended for an additional year in December 1995. The line will provide liquidity to AMBAC Indemnity in the event claims from municipal obligations exceed specified levels. Repayment of any amounts drawn under the line will be limited primarily to the amount of any recoveries of losses related to policy obligations. As of December 31, 1995 and 1994, no amounts were outstanding under this line.

14  RELATED PARTY TRANSACTIONS

     During 1995 and 1994, AMBAC Indemnity guaranteed the timely payment of principal and interest on obligations under municipal investment contracts and municipal investment repurchase agreements issued by its affiliate, ACMI. As of December 31, 1995 and 1994, the aggregate amount of municipal investment contracts and municipal investment repurchase contracts insured was $2,240,959 and $2,042,230, respectively, including accrued interest. These insurance policies are collateralized by ACMI's investment securities, accrued interest, securities purchased under agreements to resell and cash and cash equivalents, which as of December 31, 1995 and 1994 had a fair value of $2,299,687 and $1,964,830, respectively, in the aggregate.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

During 1995 and 1994, AMBAC Indemnity recorded gross premiums written of $1,707 and $2,692, and net premiums earned of $1,764 and $1,872, respectively, related to these contracts.

     During 1995 and 1994, several interest rate swap transactions were executed between AFS and ACMI. As of December 31, 1995 and 1994, these contracts had an outstanding notional amount of approximately $359,000 and $478,000, respectively. As of December 31, 1995 and 1994, AFS recorded a positive fair value of $6,539 and a negative fair value of $5,492, respectively, related to these transactions.

15  SUBSEQUENT EVENTS

     On January 19, 1996, AMBAC Inc. filed with the Securities and Exchange Commission a registration statement related to a proposed offering of 3,781,369 PRIDES(SM) (Provisionally Redeemable Income Debt Exchangeable for Stock). The PRIDES, which constitute senior debt of AMBAC Inc., will mature in 2001 and will be mandatorily exchanged at maturity into shares of HCIA common stock (or, at AMBAC Inc.'s option, cash with an equal value) determined in accordance with an exchange rate formula. AMBAC Inc. may redeem the PRIDES, in whole or in part, after three years. AMBAC Inc. has also granted the underwriters an option to purchase up to 378,136 PRIDES to cover any over-allotments.

     AMBAC Indemnity, upon consummation of the PRIDES offering, will deliver to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The fair value of such dividend will be determined based on the price per share of HCIA common stock used to price the PRIDES.

                                                                      APPENDIX B








                  AMBAC Indemnity Corporation and Subsidiaries
                    (a wholly-owned subsidiary of AMBAC Inc.)
                   Consolidated Unaudited Financial Statements
                 as of September 30, 1996 and December 31, 1995
              and for the periods ended September 30, 1996 and 1995

                  AMBAC Indemnity Corporation and Subsidiaries
                           Consolidated Balance Sheets
                    September 30, 1996 and December 31, 1995
                    (Dollars in Thousands Except Share Data)


                                                                                September 30, 1996    December 31, 1995
                                                                                ------------------    -----------------
                                                                                   (unaudited)
Assets

Investments:
           Bonds held in available for sale account, at fair value
               (amortized cost of $2,224,021 in 1996 and $2,090,101 in 1995)        $2,302,605             $2,224,528
           Short-term investments, at cost (approximates fair value)                   151,107                163,953
                                                                                    ----------             ----------
               Total investments                                                     2,453,712              2,388,481

Cash                                                                                     9,138                  6,912
Securities purchased under agreements to resell                                          8,466                  4,120
Receivable for securities                                                               23,433                  8,136
Investment income due and accrued                                                       39,135                 38,319
Investment in affiliate                                                                    -                   25,827
Deferred acquisition costs                                                              90,022                 82,620
Current income taxes                                                                       -                    2,171
Prepaid reinsurance                                                                    166,588                153,372
Other assets                                                                            51,443                 48,472
                                                                                    ----------             ----------
               Total assets                                                         $2,841,937             $2,758,430
                                                                                    ==========             ==========

Liabilities and Stockholder's Equity

Liabilities:
           Unearned premiums                                                          $965,192               $906,136
           Losses and loss adjustment expenses                                          60,170                 65,996
           Ceded reinsurance balances payable                                           11,280                 14,654
           Deferred income taxes                                                        67,253                 85,008
           Current income taxes                                                         12,963                    -
           Accounts payable and other liabilities                                       48,982                 43,625
           Payable for securities                                                       80,737                 86,304
                                                                                    ----------             ----------
               Total liabilities                                                     1,246,577              1,201,723
                                                                                    ----------             ----------

Stockholder's equity:
           Preferred stock, par value $1,000.00 per share; authorized
               shares - 285,000; issued and outstanding shares - none                      -                      -
           Common stock, par value $2.50 per share; authorized shares
               - 40,000,000; issued and outstanding shares - 32,800,000
               at September 30, 1996 and December 31, 1995                              82,000                 82,000
           Additional paid-in capital                                                  514,809                481,059
           Unrealized gains on investments, net of tax                                  51,079                 87,112
           Retained earnings                                                           947,472                906,536
                                                                                    ----------             ----------
               Total stockholder's equity                                            1,595,360              1,556,707
                                                                                    ----------             ----------
               Total liabilities and stockholder's equity                           $2,841,937             $2,758,430
                                                                                    ==========             ==========

See accompanying Notes to Consolidated Financial Statements.

                  AMBAC Indemnity Corporation and Subsidiaries
                      Consolidated Statements of Operations
                                   (Unaudited)
                For The Periods Ended September 30, 1996 and 1995
                             (Dollars in Thousands)


                                                  Three Months Ended              Nine Months Ended
                                                    September 30,                   September 30,
                                             --------------------------      ------------------------------
                                                1996            1995             1996              1995
                                             -----------    -----------      ------------      ------------

Revenues:

    Gross premiums written                    $67,875          $43,960        $177,935           $121,425
    Ceded premiums written                     (9,813)          (7,369)        (29,261)            (4,314)
                                              -------          -------        --------           --------
          Net premiums written                 58,062           36,591         148,674            117,111

    Increase in unearned premiums             (23,900)          (9,919)        (45,840)           (37,482)
                                              -------          -------        --------           --------
          Net premiums earned                  34,162           26,672         102,834             79,629

    Net investment income                      36,977           33,320         107,466             97,613
    Net realized gains (losses)                (5,381)          (2,455)         64,555             (9,331)
    Other income                                2,377            1,762          13,182              3,747
                                              -------          -------        --------           --------
         Total revenues                        68,135           59,299         288,037            171,658
                                              -------          -------        --------           --------


Expenses:

    Losses and loss adjustment expenses         1,301              841           3,811              2,210
    Underwriting and operating expenses         9,713            8,900          31,379             28,146
    Interest expense                              514              505           1,542              1,142
                                              -------          -------        --------           --------
         Total expenses                        11,528           10,246          36,732             31,498
                                              -------          -------        --------           --------

         Income before income taxes            56,607           49,053         251,305            140,160
                                              -------          -------        --------           --------

Income tax expense:

    Current taxes                              10,521            5,113          62,834             18,656
    Deferred taxes                                888            5,123           1,648              8,789
                                              -------          -------        --------           --------

         Total income taxes                    11,409           10,236          64,482             27,445
                                              -------          -------        --------           --------

         Net income                            45,198           38,817         186,823            112,715
                                              =======          =======        ========            =======



See accompanying Notes to Consolidated Unaudited Financial Statements

                  AMBAC Indemnity Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                For The Periods Ended September 30, 1996 and 1995
                             (Dollars in Thousands)

                                                                         Nine Months Ended
                                                                           September 30,
                                                                 -----------------------------
                                                                      1996            1995
                                                                 ------------      -----------


Cash flows from operating activities:
     Net income                                                    $186,823          $112,715
     Adjustments to reconcile net income to net cash
            provided by operating activities:
     Depreciation and amortization                                    1,463             1,240
     Amortization of bond premium and discount                       (1,525)             (707)
     Current income taxes payable                                    15,134             4,282
     Deferred income taxes payable                                    1,648             8,789
     Deferred acquisition costs                                      (7,402)          (11,398)
     Unearned premiums                                               45,840            37,482
     Losses and loss adjustment expenses                             (5,826)              218
     Ceded reinsurance balances payable                              (3,374)            2,089
     (Gain) loss on sales of investments                            (64,555)            9,331
     Other, net                                                      (2,004)           (1,978)
                                                                 ----------        ----------
            Net cash provided by operating activities               166,222           162,063
                                                                 ----------        ----------

Cash flows from investing activities:
     Proceeds from sales of bonds at amortized cost               1,210,927         1,085,062
     Proceeds from maturities of bonds at amortized cost             78,368           121,470
     Purchases of bonds at amortized cost                        (1,462,567)       (1,323,132)
     Change in short-term investments                                12,846           (15,125)
     Proceeds from sale of affiliate                                115,865               -
     Securities purchased under agreements to resell                 (4,346)             (531)
     Other, net                                                      (1,724)             (959)
                                                                 ----------        ----------
            Net cash used in investing activities                   (50,631)         (133,215)
                                                                 ----------        ----------

Cash flows from financing activities:
     Dividends paid                                                (145,865)          (30,000)
     Capital contribution                                            32,500               -
                                                                 ----------        ----------
            Net cash used in financing activities                  (113,365)          (30,000)
                                                                 ----------        ----------

            Net cash flow                                             2,226            (1,152)
Cash at beginning of year                                             6,912             2,117
                                                                 ----------        ----------
Cash at September 30                                                 $9,138              $965
                                                                 ==========        ==========

Supplemental disclosure of cash flow information:
     Cash paid during the year for:
            Income taxes                                            $13,300           $13,700
                                                                 ==========        ==========




See accompanying Notes to Consolidated Financial Statements.

AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


(1)  BASIS OF PRESENTATION

     AMBAC Indemnity Corporation ("AMBAC Indemnity") is a leading insurer of municipal and structured finance obligations. Financial guarantee insurance underwritten by AMBAC Indemnity guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured obligation, payments under the insurance policy may not be accelerated by the policyholder without AMBAC Indemnity's consent. As of September 30, 1996, AMBAC Indemnity's net insurance in force (principal and interest) was $215.4 billion. AMBAC Indemnity is a wholly-owned subsidiary of AMBAC Inc., which is a holding company that provides through its affiliates financial guarantee insurance and financial services to clients in both the public and private sectors.

     AMBAC Indemnity has one wholly-owned subsidiary, American Municipal Bond Holding Company ("AMBH"), which is a holding company for certain real estate interests.

     On May 6, 1996, AMBAC Inc. sold its 4,159,505 shares of common stock of its affiliate, HCIA Inc. (NASDAQ:HCIA) ("HCIA") in a secondary public offering. Prior to consummation of the secondary public offering, AMBAC Indemnity delivered to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The fair value of the HCIA shares was $115.9 million, based on the offering price per share of HCIA common stock in the secondary public offering. The carrying value of AMBAC Indemnity's HCIA shares was $26.2 million, and the resulting gain to AMBAC Indemnity from the disposition of the shares was $89.7 million. As a result of the secondary public offering, neither AMBAC Indemnity, nor AMBAC Inc. own any shares of HCIA.

     AMBAC Indemnity, as the sole limited partner, owns 90% of the total partnership interests of AMBAC Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, AMBAC Financial Services Holdings, Inc., a wholly-owned subsidiary of AMBAC Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

AMBAC Indemnity's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial condition, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with

AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


the financial statements and notes included in the audited consolidated financial statements of AMBAC Indemnity Corporation and its subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.


(2)  INCOME TAXES

     The tax provisions in the accompanying financial statements reflect effective tax rates differing from prevailing federal corporate income tax rates, primarily as a result of tax-exempt interest income.

PROSPECTUS

                         MLCC MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                           ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)
                            ------------------------

     This Prospectus relates to Asset Backed Certificates (the "CERTIFICATES"), which may be sold from time to time in one or more Series (each, a "SERIES") by MLCC Mortgage Investors, Inc. (the "DEPOSITOR" or "TRANSFEROR") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of a trust fund (a "TRUST FUND"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will include certain mortgage related assets (the "MORTGAGE ASSETS") consisting of (i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in single family properties, including revolving home equity loans or certain balances thereof, or participations in any of the foregoing ("MORTGAGE LOANS"), (ii) mortgage pass-through securities (the "AGENCY SECURITIES") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") or
(iii) mortgage-backed securities that are not guaranteed by GNMA, FNMA or FHLMC ("PRIVATE MORTGAGE-BACKED SECURITIES"). Mortgage Loans with a Loan-to-Value Ratio at origination in excess of a certain level, in addition to being secured by real property, may be either secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. Private Mortgage-Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the Securities Act of 1933 or were exempt from registration thereunder. The Mortgage Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "SELLER"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund may include any additional balances advanced to borrowers under Mortgage Loans which are revolving home equity loans or certain balances thereof. A Trust Fund may also include insurance policies, cash accounts, reserve funds, reinvestment income, guaranties, letters of credit or other forms of credit enhancement described herein and in the related Prospectus Supplement, or any combination thereof. In addition, if so specified in the related Prospectus Supplement, the property of the Trust Fund will include monies on deposit in a trust account (the "PRE-FUNDING ACCOUNT") to be established with the Trustee, which will be used to purchase at a predetermined price additional Mortgage Assets (the "SUBSEQUENT MORTGAGE ASSETS") from the Depositor from time to time within three months after the issuance of the Certificates.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement. Distributions among classes of Certificates in a Series may differ as to timing, sequential order and priority.
                            ------------------------    (Continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     Prior to issuance there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for any Certificates will develop or, if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All certificates will be distributed by, or sold by underwriters managed by:
                            ------------------------
                              MERRILL LYNCH & CO.
                            ------------------------

               The date of this Prospectus is November 13, 1996.

(Continued from previous page)

     Distributions to Certificateholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement.

     The Certificates of any Series will not represent an obligation of or interest in the Depositor or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Certificates the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

     The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates and the related Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such class; (ii) the initial aggregate Certificate Balance of each class of Certificates included in such Series, Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund, and the amount and source of any Reserve Fund; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Certificates; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the plan of distribution of such Certificates; (ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (xii) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including MLCC Mortgage Investors, Inc., that file electronically with the Commission.

No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying all filings with respect to the related Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: MLCC Mortgage Investors, Inc., 4802 Deer Lake Drive East, Jacksonville, Florida 32246,
Attention: General Counsel, telephone number (904) 928-6000.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby. The Prospectus Supplement for each Series will specify the extent (if any) to which the terms of such Series or the related Trust Fund vary from the general description of the Certificates and Trust Funds which is contained in this Prospectus. Capitalized terms used herein shall have the respective meanings assigned them in the "Index to Defined Terms".

Title of Securities...........   Asset Backed Certificates (the "CERTIFICATES"),
                                 issuable in series (each, a "SERIES"). Each
                                 Series will be issued under a separate pooling and servicing agreement (each, an "AGREEMENT") to be entered into with respect to each such Series.

Depositor.....................   MLCC Mortgage Investors, Inc., a Delaware
                                 corporation. The Depositor is a wholly owned, limited purpose subsidiary of Merrill Lynch
                                 Credit Corporation (a wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc.).
                                 Neither Merrill Lynch & Co., Inc. nor any of its affiliates, including the Depositor, has guaranteed, or is or will be otherwise obligated with respect to, the Certificates of any Series.

Trustee.......................   The trustee (the "TRUSTEE") for each Series of
                                 Certificates will be specified in the related
                                 Prospectus Supplement. See "The Pooling and
                                 Servicing Agreement" herein for a description of the Trustee's rights and obligations.

Master Servicer...............   The entity or entities named as Master Servicer
                                 (the "MASTER SERVICER") in the related
                                 Prospectus Supplement, which may be an
                                 affiliate of the Depositor. See "The Pooling and Servicing Agreement -- Certain Matters
                                 Regarding the Master Servicer and the
                                 Depositor".

Servicer......................   A "SERVICER" may be specified in the related
                                 Prospectus Supplement, which may be an
                                 affiliate of the Depositor.

Closing Date..................   The date (the "CLOSING DATE") of initial
                                 issuance of a Series of Certificates, as specified in the related Prospectus Supplement.

Trust Fund Assets.............   The Trust Fund for a Series of Certificates
                                 will include certain mortgage related assets
                                 (the "MORTGAGE ASSETS") consisting of (a) a pool (a "MORTGAGE POOL") of promissory notes or other evidences of indebtedness, including revolving home equity loans or certain balances thereof, secured by first, second or more junior liens on fee simple or leasehold interests in single family properties
                                 ("MORTGAGE LOANS"), (b) Agency Securities or
                                 (c) Private Mortgage-Backed Securities,
                                 together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.
                                 To the extent provided in the related
                                 Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for a Series of Certificates will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Mortgage
                                 Assets (the "SUBSEQUENT MORTGAGE ASSETS") from time to time (as frequently as daily) within three months after the issuance of the Certificates having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "PRE-FUNDED
                                 AMOUNT") on such Closing Date.

  A. Single Family Loans......   Unless otherwise specified in the related
                                 Prospectus Supplement, Mortgage Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in single family properties. If so specified in the related Prospectus Supplement, the Mortgage
                                 Loans may include certain Mortgage Loans
                                 ("ADDITIONAL COLLATERAL LOANS") with a
                                 Loan-to-Value Ratio at origination in excess of a certain level which, in addition to being secured by real property, are either secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. If so specified, the Mortgage Loans may include cooperative apartment loans ("COOPERATIVE
                                 LOANS") secured by security interests in shares issued by private, nonprofit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related
                                 Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such Mortgage Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing
                                 Authority ("FHA") or partially guaranteed by the Veterans' Administration ("VA") as specified in the related Prospectus Supplement.

  B. General Attributes of
     Mortgage Loans...........   The payment terms of the Mortgage Loans to be
                                 included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:
                                 (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate or to a different adjustable rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Mortgage Rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

                                 (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("BALLOON PAYMENTS"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                                 (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                 (d) The Mortgage Loans generally may be prepaid at any time without payment of any prepayment fee. If so specified in the related Prospectus Supplement, prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("LOCKOUT PERIODS"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

                                 (e) Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, or U.S. territories, commonwealths or possessions. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement.

                                 All Mortgage Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.

  C. Agency Securities........   The Agency Securities evidenced by a Series of
                                 Certificates will consist of (i) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related
                                 Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage
                                 Corporation ("FHLMC CERTIFICATES"), (ii)
                                 Guaranteed Mortgage Asset Backed Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National
                                 Mortgage Association ("FNMA CERTIFICATES"),
                                 (iii) fully modified pass-through
                                 mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA
                                 CERTIFICATES"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions
                                 (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA
                                 Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related
                                 Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA
                                 Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                                 The Agency Securities may consist of
                                 pass-through securities issued under FHLMC's
                                 Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the related Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement.

  D. Private Mortgage-Backed
     Securities...............   Private Mortgage-Backed Securities may include
                                 (a) mortgage pass-through certificates
                                 representing beneficial interests in a Mortgage
                                 Pool or (b) collateralized mortgage obligations secured by Mortgage Loans. Private
                                 Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain
                                 Mortgage Loans. Although individual Mortgage
                                 Loans underlying a Private Mortgage-Backed
                                 Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                 Mortgage-Backed Securities themselves will not be so insured or guaranteed. Private
                                 Mortgage-Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the
                                 Securities Act of 1933, as amended, or were exempt from registration thereunder. Unless otherwise specified in the related Prospectus
                                 Supplement relating to a Series of
                                 Certificates, payments on the Private
                                 Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See
                                 "The Trust Fund -- Private Mortgage-Backed
                                 Securities" herein.

Description of the
Certificates..................   Each Certificate will represent a beneficial
                                 ownership interest in a Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related Series. The
                                 Certificates of any Series may be issued in one or more classes as specified in the related
                                 Prospectus Supplement. A Series of Certificates may include one or more classes of senior
                                 Certificates (collectively, the "SENIOR
                                 CERTIFICATES") and one or more classes of subordinate Certificates (collectively, the
                                 "SUBORDINATED CERTIFICATES"). Certain Series or classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

                                 One or more classes of Certificates of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and
                                 (vii) as to Certificates entitled to
                                 distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on the
Certificates..................   Distributions on the Certificates entitled
                                 thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus
                                 Supplement (each, a "DISTRIBUTION DATE") out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus Supplement.
                                 The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related
                                 Prospectus Supplement. Unless otherwise
                                 specified in the related Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto.

                                 Unless otherwise specified in the related
                                 Prospectus Supplement, the aggregate original Certificate Balance of the Certificates will equal the aggregate distributions allocable to principal that such

                                 Certificates will be entitled to receive. If specified in the related Prospectus Supplement, the Certificates will have an aggregate original Certificate Balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage Loans (the "MORTGAGE RATE"), Agency Securities or Private Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "PASS-THROUGH RATE").

                                 The rate at which interest will be passed through to holders of each class of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the related Prospectus Supplement.

Credit Enhancement............   The assets in a Trust Fund or the Certificates
                                 of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described herein and in the related Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. One or more forms of credit enhancement may be provided by an affiliate or affiliates of the Depositor. See "Credit Enhancement" herein.

  A. Subordination............   A Series of Certificates may consist of one or
                                 more classes of Senior Certificates and one or more classes of Subordinate Certificates. The rights of the holders of the Subordinated
                                 Certificates of a Series to receive
                                 distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior
                                 Certificates of the same Series to the extent described in the related Prospectus Supplement.
                                 This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of their scheduled monthly payments of principal and interest. The protection afforded to the holders of Senior Certificates of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related
                                 Certificate Account and, to the extent
                                 described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related
                                 Trust Fund that would otherwise have been payable to the holders of Subordinated
                                 Certificates; (ii) reducing the ownership interest of the related Subordinated
                                 Certificates; (iii) a combination of clauses

                                 (i) and (ii) above; or (iv) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

  B. Reserve Fund.............   One or more reserve funds (each, a "RESERVE
                                 FUND") may be established and maintained for each Series. The related Prospectus Supplement will specify whether or not any such Reserve
                                 Fund will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related
                                 Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Trust Fund.

  C. Mortgage Pool Insurance
     Policy...................   A mortgage pool insurance policy or policies
                                 ("MORTGAGE POOL INSURANCE POLICY") may be obtained and maintained for a Series, which shall be limited in scope, covering defaults on the related Mortgage Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage
                                 Loans included in the Mortgage Pool as of the first day of the month of issuance of the related Series of Certificates or such other date as is specified in the related Prospectus
                                 Supplement (the "CUT-OFF DATE").

  D. Special Hazard Insurance
     Policy...................   A special hazard insurance policy or policies
                                 ("SPECIAL HAZARD INSURANCE POLICY"), may be obtained and maintained for a Series, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special
                                 Hazard Insurance Policy as described in the related Prospectus Supplement.

  E. Bankruptcy Bond..........   A bankruptcy bond or bonds ("BANKRUPTCY BONDS")
                                 may be obtained covering certain losses
                                 resulting from action that may be taken by a bankruptcy court in connection with a Mortgage
                                 Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

  F. FHA Insurance and VA
     Guarantee................   All or a portion of the Mortgage Loans in a
                                 Mortgage Pool may be insured by FHA insurance
                                 ("FHA INSURANCE") and may be partially
                                 guaranteed by the VA ("VA INSURANCE").

  G. Cross Support............   If specified in the related Prospectus
                                 Supplement, the beneficial ownership of
                                 separate groups of assets included in a Trust
                                 Fund may be evidenced by separate classes of the related Series of

                                 Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund.

  H. Limited Guarantee........   If specified in the related Prospectus
                                 Supplement, credit enhancement may be provided in the form of a limited financial guarantee
                                 ("LIMITED GUARANTEE") issued by a guarantor named therein.

  I. Letter of Credit.........   Alternative credit support with respect to a
                                 Series of Certificates may be provided by the issuance of a letter of credit ("LETTER OF
                                 CREDIT") by the bank or financial institution specified in the related Prospectus Supplement.
                                 The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related
                                 Prospectus Supplement.

  J. Surety Bonds.............   If specified in the related Prospectus
                                 Supplement, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond
                                 ("SURETY BOND") issued by a financial guarantee insurance company specified in the related
                                 Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

Advances......................   Unless otherwise specified in the related
                                 Prospectus Supplement, the Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of the Master Servicer
                                 (a "SUB-SERVICER") will be obligated to advance amounts (each, an "ADVANCE") corresponding to delinquent principal and interest payments on such Mortgage Loan (including, in the case of Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the first day of the month following the date on which the related
                                 Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.

Optional Termination..........   The Master Servicer or, if specified in the
                                 related Prospectus Supplement, the holder of the residual interest in a REMIC may have the option to effect early retirement of a Series of Certificates through the purchase of the Mortgage Assets and other assets in the related
                                 Trust Fund under the circumstances and in the manner described in "The Pooling and Servicing
                                 Agreement -- Termination; Optional Termination" herein and in the related Prospectus
                                 Supplement. In addition, if the related
                                 Prospectus Supplement provides that the
                                 property of a Trust Fund will include a Pre-
                                 Funding Account (as such term is defined in the related Prospectus Supplement, the "PRE-FUNDING
                                 ACCOUNT"), a portion of a Series of
                                 Certificates will be subject to early
                                 retirement on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus
                                 Supplement, the "FUNDING PERIOD") in an amount and manner specified in the related Prospectus
                                 Supplement.

Legal Investment..............   The Prospectus Supplement for each series of
                                 Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984 ("SMMEA"). Classes of
                                 Certificates that qualify as "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors.
                                 Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Certificates (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal
                                 Investment".

Certain Federal Income Tax
Consequences..................   The federal income tax consequences to
                                 Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as a "real estate mortgage investment conduit"
                                 ("REMIC") under the provisions of the Internal
                                 Revenue Code of 1986, as amended (the "CODE").
                                 The Prospectus Supplement for each Series of
                                 Certificates will specify whether such an election will be made. See "Certain Federal
                                 Income Tax Consequences".

ERISA Considerations..........   A fiduciary of any employee benefit plan or
                                 other retirement plan or arrangement subject to the Employee Retirement Income Security Act of
                                 1974, as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations". Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Description of the
                                 Certificates -- General" and "ERISA
                                 Considerations".

                                THE TRUST FUND*

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain mortgage-related assets (the "MORTGAGE ASSETS") consisting of (A) a mortgage pool (a "MORTGAGE POOL") comprised of Mortgage Loans, (B) Agency Securities or
(C) Private Mortgage-Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     The Certificates will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

     The Mortgage Assets may be acquired by the Transferor, either directly or through affiliates, from originators or sellers that may be affiliates of the Transferor (the "SELLERS") and conveyed by the Transferor to the related Trust Fund. The Sellers may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program -- Underwriting Standards".

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "DETAILED DESCRIPTION"). A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS -- GENERAL

     For purposes hereof, the real property that secures repayment of the Mortgage Loans are collectively referred to as "MORTGAGED PROPERTIES". The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, or U.S. territories, commonwealths or possessions. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "PRIMARY MORTGAGE INSURANCE POLICY"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an

---------------

* Whenever the terms "MORTGAGE POOL" and "CERTIFICATES" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single trust fund (the "TRUST FUND") consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "PASS-THROUGH RATE" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "TRUST FUND" will refer to one specific Trust Fund.

     adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage Loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("BALLOON PAYMENTS"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related Prospectus Supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("LOCKOUT PERIODS"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting guidelines of the Seller.

     A Trust Fund may include Additional Collateral Loans that have a Loan-to-Value Ratio in excess of a certain level specified in the related Prospectus Supplement and which are, in general, also either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third-party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral (usually securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. The related Prospectus Supplement will contain information with respect to any Additional Collateral Loans concerning minimum requirements on the amount of additional collateral that must be owned and/or maintained by borrowers.

     A Trust Fund may contain certain Mortgage Loans ("BUYDOWN LOANS"), which include provisions whereby a third party partially subsidizes the borrower's monthly payments during the early years of the Mortgage Loan, the difference to be made up from a fund (a "BUYDOWN FUND") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the borrower will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperative housing corporations, vacation and second homes, or other similar real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans,
(vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the maximum and minimum per annum rates at which the related Mortgage Notes accrue interest (the "MORTGAGE RATE"), and (viii) the geographical distribution of the Mortgage Loans.

     If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and final specific information will be set forth in the Detailed Description.

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "COLLATERAL VALUE" of a Mortgaged Property is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

     The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (each, a "SUB-SERVICER"), pursuant to a Pooling and Servicing Agreement (each, an "AGREEMENT"), and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement". With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Pooling and Servicing
Agreement -- Assignment of Mortgage Assets". The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Mortgage Loan Program -- Representations by Sellers; Repurchases" and "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates -- Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans, including revolving home equity loans or certain balances thereof, will consist of mortgage loans, deeds of trust or other beneficial interests therein, secured by first, second or more junior liens on single family (i.e., one- to four-family) residential properties. The Mortgage Loans may include Additional Collateral Loans with a Loan-to-Value Ratio at origination in excess of a certain level which, in addition to being secured by real property, are either secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. If so specified, the Mortgage Loans may include cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement.

     The Mortgaged Properties relating to single family Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Authority ("FHA") under the Housing Act, or Title V of the Housing Act of 1949 ("FHA LOANS"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection". In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA ISSUER") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "GUARANTY AGREEMENT") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     As described above, the GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal Home Loan Mortgage Corporation. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC ACT"). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC CERTIFICATE GROUP"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "CHARTER ACT"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Asset Backed Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     As described above, the FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a Mortgage Pool or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed Securities will have been publicly issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS AGREEMENT"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS TRUSTEE"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Securities. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS SERVICER") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS ISSUER") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, Additional Collateral Loans, Buydown Loans, adjustable rate mortgage loans, revolving home equity loans or certain balances thereof or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, by the pledge of a limited amount of additional collateral or the support of a

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

third-party guarantee (which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor), or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Assets represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Assets until the sale of the Certificates and other expenses connected with pooling the related Mortgage Assets and issuing the Certificates. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     MLCC Mortgage Investors, Inc. (the "DEPOSITOR" or "TRANSFEROR") was incorporated in the State of Delaware on April 4, 1994 as a wholly-owned, limited purpose finance subsidiary of Merrill Lynch Credit Corporation (a wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc.). The Depositor maintains its principal office at 4802 Deer Lake Drive East, Jacksonville, Florida 32246. Its telephone number is (904) 928-6000.

     As described herein under "Mortgage Loan Program -- Representations by Sellers; Repurchases", the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement, the Master Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Depositor. As described under "The Trust Fund -- The Mortgage Loans -- General", "-- Agency Securities" and "-- Private Mortgage-Backed Securities", the Depositor anticipates that it will acquire Mortgage Loans, Agency Securities and Private Mortgage-Backed Securities in the open market or in privately negotiated transactions, which may be through or from an affiliate.

     Neither the Depositor nor Merrill Lynch Credit Corporation nor any of its affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch & Co., Inc., will insure or guarantee the Certificates of any Series.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from one or more Sellers, which may be affiliates of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Guidelines".

UNDERWRITING GUIDELINES

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with guidelines consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting guidelines are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. Initially, a borrower is typically required to complete a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide information concerning his or her assets, liabilities, income and expenses, as well as an authorization permitting the lender to apply for a credit report which summarizes the borrower's credit history.

     Upon receipt of the application package, which typically requires submission of the last two years' personal income tax returns and business tax returns for self-employed borrowers, the lender conducts its own review of the application package and obtains additional information concerning the prospective borrower prior to loan approval. Along with obtaining a credit report, the lender may solicit a written verification of the prospective borrower's existing first mortgage balance, if any, and payment history from the first mortgage lender, if appropriate. If the first mortgage lender does not respond in writing and the mortgage payment history is not reported on the borrower's credit report, the borrower generally is required to submit the prior year's mortgage statements which generally reflect a monthly payment history. In addition, a written employment verification may be requested from the borrower's employer or, in lieu thereof, verbal verification is obtained if the borrower has supplied a copy of a current pay stub along with signed personal tax returns. In certain limited circumstances, the lender may utilize other methods to verify a borrower's income.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of

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

comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once sufficient employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses.

     The underwriting guidelines applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by Sellers' underwriting personnel.

     In the case of a Mortgage Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is typically at least five years longer than the remaining term on the Mortgage Note.

     Certain of the types of Mortgage Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Each Seller must be a seller/Servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Resolution Trust Corporation, acting in its capacity as conservator or receiver of a depository institution, may be a Seller if so specified in the related Prospectus Supplement.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties unless otherwise provided in the related Prospectus Supplement generally include, among other things, that (i) immediately prior to the transfer and assignment of the Mortgage Loans, the seller had good title to, and was the sole owner of, each Mortgage Loan and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) in the case of first mortgage loans, a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each Mortgage subject to the Agreement is a valid lien on the related Mortgaged Property (subject only to (a) in the case of a Mortgage Loan secured by a junior mortgage, the lien of the related senior mortgage or mortgages, (b) the lien of current real property taxes and assessments, (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal

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

made in connection with the origination of the related Mortgage Loan and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Director of the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Reform Act of 1994, such Mortgaged Property is covered by flood insurance, if applicable regulations at the time such Mortgage Loan was originated required that flood insurance coverage be obtained.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "PURCHASE PRICE") equal to 100% of the Principal Balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month in which the Purchase Price is to be distributed at the Mortgage Rate (less any unreimbursed Advances or amount payable as related servicing compensation if the Seller is the Master Servicer with respect to such Mortgage Loan). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Certificates -- General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets".

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to MLCC Mortgage Investors, Inc., 4802 Deer Lake Drive East, Jacksonville, Florida 32246, Attention: General Counsel.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in either fully registered or book-entry form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, that from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("RETAINED INTEREST")); (ii) such assets as from time to time are required to be deposited in the related Certificate Account, as defined below under "The Pooling and Servicing Agreement -- Payments on Mortgage Loans; Deposits to Certificate Account"; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure; and (iv) any Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, in the case of Mortgage Loans which are revolving home equity loans or certain balances thereof, a Trust Fund may include any additional balances advanced to the borrowers under the revolving home equity loans during certain periods. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive principal, distributions, with disproportionate, nominal or no interest distributions or to interest distributions, with disproportionate, nominal or no principal distributions or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund, or on a different basis, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of payment of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "RECORD DATE"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "CERTIFICATE REGISTER") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code of a class of Certificates entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Mortgage Loans or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERlSA Considerations". Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may be made only if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "RESIDUAL INTERESTS" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "REGULAR INTERESTS" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

     Unless otherwise specified in the related Prospectus Supplement, upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the

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

conversion of such Mortgage Loan, the Master Servicer or its successor will be obligated to purchase such related Mortgage Loan from the related Trust Fund.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal of and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Fund. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     Available Distribution Amount. Unless otherwise specified in the related Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the "AVAILABLE DISTRIBUTION AMOUNT" for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "DETERMINATION DATE") except:

             (a) all payments that were due on or before the Cut-off Date;

             (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

             (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

             (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer or Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

             (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund that represents credit enhancement fees or servicing compensation payable to the Master Servicer or any Sub-servicer or Retained Interest that is to be retained from such collection or is permitted to be

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

        retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

          (ii) the amount of any advance made by the Master Servicer or Sub-Servicer as described under "Advances" below and deposited by it in the Certificate Account; and

          (iii) if applicable, amounts withdrawn from a Reserve Fund.

     Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Certificate Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "ACCRUAL CERTIFICATES") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Balance of such class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the related Prospectus Supplement, the aggregate "CERTIFICATE BALANCE" of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and (i) in the case of Accrual Certificates, if so specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and
(ii) in the case of adjustable rate Certificates, if so specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the

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

amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit
Enhancement -- Subordination".

     Unscheduled Distributions. To the extent specified in the related Prospectus Supplement relating to a Series of Certificates which have less frequent than monthly Distribution Dates, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement. See "Yield and Prepayment Considerations".

     Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis.

     Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Certificate Account for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such Advances were made (e.g., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). In addition, Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are

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

reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the outstanding Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (v) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (vi) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (vii) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (viii) if applicable, the amount remaining in any Reserve Fund at the close of business on the Distribution Date;

          (ix) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

          (x) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ("CEDE"), the nominee for The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of

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

Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANT").

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

     DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

     Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("DEFINITIVE CERTIFICATES"), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of

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

Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond or letters of credit described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series (the "SUBORDINATED CERTIFICATES") by means of the subordination feature will be accomplished by the preferential right of holders of one or more other classes of such Series (the "SENIOR CERTIFICATES") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Funds has reached a specified amount and, following payments from the Reserve Fund to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the holders of the class of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement relating to a Mortgage Pool, a separate mortgage pool insurance policy ("MORTGAGE POOL INSURANCE POLICY") will be obtained for the Mortgage Pool and issued by the insurer (the "POOL INSURER") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Mortgage Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Transferor to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "SPECIAL HAZARD INSURER") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement -- Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative

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

amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a bankruptcy bond ("BANKRUPTCY BOND") for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders".

     To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more Reserve Funds for such Series. The related Prospectus Supplement will specify whether or not such Reserve Funds will be included in the Trust Fund for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

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

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

LIMITED GUARANTEE

     If specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a Limited Guarantee issued by a guarantor named therein. If specified in the related Prospectus Supplement, a Limited Guarantee may be provided by an affiliate or affiliates of the Depositor.

LETTER OF CREDIT

     Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a Letter of Credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

SURETY BONDS

     If specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a Surety Bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Mortgage Loans in a Mortgage Pool will affect the life of the related Series of Certificates.

     A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of Mortgage Loans.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying Mortgaged Property. Mortgage Loans insured by the FHA, and Mortgage Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may, but is not obligated to, enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property. The Master Servicer will enforce any due-on-sale clause only if it reasonably believes that it is entitled to do so under applicable law and government regulation; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. The Master Servicer will exercise its rights to enforce any due-on-sale or due-on-encumbrance clause only to the extent it deems appropriate. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, both full and partial prepayments will not be passed through until the month following receipt.

     The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination".

     If so specified in the related Prospectus Supplement, upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of such Mortgage Loan, the Master Servicer or its successor will be obligated to purchase such related Mortgage Loan. Any such purchase of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

     From time to time, Merrill Lynch Credit Corporation may solicit the refinancing of loans (including the Mortgage Loans) by offering a new loan to the borrower. Any such refinancing of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

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

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information. If specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee loans at a predetermined price for inclusion in the Trust Fund within three months after the issuance of the Certificates. The related Prospectus Supplement for the Trust Fund will specify whether, and the terms, conditions and manner under which Subsequent Mortgage Assets will be sold to the Trust Fund within such three month period.

     In addition, except in the case of Mortgage Loans which are revolving home equity loans or certain balances thereof, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note (the "MORTGAGE NOTE") endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will unless otherwise specified in the related Prospectus Supplement, deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form, and (iv) such other security documents as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans.

     In the case of Mortgage Loans which are revolving home equity loans or certain balances thereof, under the terms of the Agreements, so long as certain rating standards specified in the related Prospectus Supplement are satisfied, the Master Servicer will be entitled to maintain possession of the Mortgage Loan documents and will not be required to deliver any of them to the Trustee. In the event the rating standards specified in the related Prospectus Supplement are not satisfied, the documentation relating to each Mortgage Loan will be delivered to and maintained by the Trustee.

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

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     At such time, if any, as the Mortgage Loan documents are delivered to the Trustee (or the custodian hereinafter referred to), the Trustee will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if so specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program -- Representations by Seller; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund -- Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (the "CERTIFICATE ACCOUNT"), which unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the short-term debt

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

obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "RATING AGENCY"), (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF,
(iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("ELIGIBLE INVESTMENTS"). A Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("INSURED EXPENSES") incurred, and unreimbursed advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" or "-- Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under "-- Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

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

          (vii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution which maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the Master Servicing Fee (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid Master Servicing Fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Principal Balance of such repurchased Mortgage Loan;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement;

          (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

          (ix) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the Business Day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Certificate Account the amount of Available Distribution Amount, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. Arrangements may be made with a Mortgagor to cure delinquencies that exceed 180 days if such arrangements are determined by the Master Servicer to be reasonable and consistent with its then current practices with respect to comparable mortgage loans held in its own portfolio. To the extent the Master

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

Servicer is obligated to make or to cause to be made Advances, such obligation will remain during the period of any such arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer may, but is not obligated to, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and government regulations and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If the Master Servicer elects not to enforce any due-on-sale clause or if the Master Servicer reasonably believes it is unable to enforce such due-on-sale clause under applicable law, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer is authorized to enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan. If the Master Servicer elects not to enforce any due-on-sale clause and not to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, then the original mortgagor remains liable for repayment of the Mortgage Loan. If deemed appropriate by the Master Servicer after the person to whom such property has been or is about to be conveyed enters into an assumption and modification agreement, the original mortgagor may be released from liability under the Mortgage Loan.

     Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged

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

Property is located. Such coverage will be in an amount not less than the replacement value of the improvements securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance, to the extent such insurance is available.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies".

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect

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

at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "PRIMARY INSURER"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage

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

Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related Mortgagor, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement".

     FHA Insurance; VA Guarantees. Mortgage Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

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

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer of any Sub-Servicer of each FHA-insured Mortgage Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Mortgage Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA GUARANTY POLICY"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Mortgage Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

     The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Mortgage Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Mortgage Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

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

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (the "MASTER SERVICING FEE"). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or a Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a report to the Trustee to the effect that all loans serviced by the Master Servicer under such Agreement were included in the total population which was subject to selection for testing in such firm's examination of certain documents and records and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (or such other audit or review program applicable to the Master Servicer), has disclosed no items of material noncompliance with the provisions of the Uniform Single Attestation Program for Mortgage Bankers (or such other program), except for such items of noncompliance as shall be set forth in such report. In rendering its report such firm may rely, as to matters relating to the direct servicing of Mortgage Loans, private mortgage-backed securities or agency securities, by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the audit program applicable to such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer or officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement in all material respects throughout the preceding year or specifying any known failure to do so.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the obligations and duties of the Master Servicer may be

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

performed by the Servicer named in the related Prospectus Supplement. The entity serving as Master Servicer or Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that, subject to the Master Servicer's right to assign its rights and delegate its duties as described below, the Master Servicer may not resign from its obligations and duties under the Agreement unless its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it, except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of any such breach of the terms and conditions of the Agreement. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of any breach of the terms and conditions of the Agreement. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated. In addition, the Master Servicer may assign its rights, and delegate its duties, under the Agreement to a person qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC so long as the applicable Rating Agency or Rating Agencies confirm that their ratings of the related Certificates in effect prior to such assignment and delegation will not be reduced or qualified as a result of such assignment and delegation.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which

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

continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates having not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any Class of such Series evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or with the related Prospectus Supplement or Prospectus or to correct any error or mistake; (iii) to obtain, maintain or improve the rating of any class of Certificates (it being understood that after obtaining any rating required at the initial issuance of the related Series, none of the Depositor, Master Servicer or Trustee is obligated to obtain, maintain or improve the rating of any class of Certificates of such Series); or (iv) to make any other revisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, provided that, in the case of clause (iv), such action will not adversely affect in any material respect the interests of any Certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each rating agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such

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

Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer, the Depositor or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is

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

situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

     The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. The Additional Collateral Loans will, in addition to being secured by real property, be secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or

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

proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholder. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a nonjudicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

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     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

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

RIGHTS OF REDEMPTION

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting Mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower; for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Mortgaged Property is not the debtor's principal residence and the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Mortgage Loans. These laws include

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

the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     In the case of Additional Collateral Loans, Articles 8 and 9 of the UCC generally govern any realization upon the additional collateral pledged to secure the related Mortgage Loans. In order for the Master Servicer to realize on any such security, it will have to proceed in accordance with the procedures specified in Article 8 and Part 5 of Article 9 of the UCC.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which includes, inter alia, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility".

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law in September 1996. The new law provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The law also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable

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Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted. A Seller makes no representations or warranties or assumes any liability with respect to the absence or effect of hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous substances. See "Mortgage Loan
Program -- Representations by Sellers; Repurchases" above for a description of the representations and warranties made by a Seller.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity. However, in certain cases where a due-on-sale clause is not enforced upon the transfer of the Mortgaged Property to a new home buyer, the Master Servicer may enter into an assumption and modification agreement with the new home buyer, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, unless released in writing by the Master Servicer, the original mortgagor or obligor remains liable for repayment of the Mortgage Loan.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Mortgage Loan

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

(including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary represents the advice of Brown & Wood LLP, counsel to the Depositor, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992, and generally effective for REMICs with start-up dates on or after November 12, 1991 (the "REMIC REGULATIONS"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation, and that each such Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

SINGLE CLASS OF SENIOR CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Senior Certificates and one class of Subordinated Certificates. In this case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under Code Section 162 or 212 each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts

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

are reasonable compensation for services rendered to the Trust Fund. Senior Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the Servicing Fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the Servicing Fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans may then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Brown & Wood LLP will have advised the Depositor that:

          (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;

          (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section; and

          (iii) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     Buydown Mortgage Loans. The assets constituting certain Trust Funds may include Buydown Mortgage Loans. The characterization of any investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust Fund that includes Buydown Mortgage Loans.

     Premium. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

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

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount"(currently Code Sections 1271 through 1273 and 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "Accrual of Original Issue Discount" under "Multiple Classes of Senior Certificates" below.

     Market Discount. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount". Generally, it is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of
(i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Offered Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of

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which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

MULTIPLE CLASSES OF SENIOR CERTIFICATES

A. STRIPPED BONDS AND STRIPPED COUPONS

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the "STRIPPED BOND CERTIFICATES"), while the second class of Offered Certificates will represent the right to some or all of the interest on such portion (the "STRIPPED COUPON CERTIFICATES").

     Recently issued IRS additional guidance suggests that a servicing fee in excess of reasonable servicing ("EXCESS SERVICING") will be treated under the stripped bond rules. It appears to require that reasonable servicing be calculated on a Mortgage Loan by Mortgage Loan basis which could result in some Mortgage Loans being treated as having more than 100 basis points of interest (i.e., 1% interest on the Mortgage Loan principal balance) stripped off. However, if the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. See "Certain Federal Income Tax Consequences -- Non-REMIC Certificates", "-- Multiple Classes of Senior Certificates" and "-- Stripped Bonds and Stripped Coupons" herein.

     Under the Treasury Regulations issued December 28, 1992, a Stripped Bond Certificate is generally treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules) a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "Non-REMIC Certificates" and "Single Class of Senior Certificates Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to

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the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Trust Fund's Mortgage Loans. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Loan by Loan basis. However, based on the recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Senior Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Senior Certificates is material should consult their own tax advisors regarding the characterization of the Senior Certificates and the income therefrom. Senior Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

B. OFFERED CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARMS

     Original issue discount on each Senior Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than ARMs likely will be computed as described below under "Accrual of Original Issue Discount". The following discussion is based in part on Treasury regulations under Code Sections 1271 through 1273 and 1275 (the "OID REGULATIONS") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The holder of a Regular Certificate should

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

be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Under the Code, each Senior Certificate will be treated as having been issued on the date it was purchased with an amount of original issue discount equal to the excess of such Certificate's stated redemption price at maturity over its issue price. The issue price of a Senior Certificate as to any purchaser is equal to the price paid by such purchaser for the Senior Certificate. The stated redemption price at maturity of a Senior Certificate is the sum of all payments to be made on such Certificate other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "Accrual of Original Issue Discount", will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificate, calculated based on a reasonable assumed prepayment rate for the Mortgage Loans underlying the Senior Certificate (the "PREPAYMENT ASSUMPTION"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations which have not yet been issued. The legislative history of the 1986 Act (the "LEGISLATIVE HISTORY") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that such Certificate will prepay at the Prepayment Assumption or at any other rate. Although the existing authority literally only apply to debt instruments collateralized by mortgages that are subject to prepayment rather than direct ownership interests in such mortgages, because no other legal authority provides guidance with regard to the proper method for accruing original issue discount on obligations that are subject to prepayment, until Treasury regulations or other legal authority instructs otherwise, the Master Servicer intends to calculate, and report original issue discount under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions", as defined below, of the original issue discount on such Senior Certificate for each day on which it owns a Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the existing authority. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The "adjusted issue price" of a Senior Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Senior Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

C. SENIOR CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

     The OID Regulations do not address the treatment of instruments, such as the Senior Certificates, which represent interests in Mortgage Loans with Mortgage Rates which adjust periodically ("ARM LOANS"). Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority the Master Servicer will report original issue discount on Senior

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

Certificates attributable to ARM Loans ("STRIPPED ARM OBLIGATIONS") to holders in a manner it believes is consistent with the rules described above under the heading "Senior Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("DEFERRED INTEREST") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Senior Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Senior Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Senior Certificateholder over the remaining life of such Senior Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES TO CERTAIN NON-REMIC
CERTIFICATES

     The regulations under Section 1275 of the Code include rules for obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the OID Regulations if such interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on such a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments; the absence of interest payments following a prepayment would be the normal consequence of the return of such investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal; such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

     Applying these principles to the Senior Certificates, because the Mortgage Loans are subject to prepayment at any time, payments on a Class of Senior Certificates representing a right to interest on the Mortgage Loans could be considered to be contingent within the meaning of the OID Regulations, at least if such Senior Certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

     The IRS recently issued final regulations (the "CONTINGENT REGULATIONS") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, Treasury regulations issued on January 27, 1994 which provide rules for calculating OID (the "OID REGULATIONS"), do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the authority cited above represents the only guidance regarding the current views of the IRS with respect to contingent payment instruments.

     In the event that payments on a Senior Certificate in respect of interest on the Mortgage Loans are considered contingent, the holder would generally report income or loss as described above under "Stripped Bonds and Stripped Coupons", except that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (the "AFR", generally, an average of current yields of Treasury securities computed and published monthly by the IRS), in effect at the time of purchase of such Senior Certificate by such holder. In addition, once such Holder's adjusted basis in such Senior Certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the Mortgage Loans that are allocable to such Senior Certificate (or to zero if such Senior Certificate does not share in principal payments), then such holder would recognize income in each subsequent month equal to the full amount of interest on the Mortgage Loans that accrues in that month and is allocable to such Senior Certificate. It is uncertain whether, under the contingent payment rules, any other adjustments would be made to take account of prepayments of the Mortgage Loans.

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

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Senior Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Senior Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below), or
(ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if (i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund (the "ISSUER")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     A "U.S. PERSON" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof or an estate the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

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REMIC CERTIFICATES

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "Residual Certificates -- Prohibited Transactions and Other Taxes"), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under "Residual Certificates", the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust Fund will qualify as a REMIC and the related Certificates will be considered to be regular interests ("REGULAR CERTIFICATES") or residual interests ("RESIDUAL CERTIFICATES") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be qualifying real property loans for purposes of Code Section 593(d)(1) and real estate assets for purposes of Code Section 856(c).

     In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Mortgage Loans contained in "Non-REMIC Certificates" and "Single Class of Senior Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(5)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness' within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "SUBSIDIARY REMIC" and the "MASTER REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates,

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Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be
(i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price". Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and the 1986 Act. The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price". The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates, with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated

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redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis OID may be treated as OID. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Certain Regular Certificates may be issued at prices significantly exceeding their principal amounts (the "SUPER-PREMIUM CERTIFICATES") if that is how they are defined in this deal. Under the REMIC Regulations, however, if the issue price of a Regular Certificate does not exceed 125% of its specified principal amount, such Regular Certificate will not be treated as a Super-Premium Regular Certificate and the rules described below under "Regular Certificates -- Premium" will apply. The income tax treatment of such Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such Regular Certificates is the sum of all payments to be made on such Regular Certificates determined under the Prepayment Assumption, with the result that such Regular Certificates would be issued with original issue discount. The Service might contend, however, that the stated redemption price at maturity of such Regular Certificates should be limited to their principal amount (subject to the discussion below under "Accrued Interest and Long First Period Certificates"), so that such Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "Regular Certificates -- Premium" would apply.

     Generally, a Regular Certificateholder must include in gross income the "daily portions", as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an "ACCRUAL PERIOD") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "ADJUSTED ISSUE PRICE" of a Regular Certificate at the beginning of the

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

first accrual period is its issue price; the "ADJUSTED ISSUE PRICE" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of stated periodic interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     Variable Rate Regular Certificate. Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance, and (ii) the interest compounds or is payable at least annually at current values based on objective financial or economic information where such rate is subject to a multiple of not less than 0.65 nor more than 1.35. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount", with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable on the Certificate based on the initial rate for the relevant class (or, if different, the value of the applicable variable rate as of the pricing date). Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear at present, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans having adjustable rates ("WEIGHTED AVERAGE RATE") as having qualified stated interest. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Pass-Through Rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificate. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Regular Certificates.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Regular Certificates -- Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ("DEFERRED INTEREST"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificates must be included in the stated redemption price at maturity of the Certificate and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more Classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and character of such losses or reductions in income are uncertain, and, accordingly, holders of Subordinate Certificates should consult their own tax advisors on this point.

     Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A holder of a Regular Certificate who receives a final payment which is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount" above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income.

     Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the Regular Certificates ("PAYMENT LAG CERTIFICATES") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("PRE-ISSUANCE ACCRUED INTEREST") and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates as described above. Therefore, in the case of a Payment Lag Certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days which the Certificateholder has held such Payment Lag Certificate during the first Accrual Period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

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

     Non-Interest Expenses of the REMIC. Under the REMIC regulations, if the REMIC is considered to be a "single-class REMIC", a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders". Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Residual Certificates" below.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund or the beneficial owners of the related Residual Certificates (the "ISSUER")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957), related to the Issuer; and
(iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses". As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "PHANTOM INCOME"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See "Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described below under "Pass-Through of Non-Interest Expenses of the REMIC", other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "Sale or Exchange of Residual Certificates" herein.

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

For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "Allocation of the Income of the REMIC to the Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under the Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related Regular Certificates.

     In the case of individuals (or trusts, estates, or other persons who compute their income in the same manner as individuals) who own an interest in a Regular or Residual Certificate directly or through a pass-through interest holder which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation, or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "APPLICABLE AMOUNT") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's noninterest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "EXCESS INCLUSION") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the Residual

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Certificate, and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "FEDERAL LONG-TERM RATE" in effect at the time the Residual Certificate is issued. For this purpose, the "ADJUSTED ISSUE PRICE" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "FEDERAL LONG-TERM RATE" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a nontaxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of

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indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100 percent tax on prohibited transactions.

     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Prospectus Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them and then by the Master Servicer.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMICs final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners thereof; however, under the Treasury regulations if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of Chapter 63 of the Code relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

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

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an "excess inclusion". See "Residual Certificates -- Excess Inclusions" herein.

NON-U.S. PERSONS

     Amounts paid to Residual Certificateholders who are not U.S. persons (see "Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under the Treasury regulations, amounts distributed to Residual Holders should qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that the Mortgage Loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "Residual Certificates -- Excess Inclusions". If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "Residual Certificates -- Excess Inclusions". If the amounts paid to Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "Tax-Related Restrictions on Transfers of Residual Certificates" below.

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "DISQUALIFIED ORGANIZATION". The amount of the tax equals the product of (A) an amount (as determined under the REMIC regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of

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

the transfer, such person does not have actual knowledge that the affidavit is false. A "DISQUALIFIED ORGANIZATION" means (A) the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

     A tax is imposed on a "PASS-THROUGH ENTITY" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization, and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. PERSON", as defined below, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and
(ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Mark to Market Rules. Prospective purchasers of a Residual Certificate should be aware that on January 3, 1995, the IRS released proposed regulations under Section 475 (the "PROPOSED REGULATIONS"). The Proposed Regulations provide that any Residual Certificate acquired after January 3, 1995 cannot be

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marked to market, regardless of the value of such Residual Certificate.
Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the Proposed Regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a "U.S. Person", unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations", potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificate. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

     ERISA imposes requirements on employee benefit plans subject to ERISA (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested subject to the requirement of ERISA and/or the Code) (collectively "PLANS") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any

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authority or control respecting the management or disposition of the assets of a
Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law.
Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor ("LABOR") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("PARTIES IN INTEREST") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

PTE 83-1

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, Labor exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates that represent interests in a Mortgage Pool consisting of Mortgage Loans representing loans for single family homes ("SINGLE FAMILY CERTIFICATES") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates, and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Certificates. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Certificate may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Offered Certificates issued in a Series in which there is only one class of Offered Certificates; provided that the Certificates in the case of clause (i), or the Offered Certificates in the case of clause (ii), evidence the

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

beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Mortgage Loans. It is not clear whether a class of Certificates that evidences the beneficial ownership in a Trust Fund divided into Mortgage Loan Groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Senior Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See "Description of the Certificates" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by Labor. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

UNDERWRITER EXEMPTIONS

     Labor has issued to various underwriters substantially similar individual exemptions (collectively, the "UNDERWRITER EXEMPTIONS") which apply to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which such underwriters are the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemptions provide relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

     The Underwriter Exemptions contain several requirements, some of which differ from those in PTE 83-1. The Underwriter Exemptions contain an expanded definition of "certificate", which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemptions contain an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables, including obligations secured by shares issued by a cooperative housing association. The definition of "trust", however, does not include private mortgage-backed securities like the Private Mortgage-Backed Securities, and does not include any other investment pool unless, inter alia: (i) the investment pool consists only of assets of the type which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemptions; and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemptions hold that the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. The Underwriter Exemptions require that the rights and interests evidenced by the certificates held by a Plan not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. Further, the Underwriter Exemptions require that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard and Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemptions also specify that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemptions stipulate that any Plan investing in the certificates must be an "accredited investor", as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the Certificates that qualify as mortgage related securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates that qualify as mortgage related securities, or require the sale or other disposition of such Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the Class of Certificates under consideration for purchase constitutes a "MORTGAGE RELATED SECURITY").

     All depository institutions considering an investment in the Certificates (whether or not the Class of Certificates under consideration for purchase constitutes a mortgage related security should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "POLICY STATEMENT"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities, which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Depositor, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Merrill Lynch, Pierce, Fenner & Smith Incorporated acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as agent in the sale of Certificates, Merrill Lynch, Pierce, Fenner & Smith Incorporated will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch, Pierce, Fenner & Smith Incorporated elects to purchase Certificates as principal, Merrill Lynch, Pierce, Fenner & Smith Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

     The Depositor will indemnify Merrill Lynch, Pierce, Fenner & Smith Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch, Pierce, Fenner & Smith Incorporated and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX TO DEFINED TERMS

Accrual Certificates..........................................................             29
Accrual Period................................................................             68
Additional Collateral Loans...................................................              5
Adjusted Issue Price..........................................................     63, 68, 69
Advance.......................................................................             11
AFR...........................................................................             64
Agency Securities.............................................................          Cover
Agreement.....................................................................          4, 15
Applicable Amount.............................................................             75
ARM Loans.....................................................................             63
Available Distribution Amount.................................................             28
Balloon Payments..............................................................          6, 14
Bankruptcy Bond...............................................................             36
Bankruptcy Bonds..............................................................             10
Buydown Fund..................................................................             14
Buydown Loans.................................................................             14
Cede..........................................................................             31
CERCLA........................................................................             56
Certificate Account...........................................................             40
Certificate Balance...........................................................             29
Certificate Register..........................................................             27
Certificates..................................................................       Cover, 4
Charter Act...................................................................             19
Closing Date..................................................................              4
Code..........................................................................             12
Collateral Value..............................................................             15
Commission....................................................................              3
Contingent Regulations........................................................             64
Cooperative Loans.............................................................          5, 16
Cooperatives..................................................................          5, 16
Cut-off Date..................................................................             10
Deferred Interest.............................................................         64, 71
Definitive Certificates.......................................................             32
Depositor.....................................................................      Cover, 22
Detailed Description..........................................................             13
Determination Date............................................................             28
Disqualified Organization.....................................................             79
Distribution Date.............................................................              8
DTC...........................................................................             31
Eligible Investments..........................................................             41
EPA...........................................................................             56
ERISA.........................................................................             12
Excess Inclusion..............................................................             75
Excess Servicing..............................................................             61
FDIC..........................................................................             24
Federal Long-Term Rate........................................................             76
FHA...........................................................................          5, 16
FHA Insurance.................................................................             10
FHA Loans.....................................................................             16
FHLMC.........................................................................          Cover
FHLMC Act.....................................................................             18

FHLMC Certificate Group.......................................................             18
FHLMC Certificates............................................................              7
FNMA..........................................................................          Cover
FNMA Certificates.............................................................              7
Funding Period................................................................             12
Garn-St Germain Act...........................................................             57
GNMA..........................................................................          Cover
GNMA Certificates.............................................................              7
GNMA Issuer...................................................................             16
Guaranty Agreement............................................................             16
Housing Act...................................................................             16
HUD...........................................................................             46
Indirect Participant..........................................................             32
Insurance Proceeds............................................................             41
Insured Expenses..............................................................             41
IRS...........................................................................             60
Issuer........................................................................         65, 73
Labor.........................................................................             81
Legislative History...........................................................             63
Letter of Credit..............................................................             11
Limited Guarantee.............................................................             11
Liquidation Expenses..........................................................             41
Liquidation Proceeds..........................................................             41
Loan-to-Value Ratio...........................................................             15
Lockout Periods...............................................................          6, 14
Master REMIC..................................................................             66
Master Servicer...............................................................              4
Master Servicing Fee..........................................................             48
Mortgage......................................................................             39
Mortgage Assets...............................................................   Cover, 4, 13
Mortgage Loans................................................................       Cover, 4
Mortgage Note.................................................................             39
Mortgage Pool.................................................................          4, 13
Mortgage Pool Insurance Policy................................................         10, 34
Mortgage Rate.................................................................          9, 15
Mortgage Related Security.....................................................             84
Mortgaged Properties..........................................................             13
NCUA..........................................................................             83
OID Regulations...............................................................         62, 64
Participants..................................................................             32
Parties in Interest...........................................................             81
Pass-Through Entity...........................................................             79
Pass-Through Rate.............................................................          9, 13
Payment Lag Certificates......................................................             72
Phantom Income................................................................             74
Plans.........................................................................             80
PMBS Agreement................................................................             21
PMBS Issuer...................................................................             21
PMBS Servicer.................................................................             21
PMBS Trustee..................................................................             21
Policy Statement..............................................................             84
Pool Insurer..................................................................             34

Pre-Funded Amount.............................................................              5
Pre-Funding Account...........................................................      Cover, 11
Pre-Issuance Accrued Interest.................................................             72
Prepayment Assumption.........................................................             63
Primary Insurer...............................................................             45
Primary Mortgage Insurance Policy.............................................             13
Principal Prepayments.........................................................             29
Private Mortgage-Backed Securities............................................          Cover
Proposed Regulations..........................................................             79
PTE 83-1......................................................................             81
Purchase Price................................................................             25
Rating Agency.................................................................             41
Record Date...................................................................             27
Regular Certificates..........................................................             66
Regular Interests.............................................................             27
Relief Act....................................................................             57
REMIC.........................................................................          2, 12
REMIC Regulations.............................................................             58
Reserve Fund..................................................................             10
Residual Certificates.........................................................             66
Residual Interests............................................................             27
Retained Interest.............................................................             26
Seller........................................................................          Cover
Sellers.......................................................................             13
Senior Certificates...........................................................          8, 33
Series........................................................................       Cover, 4
Servicer......................................................................              4
Single Family Certificates....................................................             81
SMMEA.........................................................................         12, 83
Special Hazard Insurance Policy...............................................             10
Special Hazard Insurer........................................................             35
Stripped ARM Obligations......................................................             64
Stripped Bond Certificates....................................................             61
Stripped Coupon Certificates..................................................             61
Sub-Servicer..................................................................         11, 15
Subordinated Certificates.....................................................          8, 33
Subsequent Mortgage Assets....................................................       Cover, 4
Subsidiary REMIC..............................................................             66
Super-Premium Certificates....................................................             68
Surety Bond...................................................................             11
Title V.......................................................................             57
Transferor....................................................................      Cover, 22
Trust Fund....................................................................      Cover, 13
Trustee.......................................................................              4
U.S. Person...................................................................     65, 79, 80
UCC...........................................................................             31
Underwriter Exemptions........................................................             82
VA............................................................................              5
VA Guaranty Policy............................................................             47
VA Insurance..................................................................             10
VA Loans......................................................................             16
Weighted Average Rate.........................................................             69

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    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY, NOR AN OFFER OF THE CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                             ---------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  ----
Reports to the Certificateholders...............   S-2
Incorporation of Certain Documents by
  Reference.....................................   S-2
Summary of Terms of the Certificates............   S-4
Special Considerations and Risk Factors.........  S-20
The Mortgage Loan Pool..........................  S-25
MLCC and Its Equity Access(R) Program...........  S-29
Allocations of Payments on the Mortgage Loans
  Between the Trust and the Prior Trusts........  S-34
Prepayment and Yield Considerations.............  S-34
Description of the Certificates.................  S-40
The Certificate Insurance Policy and the
  Certificate Insurer...........................  S-58
Certain Federal Income Tax Consequences.........  S-61
State Taxes.....................................  S-64
ERISA Considerations............................  S-64
Use of Proceeds.................................  S-66
Legal Investment Considerations.................  S-66
Underwriting....................................  S-66
Experts.........................................  S-67
Legal Matters...................................  S-67
Certificate Rating..............................  S-67
Index of Principal Terms........................  S-68
Annex I: Global Clearance, Settlement and Tax
  Documentation Procedures......................   I-1
Appendix A -- Audited Financial Statements of
  Certificate Insurer...........................   A-1
Appendix B -- Unaudited Financial Statements of
  Certificate Insurer...........................   B-1
                      PROSPECTUS
Prospectus Supplement...........................     2
Available Information...........................     3
Incorporation of Certain Information by
  Reference.....................................     3
Summary of Terms................................     4
The Trust Fund..................................    13
Use of Proceeds.................................    22
The Depositor...................................    22
Mortgage Loan Program...........................    23
Description of the Certificates.................    26
Credit Enhancement..............................    33
Yield and Prepayment Considerations.............    37
The Pooling and Servicing Agreement.............    39
Certain Legal Aspects of the Mortgage Loans.....    51
Certain Federal Income Tax Consequences.........    58
State Tax Considerations........................    80
ERISA Considerations............................    80
Legal Investment................................    83
Method of Distribution..........................    84
Legal Matters...................................    85
Financial Information...........................    85
Rating..........................................    85
Index to Defined Terms..........................    86

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                                  $276,159,000
                                 (APPROXIMATE)

                                      MLCC
                           MORTGAGE INVESTORS, INC.,
                                   TRANSFEROR
                         ML REVOLVING HOME EQUITY LOAN
                           ASSET BACKED CERTIFICATES,
                                 SERIES 1996-2

                                 MERRILL LYNCH
                              CREDIT CORPORATION,
                                    SERVICER
                            ------------------------

                             PROSPECTUS SUPPLEMENT
                            ------------------------

                              MERRILL LYNCH & CO.
                               NOVEMBER 13, 1996
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